PROSPECTUS SUPPLEMENT
(To Prospectus dated January 25, 2005)

                           $743,625,000 (APPROXIMATE)

                                [FIELDSTONE LOGO]

              FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2005-1
                             MORTGAGE BACKED NOTES
                       FIELDSTONE INVESTMENT CORPORATION
                                     Seller
                    STRUCTURED ASSET SECURITIES CORPORATION
                                   Depositor
                             WELLS FARGO BANK, N.A.
                                Master Servicer

                            ------------------------

                              The trust will issue and offer the following classes of notes:

                                     SIX CLASSES OF SENIOR NOTES

                                     TEN CLASSES OF SUBORDINATE NOTES

                                  The classes of notes offered by this
                              prospectus supplement are listed, together with their initial class principal amounts (or class notional amount) and interest rates on page S-iii of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-iii.

                                  The assets of the trust will primarily consist
                              of two pools of conventional, first lien, adjustable rate, fully amortizing, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

                                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                              NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON PAGE S-13
  OF THIS PROSPECTUS SUPPLEMENT.

      For a list of capitalized terms
  used in this prospectus supplement
  and the prospectus, see the glossary
  of defined terms beginning on
  page S-86 in this prospectus
  supplement and the index of defined
  terms on page 146 in the prospectus.

      The notes will represent
  interests in the trust only and will
  not represent interests in or
  obligations of any other entity.

      This prospectus supplement may be
  used to offer and sell the notes
  offered hereby only if accompanied by
  the prospectus.

    Lehman Brothers Inc., Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Friedman, Billings, Ramsey & Co., Inc., as underwriters, will purchase from Structured Asset Securities Corporation, as depositor, all of the notes offered by this prospectus supplement other than the Class A-IO and Class M10 Notes. The Class A-IO and Class M10 Notes will not be purchased by the underwriters. Proceeds to the depositor from the sale of the notes other than the Class A-IO and Class M10 Notes will be approximately 99.75% of their initial total class principal amount before deducting expenses. The underwriters will each offer the notes purchased by them from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

    On or about February 25, 2005, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg, and the Euroclear System.

LEHMAN BROTHERS
               CREDIT SUISSE FIRST BOSTON
                                MERRILL LYNCH & CO.
                                                   FRIEDMAN BILLINGS RAMSEY

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 14, 2005

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                   ----------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                   ----------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                             The Series 2005-1 Notes

                                   Class 1-A1      Class 1-A2      Class 2-A1      Class 2-A2      Class 2-A3     Class A-IO
                                 -------------   -------------   -------------   -------------   -------------   ------------
Initial Note Principal/
   Notional Amount(1):           $235,524,000    $58,881,000     $141,566,000    $149,423,000     $10,856,000    $339,661,000
Interest Rate:                     LIBOR plus      LIBOR plus      LIBOR plus      LIBOR plus      LIBOR plus
                                 0.250% (2)(3)   0.290% (2)(3)   0.120% (2)(3)   0.220% (2)(3)   0.350% (2)(3)   4.500% (4)
ERISA Eligible:                       Yes             Yes             Yes             Yes             Yes             Yes
First Principal Payment
   Date(6):                          3/2005          3/2005         3/2005          10/2006          4/2012           N/A
Weighted Avg. Life
   At Issuance:
   to 20% call (yrs.)(6)(7):          1.85            1.85           0.95             2.55            4.08            N/A
   to 10% call (yrs.)(6)(8):          2.02            2.02           0.95             2.75            5.67            N/A
   to maturity (yrs.)(6):             2.17            2.17           0.95             2.80            9.03            N/A
Principal Window:
   to 20% call (months)(6)(7):        1-49            1-49           1-20            20-49           49-49            N/A
   to 10% call (months)(6)(8):        1-68            1-68           1-20            20-68           68-68            N/A
   to maturity (months)(6):          1-147           1-147           1-20            20-86           86-146           N/A
Expected Maturity:
   to 20% call (6)(7):               3/2009          3/2009         10/2006          3/2009          3/2009           N/A
   to 10% call (6)(8):              10/2010         10/2010         10/2006         10/2010         10/2010           N/A
   to maturity (6):                  5/2017          5/2017         10/2006          4/2012          4/2017           N/A
Maturity Date(9):                    3/2035          3/2035          3/2035          3/2035          3/2035          2/2006
Interest Accrual
   Method(10):                     actual/360      actual/360     actual/360       actual/360      actual/360        30/360
Payment Delay:                       0 days          0 days          0 days          0 days          0 days         24 days
Anticipated Ratings                 Aaa/AAA         Aaa/AAA         Aaa/AAA         Aaa/AAA         Aaa/AAA         Aaa/AAA
   (Moody's/S&P/Fitch)(11):           /AAA            /AAA           /AAA             /AAA            /AAA            /AAA
CUSIP Number:                     31659T DK 8     31659T CW 3     31659T CX 1     31659T CY 9     31659T CZ 6     31659T DL 6

                                   Class M1         Class M2        Class M3        Class M4       Class M5         Class M6
                                 -------------   -------------   -------------   -------------   -------------   -------------
Initial Note Principal/
   Notional Amount(1):            $27,375,000     $25,125,000     $15,375,000     $13,500,000     $12,000,000     $12,000,000
Interest Rate:                     LIBOR plus      LIBOR plus      LIBOR plus     LIBOR plus      LIBOR plus      LIBOR plus
                                 0.460% (2)(5)   0.500% (2)(5)   0.540% (2)(5)   0.720% (2)(5)   0.750% (2)(5)   0.780% (2)(5)
ERISA Eligible:                       Yes             Yes             Yes             Yes            Yes              Yes
First Principal Payment
   Date(6):                         2/2009          10/2008          8/2008          7/2008         6/2008           5/2008
Weighted Avg. Life
   At Issuance:
   to 20% call (yrs.)(6)(7):          4.07             3.93           3.81            3.75           3.70             3.67
   to 10% call (yrs.)(6)(8):          4.59             4.37           4.25            4.19           4.14             4.11
   to maturity (yrs.)(6):             4.96             4.73           4.60            4.51           4.45             4.38
Principal Window:
   to 20% call (months)(6)(7):       48-49             44-49         42-49           41-49           40-49           39-49
   to 10% call (months)(6)(8):       48-68             44-68         42-68           41-68           40-68           39-68
   to maturity (months)(6):         48-124            44-118         42-112          41-108         40-103           39-99
Expected Maturity:
   to 20% call (6)(7):              3/2009           3/2009          3/2009          3/2009         3/2009           3/2009
   to 10% call (6)(8):              10/2010         10/2010         10/2010         10/2010         10/2010         10/2010
   to maturity (6):                 6/2015          12/2014          6/2014          2/2014         9/2013           5/2013
Maturity Date(9):                   3/2035           3/2035          3/2035          3/2035         3/2035           3/2035
Interest Accrual
   Method(10):                    actual/360       actual/360      actual/360      actual/360     actual/360       actual/360
Payment Delay:                      0 days           0 days          0 days          0 days         0 days           0 days
Anticipated Ratings                 Aa1/AA+        Aa2/AA/AA        Aa3/AA-         A1/A+/A+        A2/A/A          A3/A-/A-
   (Moody's/S&P/Fitch)(11):          /AA+                             /AA-
CUSIP Number:                     31659T DA 0     31659T DB 8     31659T DC 6     31659T DD 4     31659T DE 2     31659T DF 9

                                    Class M7        Class M8        Class M9       Class M10
                                 -------------   -------------   -------------   -------------
Initial Note Principal/
   Notional Amount(1):             $9,750,000      $9,750,000      $7,500,000     $15,000,000
Interest Rate:                     LIBOR plus      LIBOR plus      LIBOR plus      LIBOR plus
                                 1.250% (2)(5)   1.350% (2)(5)   2.000% (2)(5)   2.350% (2)(5)
ERISA Eligible:                       Yes             Yes             Yes             Yes
First Principal Payment
   Date(6):                          5/2008          4/2008         4/2008           3/2008
Weighted Avg. Life
   At Issuance:
   to 20% call (yrs.)(6)(7):          3.64            3.61            3.60            3.52
   to 10% call (yrs.)(6)(8):          4.08            4.05            4.04            3.76
   to maturity (yrs.)(6):             4.31            4.23            4.13            3.76
Principal Window:
   to 20% call (months)(6)(7):       39-49           38-49           38-49           37-49
   to 10% call (months)(6)(8):       39-68           38-68           38-68           37-68
   to maturity (months)(6):          39-93           38-86           38-79           37-70
Expected Maturity:
   to 20% call (6)(7):               3/2009          3/2009          3/2009          3/2009
   to 10% call (6)(8):              10/2010         10/2010         10/2010         10/2010
   to maturity (6):                 11/2012          4/2012         9/2011          12/2010
Maturity Date(9):                    3/2035          3/2035         3/2035           3/2035
Interest Accrual
    Method(10):                    actual/360      actual/360     actual/360       actual/360
Payment Delay:                       0 days          0 days         0 days           0 days
Anticipated Ratings                Baa1/BBB+        Baa2/BBB       Baa3/BBB-        NR/BBB-
   (Moody's/S&P/Fitch)(11):          /BBB+            /BBB           /BBB-            /NR
CUSIP Number:                     31659T DG 7     31659T DH 5     31659T DJ 1     31659T DM 4

----------
Other information:

(1) The initial note principal or notional amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.

(2) The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the net funds rate and (iii) the fixed rate cap of 12.25% annually. This interest rate is subject to adjustment and your interest rate may be lower. See "Description of the Notes--Payments--Payments of Interest."

(3) If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date, the margin on each of the class 1-A1, class 1-A2, class 2-A1, class 2-A2 and class 2-A3 notes will increase on the following payment date to 2 times its respective margin shown above.

(4) The class A-IO notes are interest only notes; they will not be entitled to payments of principal and will accrue interest on their component notional amounts, as described in this prospectus supplement under "Description of the Notes--Payments--Payments of Interest." Interest will not be payable on the class A-IO notes after the payment date in February 2006.

(5) If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date, the margin on each of the class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9 and class M10 notes will increase on the following payment date to 1.5 times its respective margin shown above.

(6) The information set forth above regarding first principal payment date, weighted average life at issuance, principal payment window and expected maturity is based on the modeling assumptions defined beginning on page S-98 and 100% of the prepayment assumption, which assumes a constant prepayment rate, or CPR, for the first month of 8% and an additional 2% each month thereafter until reaching 30% CPR in month 12 and remaining constant through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for months 28 and thereafter, in each period subject to a maximum CPR of 95%.

(7) Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is less than 20% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."

(8) Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."

(9) Assumes the payment date following the latest possible maturity date for any mortgage loan plus one month.

(10) The interest rate index reset date for the notes (other than the class A-IO notes) is two business days prior to the start of each interest accrual period.

(11) The designation "NR" means that a rating agency will not publicly rate the notes of that class.

Credit Enhancement:

Excess Interest
Overcollateralization
Subordination

Overcollateralization Requirements:

Initial Overcollateralization Amount: 0.85% of original principal balance of the mortgage loans
Targeted Overcollateralization Amount: 0.85% of original principal balance of the mortgage loans
Stepdown Overcollateralization Amount: 1.70% of current principal balance of the mortgage loans
Minimum Required Overcollateralization Amount: 0.50% of original principal balance of the mortgage loans
Earliest Possible Stepdown Date: March 2008

                               Tables of Contents
                              Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of Terms.............................................................S-1
Risk Factors................................................................S-13
Glossary....................................................................S-29
Description of the Notes....................................................S-29
General.....................................................................S-29
   Book-Entry Notes.........................................................S-29
   Payments on Mortgage Loans; Custodial Accounts; Collection Account.......S-33
   Payments.................................................................S-34
   Credit Enhancement.......................................................S-41
   Determination of LIBOR...................................................S-44
   Swap Agreement...........................................................S-45
   Reports to Noteholders...................................................S-48
   The Ownership Certificate................................................S-49
Description of the Mortgage Pool............................................S-49
   General..................................................................S-49
   The Index................................................................S-52
   The Mortgage Loans.......................................................S-53
The Seller and the Underwriting Guidelines..................................S-53
   The Seller...............................................................S-53
   The Fieldstone Underwriting Guidelines...................................S-54
The Master Servicer.........................................................S-61
The Servicer................................................................S-61
The Sub-Servicer............................................................S-61
    Chase Home Finance LLC..................................................S-62
Servicing of the Mortgage Loans.............................................S-64
   General..................................................................S-64
   Servicing Compensation and Payment of Expenses...........................S-64
   Adjustment to Servicing Fees in Connection with Certain Prepaid
      Mortgage Loans........................................................S-64
   Advances.................................................................S-65
   Collection of Taxes, Assessments and Similar Items.......................S-65
   Insurance Coverage.......................................................S-66
   Evidence as to Compliance................................................S-66
   Master Servicer Default; Servicer Default; Sub-Servicer Default..........S-66
   Pledge of Servicing Rights...............................................S-66
The Mortgage Loan Purchase Agreement and the Transfer and Servicing
   Agreement................................................................S-67
   General..................................................................S-67
   Assignment of Mortgage Loans.............................................S-67
   Administration...........................................................S-68
   Amendment................................................................S-68
   Voting Rights............................................................S-69
The Trust Agreement and the Indenture.......................................S-69
   General..................................................................S-69
   The Trust................................................................S-69
   The Owner Trustee........................................................S-70
   The Indenture Trustee....................................................S-70
   Certain Matters under the Agreements.....................................S-70
   Amendment................................................................S-72
Yield, Prepayment and Maturity Considerations...............................S-72
   General..................................................................S-72
   Prepayments and Yields for Notes.........................................S-73
   Additional Information...................................................S-77
Material Federal Income Tax Considerations..................................S-77
   Tax Classification of the Trust and of the Notes.........................S-77
   Tax Consequences to Holders of the Notes.................................S-78
   State and Local Income Tax Considerations................................S-82
ERISA Considerations........................................................S-82
   General..................................................................S-82
   Purchases of the Notes...................................................S-82
Legal Investment Considerations.............................................S-83
Use of Proceeds.............................................................S-83
Underwriting................................................................S-84
Legal Matters...............................................................S-85
Ratings.....................................................................S-85
Glossary of Defined Terms...................................................S-86
Annex A....................................................................S-A-1
Annex B....................................................................S-B-1
Annex C-1................................................................S-C-1-1
Annex C-2................................................................S-C-2-1

                                   Prospectus

                                                                            Page
                                                                            ----
Description of the Securities..................................................2
   General.....................................................................2
   Distributions on the Securities.............................................2
   Optional Termination........................................................4
   Optional Purchase of Securities.............................................5
   Other Purchases.............................................................6
   Book-Entry Registration.....................................................8
Yield, Prepayment and Maturity Considerations.................................13
   Payment Delays.............................................................13
   Principal Prepayments......................................................14
   Timing of Reduction of Principal Amount....................................14
   Interest or Principal Weighted Securities..................................14
   Final Scheduled Distribution Date..........................................14
   Prepayments and Weighted Average Life......................................15
   Other Factors Affecting Weighted Average Life..............................16
The Trust Funds...............................................................18
   General....................................................................18
   Ginnie Mae Certificates....................................................19
   Fannie Mae Certificates....................................................22
   Freddie Mac Certificates...................................................24
   Private Mortgage-Backed Securities.........................................26
   The Mortgage Loans.........................................................28
   The Manufactured Home Loans................................................35
   Multifamily and Mixed Use Mortgage Loans...................................36
   Pre Funding Arrangements...................................................39
   Collection Account and Distribution Account................................39
   Other Funds or Accounts....................................................40
Loan Underwriting Procedures and Standards....................................40
   Underwriting Standards.....................................................40
   Loss Experience............................................................42
   Representations and Warranties.............................................43
   Substitution of Primary Assets.............................................45
Servicing of Loans............................................................45
   General....................................................................45
   Collection Procedures; Escrow Accounts.....................................46
   Deposits to and Withdrawals from the Collection Account....................46
   Servicing Accounts.........................................................48
   Buy-Down Loans, GPM Loans and Other Subsidized Loans.......................48
   Advances and Other Payments and Limitations Thereon........................50
   Maintenance of Insurance Policies and Other Servicing Procedures...........51
   Presentation of Claims; Realization Upon Defaulted Loans...................54
   Enforcement of Due-On-Sale Clauses.........................................55
   Certain Rights Related to Foreclosure......................................55
   Servicing Compensation and Payment of Expenses.............................55
   Evidence as to Compliance..................................................56
   Certain Matters Regarding the Master Servicer..............................57
   Certain Risks..............................................................58
Credit Support................................................................58
   General....................................................................58
   Subordinate Securities; Subordination Reserve Fund.........................59
   Cross-Support Features.....................................................60
   Insurance..................................................................60
   Letter of Credit...........................................................61
   Financial Guaranty Insurance Policy........................................61
   Reserve Funds..............................................................61
Description of Mortgage and Other Insurance...................................62
   Mortgage Insurance on the Loans............................................62
   Hazard Insurance on the Loans..............................................69
   Bankruptcy Bond............................................................71
   Repurchase Bond............................................................71
The Agreements................................................................71
   Issuance of Securities.....................................................71
   Assignment of Primary Assets...............................................72
   Repurchase and Substitution of Non-Conforming Loans........................75
   Reports to Securityholders.................................................76
   Investment of Funds........................................................77
   Event of Default; Rights Upon Event of Default.............................78
   The Trustee................................................................81
   Duties of the Trustee......................................................81
   Resignation of Trustee.....................................................81
   Distribution Account.......................................................82
   Expense Reserve Fund.......................................................82
   Amendment of Agreement.....................................................82
   Voting Rights..............................................................83
   REMIC Administrator........................................................83

                                                                            Page
                                                                            ----
   Administration Agreement...................................................83
   Periodic Reports...........................................................84
   Termination................................................................84
Legal Aspects of Loans........................................................85
   Mortgages..................................................................85
   Junior Mortgages; Rights of Senior Mortgages...............................86
   Cooperative Loans..........................................................87
   Foreclosure on Mortgages...................................................89
   Realizing Upon Cooperative Loan Security...................................90
   Rights of Redemption.......................................................92
   Anti-Deficiency Legislation and Other Limitations on Lenders...............92
   Servicemembers Civil Relief Act............................................94
   Environmental Considerations...............................................95
   Due-on-Sale Clauses in Mortgage Loans......................................97
   Enforceability of Prepayment Changes, Late Payment Fees and Debt
      Acceleration Clauses....................................................97
   Equitable Limitations on Remedies..........................................98
   Applicability of Usury Laws................................................98
   Multifamily and Mixed Use Loans............................................99
   Leases and Rents..........................................................100
   Default Interest and Limitations on Payment...............................100
   Secondary Financing; Due-on-Encumbrance Provisions........................100
   Certain Laws and Regulations..............................................101
   Americans with Disabilities Act...........................................101
   Personal Property.........................................................101
   Adjustable Interest Rate Loans............................................102
   Manufactured Home Loans...................................................102
   Material Federal Income Tax Considerations................................105
   Types of Securities.......................................................106
   Taxation of Securities Treated as Debt Instruments........................109
   Exchangeable Securities...................................................116
   REMIC Residual Certificates...............................................118
   Grantor Trust Certificates................................................126
   Partner Certificates......................................................129
   Special Tax Attributes....................................................131
   Backup Withholding........................................................133
   Reportable Transactions...................................................133
State and Local Tax Considerations...........................................134
ERISA Considerations.........................................................134
   General...................................................................134
   The Underwriter Exemption.................................................135
   Additional Considerations for Securities which are Notes..................140
   Additional Fiduciary Considerations.......................................140
Legal Investment Considerations..............................................141
Legal Matters................................................................142
The Depositor................................................................142
Use of Proceeds..............................................................142
Plan of Distribution.........................................................143
Additional Information.......................................................144
Incorporation of Certain Documents by Reference..............................144
Reports to Securityholders...................................................145
Index of Defined Terms.......................................................146

                       [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                                Summary of Terms

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

o Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of February 1, 2005, unless we specify otherwise. We explain in this prospectus supplement in the glossary of defined terms how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Issuer

     Fieldstone Mortgage Investment Trust, Series 2005-1, a Delaware statutory trust.

Depositor

     Structured Asset Securities Corporation, a Delaware special purpose corporation whose address is 745 7th Avenue, New York, New York 10019 and whose telephone number is (212) 526-7000.

Seller and Sponsor

     Fieldstone Investment Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. See "The Seller and the Underwriting Guidelines--The Seller."

Master Servicer

     Wells Fargo Bank, N.A., a national banking association, whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is
(410) 884-2000. See "The Master Servicer."

Servicer

     Fieldstone Servicing Corp., a Maryland corporation, whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. See "The Servicer."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sub-Servicer

     Chase Home Finance LLC, a Delaware limited liability company, whose address is 194 Wood Avenue South, Iselin, New Jersey 08830 and whose telephone number is
(732) 452-8000. See "The Sub-Servicer."

Indenture Trustee

     HSBC Bank USA, National Association, whose address is 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, and whose telephone number is
(212) 525-1501. See "The Trust Agreement and the Indenture--The Indenture Trustee."

Owner Trustee

     U.S. Bank Trust National Association, whose address is 300 Delaware Avenue, Suite 813, Wilmington, Delaware, 19801, Attention: Corporate Trust. See "The Trust Agreement and the Indenture--The Owner Trustee."

Trust Administrator

     Wells Fargo Bank, N.A., whose "corporate trust office" for purposes of transfers and exchanges and for presentment and surrender of the notes for final payment is 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479, and whose address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement."

Swap Counterparty

     Bank of America, N.A., a national banking association, whose address is Bank of America Plaza, 233 South Wacker Drive, Suite 2800, Chicago, Illinois 60606 and whose telephone number is (312) 234-2732. See "Description of the Notes--The Swap Agreement--The Swap Counterparty."

Cut-off Date

     The cut-off date will be February 1, 2005.

Closing Date

     The closing date will be on or about February 25, 2005.

Payment Date

     The 25th day of each month, beginning in March 2005. If the 25th day is not a business day, then the payment date will be the next business day.

The Trust

     The name of the trust is Fieldstone Mortgage Investment Trust, Series 2005-1. The notes represent obligations of the trust and will be secured by collateral consisting on the closing date of (1) a mortgage pool consisting of two groups of conventional, first lien, adjustable rate, fully amortizing residential mortgage loans having a total principal balance as of February 1, 2005 of approximately $749,999,396, referred to in this prospectus supplement as the mortgage loans and (2) an initial deposit of approximately $604 which will be deposited by the seller on the closing date in the collection account maintained by the trust administrator.

The Series 2005-1 Notes

     The notes will have the original note principal amount or original note notional amount, as applicable, interest rate and other features set forth in the table on page S-iii. The trust will issue the notes under an indenture dated as of February 1, 2005, between the issuer, trust administrator and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the sub-servicer, the trust administrator, the indenture trustee and the owner trustee, to make certain payments to the swap counterparty and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
extent described under "Description of the Notes--Payments." Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the servicer, the sub-servicer, the trust administrator, the owner trustee, the indenture trustee and the swap counterparty will be paid to the holder of the ownership certificate that are not offered by this prospectus supplement. See "Description of the Notes--Payments."

Relationship Between Loan Groups and the Notes

     The class 1-A1 and class 1-A2 notes generally relate to the mortgage loans in group 1 and the class 2-A1, class 2-A2 and class 2-A3 notes generally relate to the mortgage loans in group 2. The class A-IO, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9 and class M10 notes generally relate to the mortgage loans in group 1 and group 2. The notes generally receive payments based on interest, principal and other amounts collected from the mortgage loans in the related group or groups.

Interest Payments

     Interest will accrue on each class of notes at the interest rate for that class. Interest will accrue on each class of notes other than the class A-IO notes from the prior payment date (or the closing date, in the case of the first payment date) to the day prior to the current payment date. Interest will accrue on the class A-IO notes during the calendar month prior to the month of the current payment date. No interest will accrue on the class A-IO notes after the accrual period relating to the payment date in February 2006.

     The interest rate on the class 1-A1 and class 1-A2 notes will be the least of (i) one-month LIBOR plus the applicable margin as described in the table on page S-iii, (ii) the net funds rate and (iii) the fixed rate cap of 12.25% annually.

     The interest rate on the class 2-A1, class 2-A2 and class 2-A3 notes will be the least of (i) one-month LIBOR plus the applicable margin as described in the table on page S-iii, (ii) the net funds rate and (iii) the fixed rate cap of 12.25% annually.

     The interest rate on the class A-IO notes will be 4.500% for each payment date through the payment date in February 2006 and zero thereafter.

     The interest rates on the class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9 and class M10 notes will be the least of
(i) one-month LIBOR plus the applicable margin as described in the table on page S-iii, (ii) the net funds rate and (iii) the fixed rate cap of 12.25% annually.

     The net funds rate is a limitation generally based on the amount of interest collections received from the mortgage loans during the applicable collection period, plus any net swap payments received from the swap counterparty, net of certain fees and expenses of the trust fund and any net swap payments to the swap counterparty.

     To the extent that interest payable on a note is limited on any payment date by application of the net funds rate on any payment date, the amount of interest that would have been payable in absence of such limitation will be payable, to the extent of funds available, on future payment dates as described in this prospectus supplement.

     Any interest shortfall due to the fixed rate cap will not be reimbursed.

     See "Risk Factors--The Interest Rate on the Notes May Be Capped Depending on Fluctuations in One-Month LIBOR and Six-Month LIBOR" and for a complete description of the net funds rate, the fixed rate cap and the priority of payment of interest, see "Description of the Notes--Payments--Payments of Interest."

Principal Payments

     Principal payments on the notes (other than the class A-IO notes) will generally reflect principal collections on the mortgage loans in the trust. Principal payments on the notes will

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
also include a portion of interest collections on the mortgage loans to the extent necessary to restore overcollateralization to the required level, as described below.

     The class A-IO notes are interest-only notes and will not be entitled to payments of principal. See "Description of the Notes--Payments--Payments of Principal."

Denominations

     The trust will issue the class 1-A1, class 1-A2, class 2-A1, class 2-A2 and class 2-A3 notes in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. The trust will issue the class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9 and class M10 notes in minimum denominations of $100,000 in original principal amount and integral multiples of $1,000 in excess of $100,000. The trust will issue the class A-IO notes in minimum denominations of $100,000 in original notional amount and integral multiples of $1 in excess of $100,000.

Book-Entry Registration

     The trust will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking Luxembourg or the Euroclear System in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

     See "Description of the Notes--Book-Entry Notes" in this prospectus supplement and "Description of the Securities--Book-Entry Registration" in the prospectus.

Credit Enhancement

     Credit enhancement is intended to reduce the harm caused to holders of the notes as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the notes will consist of excess interest, overcollateralization, subordination and the limited cross-collateralization features described in this prospectus supplement.

Excess Interest and Overcollateralization

     The overcollateralization amount is the excess of the aggregate loan balance of the mortgage loans, if any, over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $6,375,000, or 0.85% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on the most senior classes of notes then outstanding until the overcollateralization target is restored, again resulting in an acceleration of amortization of the notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. See "Description of the Notes--Credit Enhancement--Overcollateralization."

Subordination

     The rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of notes to receive payments. See "Description of the Notes--Payments."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on the more senior classes of notes and, if necessary, by the right of the more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

     The chart below summarizes the relative seniority of the various classes of notes and indicates the initial level of credit support provided to the various classes of notes.

Class(es)                         Initial Credit Support
-------------------------------   ----------------------
1-A1, 1-A2, 2-A1, 2-A2 and 2-A3           20.50%
M1                                        16.85%
M2                                        13.50%
M3                                        11.45%
M4                                        9.65%
M5                                        8.05%
M6                                        6.45%
M7                                        5.15%
M8                                        3.85%
M9                                        2.85%
M10                                       0.85%

Limited Cross-Collateralization

     Under certain limited circumstances, principal payments on the mortgage loans in one group may be paid as principal to holders of the class A notes corresponding to the other group. If the class A notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired class A notes will be paid to the remaining class A notes of the other group, if any, before being paid to the class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9 and class M10 notes. See "Description of the Notes--Payments."

Swap Agreement

     The trust will have the benefit of a swap agreement which will be entered into on or before the closing date. The swap agreement is primarily intended to
(i) protect against interest rate risk from upward movements in one-month LIBOR and (ii) diminish the basis risk associated with the hybrid adjustable-rate mortgage loans in the mortgage pool. If the trust receives net payments under the swap agreement, the amounts received by the trust will first be applied to pay interest on the notes in the order and priority described under "Description of the Notes--Payments--Payments of Interest," but only to the extent that interest accrued for a class of notes exceeds the amount of current interest paid on such notes out of available interest funds for that payment date, and thereafter shall be applied to pay any basis risk shortfalls and deferred interest (to the extent not covered by monthly excess cashflow) on the notes for that payment date.

     In certain circumstances, the trust will also be required to make payments to the swap counterparty. See "Description of the Notes--Swap Agreement."

Optional Termination

     Subject to restrictions described in this prospectus supplement, on any payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is less than 20% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date, the servicer will have the option, pursuant to the indenture, to purchase the mortgage loans and the other assets of the trust. If the servicer has not purchased the mortgage loans on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is less than 10% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date, the margins on the notes (other than the class A-IO notes) will be increased on the following payment date as set forth on page S-iii. See "The Trust Agreement and the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Indenture--Certain Matters Under the Agreements--Redemption."

Legal Investment Considerations

     The class 1-A1, class 1-A2, class 2-A1, class 2-A2, class 2-A3, class A-IO, class M1, class M2 and class M3 notes will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class M4, class M5, class M6, class M7, class M8, class M9 and class M10 notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no other representation as to the appropriate characterization of the notes under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these notes. See "Risk Factors--Some Notes Lack SMMEA Eligibility and May Lack Liquidity, Which May Limit Your Ability to Sell" and "Legal Investment Considerations" in this Prospectus Supplement and the Prospectus.

Federal Income Tax Considerations

     For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

     The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust" or by a "qualified REIT subsidiary." The seller represents that it qualifies as a "real estate investment trust" and that it will own the ownership certificate directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

     See "Risk Factors--Trust Could Become a Taxable Entity" in this prospectus supplement and "Material Federal Income Tax Considerations" in this prospectus supplement and the prospectus for additional information concerning the application of federal income tax laws to the note.

ERISA Considerations

     Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of the notes. See "ERISA Considerations" in this prospectus supplement and the prospectus.

Ratings

     The notes are required to receive the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-iii of this prospectus supplement.

     A note rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the notes address the likelihood of the receipt by holders of the notes of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any basis risk shortfall (as described in this prospectus supplement) will be paid. See "Ratings."

The Mortgage Loans

     We will divide the mortgage loans into two separate groups referred to as group 1 and group 2. Group 1 will consist of first lien adjustable rate mortgage loans that had a principal balance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
at origination of no more than $359,650 if a single-unit property (or $539,475 if the property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the property is located in Hawaii or Alaska). Group 2 will consist of first lien adjustable rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

     The following tables summarize approximate characteristics of the pool of mortgage loans. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate loan balance of the mortgage loans in the trust as of February 1, 2005, which we refer to as the cut-off date. The sum of the percentages may not equal 100.00% due to rounding. For additional information on the mortgage loans, see "The Mortgage Pool--Mortgage Loans."

--------------------------------------------------------------------------------

                                The Mortgage Pool
                    Approximate Mortgage Loan Characteristics

Number of mortgage loans ........................................          3,590
Aggregate loan balance of mortgage loans ........................   $749,999,396

                                                        Average or
                                                         Weighted
                                                          Average           Range
                                                        ----------   -------------------
Outstanding principal balance (1) ...................    $208,913    $33,813 to $712,500
Original principal balance (1) ......................    $208,980    $34,000 to $712,500
Current mortgage rates (2) ..........................       6.958%    4.990% to 10.250%
Gross margin (2) ....................................       5.777%     2.750% to 6.250%
Maximum mortgage rates (2) ..........................      12.953%    6.000% to 16.250%
Minimum mortgage rates (2) ..........................       6.964%    4.990% to 10.250%
Initial rate cap (2) ................................       2.985%     1.000% to 3.000%
Periodic rate cap (2) ...............................       1.000%     1.000% to 1.000%
Original loan-to-value ratio (2) ....................       81.30%    20.050% to 95.000%
Credit score (2) ....................................         650         500 to 813
Original term to maturity (in months) (2) ...........         360         360 to 360
Stated remaining term to maturity (in months) (2) ...         358         348 to 359
Seasoning (in months) (2) ...........................           2           1 to 12
Months to roll (2) ..................................          23           3 to 35
Number of mortgage loans with prepayment penalties
   at origination ...................................                             2,924
Aggregate loan balance of mortgage loans with
   prepayment penalties at origination ..............                      $626,510,248
Percentage of mortgage loans with prepayment
   penalties at origination .........................                            83.535%
Weighted average prepayment penalty term at
   origination for mortgage loans with prepayment
   penalties (in months) ............................                                25

----------
(1)  Indicates average.

(2)  Indicates weighted average.

                      Product Types for the Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY PIE CHART IN THE PRINTED MATERIAL.]

2/28 LIBOR IO ARM      60.42%
2/28 LIBOR ARM         27.32%
6 Month Libor IO ARM    0.74%
3/27 LIBOR IO ARM       7.03%
3/27 LIBOR ARM          4.49%


                      Mortgage Rates for the Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY BAR CHART IN THE PRINTED MATERIAL.]

6.000% or less       12.99%
6.001% to 6.500%     22.54%
6.501% to 7.000%     26.61%
7.001% to 7.500%     15.81%
7.501% to 8.000%     13.16%
8.001% to 8.500%      4.16%
8.501% to 9.000%      3.23%
9.001% to 9.500%      0.91%
9.501% to 10.000%     0.56%
10.001% to 10.500%    0.04%

              Outstanding Principal Balances for the Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY BAR CHART IN THE PRINTED MATERIAL.]

$50,000 or less         0.11%
$50,000 to $100,000     6.35%
$100,000 to $150,000   11.89%
$150,000 to $200,000   14.02%
$200,000 to $250,000   14.21%
$250,000 to $300,000   13.37%
$300,000 to $350,000   12.73%
$350,000 to $400,000   12.03%
$400,000 to $450,000    6.58%
$450,000 to $500,000    5.09%
$500,000 to $550,000    1.18%
$550,000 to $600,000    1.76%
$600,000 to $650,000    0.50%
$650,000 to $700,000    0.09%
$700,000 to $750,000    0.10%

                   Credit Grade Summary for the Mortgage Loans

   [THE FOLLOWING TABLE WAS REPRESENTED BY PIE CHART IN THE PRINTED MATERIAL.]

A   85.86%
A-   3.66%
A+   4.72%
B    1.93%
B+   2.56%
C    1.06%
D    0.22%

              Original Loan-to-Value Ratios for the Mortgage Loans

   [THE FOLLOWING TABLE WAS REPRESENTED BY BAR CHART IN THE PRINTED MATERIAL.]

50.00% or less      0.57%
50.01% to 55.00%    0.33%
55.01% to 60.00%    0.96%
60.00% to 65.00%    0.87%
65.00% to 70.00%    3.69%
70.01% to 75.00%    2.70%
75.01% to 80.00%   58.93%
80.01% to 85.00%   11.59%
85.01% to 90.00%   18.86%
90.01% to 95.00%    1.50%

                   Credit Score Summary for the Mortgage Loans

   [THE FOLLOWING TABLE WAS REPRESENTED BY BAR CHART IN THE PRINTED MATERIAL.]

500 or less    0.02%
501 to 525     2.20%
526 to 550     3.83%
551 to 575     7.19%
576 to 600     7.41%
601 to 625    11.09%
626 to 650    15.16%
651 to 675    16.09%
676 to 700    17.93%
701 to 725     9.47%
726 to 750     5.49%
751 to 775     3.04%
776 to 800     1.02%
801 or more    0.06%

             Original Prepayment Penalty Term for the Mortgage Loans

   [THE FOLLOWING TABLE WAS REPRESENTED BY BAR CHART IN THE PRINTED MATERIAL.]

None        16.47%
6 Months     0.97%
12 Months    1.28%
18 Months    0.08%
24 Months   65.23%
30 Months    8.73%
36 Months    7.24%

                                  Risk Factors

     References herein to percentages of mortgage loans refer in each case to the percentage of the aggregate loan balance of all of the mortgage loans in the mortgage pool (or, if so specified, in a particular group) as of the cut-off date, based on the scheduled principal balances of such mortgage loans as of the cut-off date, after giving effect to scheduled payments due on or prior to the cut-off date, whether or not received.

Prepayments of the Mortgage
   Loans Will Affect the Yield
   to Maturity of the Notes...   The yield to maturity and weighted average life
                                 of the notes will be affected primarily by the
                                 rate and timing of principal payments
                                 (including prepayments, liquidations,
                                 repurchases and defaults) of, and losses on,
                                 the mortgage loans. Prepayment experience may
                                 be affected by many factors, including general
                                 economic conditions, interest rates and the
                                 availability of alternative financing,
                                 homeowner mobility and the solicitation of
                                 mortgagors to refinance their mortgage loans.
                                 In addition, substantially all of the mortgage
                                 loans contain due-on-sale provisions. The
                                 servicer or sub-servicer intends to enforce
                                 these provisions unless enforcement is not
                                 permitted by applicable law or, the servicer or
                                 sub-servicer, as applicable, in a manner
                                 consistent with accepted servicing practices,
                                 permits the purchaser of the related mortgaged
                                 property to assume the mortgage loan.

                                 To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement and "Legal Aspects of Loans--Due-on-Sale
                                 Clauses in Mortgage Loans" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

                                 The yield on the notes (other than the class
                                 A-IO notes) will also be sensitive to the level
                                 of one-month LIBOR and the level of the related
                                 mortgage index. In addition, the yield to
                                 maturity of any notes that you purchase at a
                                 discount or premium will be more sensitive to
                                 the rate and timing of payments thereon. You
                                 should consider, in the case of any notes that
                                 you purchase at a discount, the risk that a
                                 slower than anticipated rate of principal
                                 payments could result in an actual yield that
                                 is lower than the anticipated yield and, in the
                                 case of any notes that you purchase at a
                                 premium, the risk that a faster than
                                 anticipated rate of principal payments could
                                 result in an actual yield that is lower than
                                 the anticipated yield. Because approximately
                                 83.53% of the mortgage loans contain prepayment
                                 penalties, the rate of principal prepayments
                                 during the term of such prepayment penalties
                                 may be less than the rate of principal
                                 prepayments for mortgage loans that do not
                                 contain prepayment penalties; however,
                                 principal prepayments of the mortgage loans
                                 could be
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                                 expected to increase, perhaps materially, at or
                                 near the time of the expiration of such
                                 prepayment penalties. We cannot make any
                                 representation as to the anticipated rate of
                                 prepayments on the mortgage loans, the amount
                                 and timing of losses on the mortgage loans, the
                                 level of one-month LIBOR or the related
                                 mortgage index or the resulting yield to
                                 maturity of any notes. Any reinvestment risks
                                 resulting from a faster or slower incidence of
                                 prepayments on the mortgage loans will be borne
                                 entirely by the noteholders as described in
                                 this prospectus supplement. See "Yield,
                                 Prepayment and Maturity Considerations" in this
                                 prospectus supplement and the prospectus.

                                 Holders of the class 1-A1 and class 1-A2 notes should be aware that if losses on the mortgage loans exceed specified levels as described in this prospectus supplement, principal payments otherwise allocable to the class 1-A2 notes will be paid to the class 1-A1 notes, until its class principal amount is paid in full. See
                                 "Description of the Notes--Payments--Payments of Principal" in this prospectus supplement.

The Overcollateralization
   Provisions of Your Notes
   Will Affect the Yield to
   Maturity of the Notes......   The overcollateralization provisions of the
                                 trust will affect the weighted average life of
                                 the notes and consequently the yield to
                                 maturity of these notes. In order to maintain
                                 the required level of overcollateralization,
                                 monthly excess cashflow may be applied as
                                 payments of principal to the most senior class
                                 of notes then outstanding. This application of
                                 monthly excess cashflow will occur if the
                                 overcollateralization level is reduced below
                                 the required level due to losses on the
                                 mortgage loans, and it would have the effect of
                                 reducing the weighted average lives of the
                                 notes. The actual required amount of
                                 overcollateralization may change from payment
                                 date to payment date, producing uneven levels
                                 of accelerated payments in respect of principal
                                 under these circumstances. We cannot predict
                                 whether, or to what degree, it will be
                                 necessary to apply monthly excess cashflow as
                                 payments of principal in order to maintain the
                                 required amount of overcollateralization.

                                 Monthly excess cashflow generally is the excess
                                 of interest collected or advanced on the
                                 mortgage loans over the interest required to
                                 pay interest on the notes and the trust
                                 expenses. Mortgage loans with higher interest
                                 rates will contribute more interest to the
                                 monthly excess cashflow. Mortgage loans with
                                 higher interest rates may prepay faster than
                                 mortgage loans with relatively lower interest
                                 rates in response to a given change in market
                                 interest rates. Any disproportionate
                                 prepayments of mortgage loans that have higher
                                 interest rates may adversely affect the amount
                                 of monthly excess cashflow.
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                                 As a result of the interaction of these
                                 factors, the effect of the
                                 overcollateralization provisions on the
                                 weighted average life of the notes may vary
                                 significantly over time. See "Yield, Prepayment
                                 and Maturity Considerations" in this prospectus
                                 supplement and the prospectus.

Mortgage Loans Originated
   Under the Underwriting
   Guidelines Described in
   this Prospectus Supplement
   Carry a Risk of Higher
   Delinquencies .............   The underwriting guidelines used in connection
                                 with the origination of the mortgage loans in
                                 the trust consider the credit quality of a
                                 mortgagor and the value of the mortgaged
                                 property. The mortgagors generally do not
                                 qualify for loans conforming to Fannie Mae or
                                 Freddie Mac guidelines.

                                 As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie
                                 Mac conforming guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the Trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage Loans Originated
   Pursuant to Stated Income
   Documentation Programs May
   Have a Greater Risk of
   Default ...................   Approximately 48.25% of the mortgage loans in
                                 the mortgage pool, and approximately 50.37% and
                                 46.18% of the group 1 and group 2 mortgage
                                 loans, respectively, were originated pursuant
                                 to stated income documentation programs. Unlike
                                 full documentation programs, a borrower's
                                 income is not subject to verification under
                                 stated income programs. Therefore, stated
                                 income documentation mortgage loans may involve
                                 a greater risk of default than full
                                 documentation mortgage loans with income
                                 verification.

Hybrid Adjustable-Rate
   Mortgage Loans May
   Experience Faster
   Prepayments Than Fixed Rate
   Mortgage Loans.............   All of the mortgage loans are adjustable rate
                                 mortgage loans, substantially all of which have
                                 a fixed interest rate for the first two or
                                 three years after origination, which then
                                 convert to an adjustable interest rate. This
                                 type of adjustable-rate mortgage loan is
                                 commonly referred to as a hybrid mortgage loan.
                                 The prepayment experience on hybrid mortgage
                                 loans may differ
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                                 from the prepayment experience on fixed-rate
                                 mortgage loans due to provisions which provide
                                 for conversion to an adjustable mortgage
                                 interest rate, periodic coupon reset caps and a
                                 maximum mortgage interest rate. In particular,
                                 hybrid mortgage loans may be subject to higher
                                 prepayment rates as they approach the date they
                                 are scheduled to start accruing interest at an
                                 adjustable rate. As a hybrid mortgage loan
                                 approaches its initial adjustment date, the
                                 borrower may become more likely to refinance
                                 that loan to avoid an increase in the loan
                                 rate, even if prevailing fixed-rate mortgage
                                 loans are only available at rates that are
                                 slightly lower or higher than the mortgage
                                 interest rate before adjustment.

The Interest Rate on the
   Notes May be Capped
   Depending on Fluctuations
   in One-Month LIBOR and
   Six-Month LIBOR ...........   The interest rates on the notes (other than the
                                 class A-IO notes) are calculated based upon the
                                 value of an index (one-month LIBOR) which is
                                 different from the value of the index
                                 applicable to the mortgage loans (six-month
                                 LIBOR) in the mortgage pool as described under
                                 "The Mortgage Pool--General." As a result, the
                                 interest rates on the notes (other than the
                                 class A-IO notes) are subject to a net funds
                                 rate and a fixed rate cap.

                                 The net funds rate limits the interest rate on
                                 the notes (other than the class A-IO notes) to
                                 a per annum rate determined on each payment
                                 date generally equal to the quotient of (a) the
                                 excess of (i) the amount of all interest
                                 received from the mortgage loans for that
                                 payment date less trust expenses (including any
                                 net swap payments to the swap counterparty),
                                 plus any net swap receipts received from the
                                 swap counterparty, over (ii) until the February
                                 2006 payment date only, current interest on the
                                 class A-IO notes for that payment date, divided
                                 by (b) the product of (i) the sum of the class
                                 principal amount of each class of notes (other
                                 than the class A-IO notes) before taking into
                                 account any payments of principal on that
                                 payment date and (ii) a fraction, the numerator
                                 which is the actual number of days in the
                                 related interest accrual period and denominator
                                 of which is 360. Any shortfalls arising from
                                 the application of the net funds rate will be
                                 carried over as described herein with accrued
                                 interest at the then-applicable interest rate
                                 (computed without regard to the net funds rate)
                                 and, if available, paid from excess cash flow
                                 in a later payment. Various factors may cause
                                 the net funds rate described above to limit the
                                 interest rate on the notes. First, this can
                                 result if one-month LIBOR increases more
                                 rapidly than six-month LIBOR. In addition, the
                                 interest rates on the notes adjust monthly,
                                 while the interest rates on the mortgage loans
                                 adjust less frequently, with the result that
                                 the operation of the net funds rate described
                                 above may cause the interest rates on these
                                 notes to be reduced
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                                 for extended periods in a rising interest rate
                                 environment. The mortgage loans are also
                                 subject to periodic (i.e., semi-annual)
                                 adjustment caps and maximum rate caps, and the
                                 weighted average margin is subject to change
                                 based upon prepayment experience, which also
                                 may result in the net funds rate described
                                 above limiting increases in the interest rates
                                 for these notes. Consequently, the interest
                                 paid on the mortgage loans (net of the sum of
                                 the servicing fee, the master servicing fee,
                                 the owner trustee fee, certain net swap
                                 payments and certain other expenses) with
                                 respect to any payment date may not equal the
                                 amount of interest that would accrue at
                                 one-month LIBOR plus the applicable margin on
                                 those notes during the related period.
                                 Furthermore, if the net funds rate described
                                 above determines the interest rate for a class
                                 of notes for a payment date, the market value
                                 of those notes may be temporarily or
                                 permanently reduced.

                                 The interest rates on the class 1-A1, class
                                 1-A2, class 2-A1, class 2-A2, class 2-A3, class
                                 M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9 and class M10 notes are also subject to a fixed rate cap. The fixed rate cap limits the interest rate on those notes to a per annum rate of 12.25%. If the interest rate for a class of notes for a payment date is limited to the fixed rate cap, the market value of those notes may be temporarily or permanently reduced.

Risks Related to the Swap
   Agreement .................   Any net swap receipts received under the swap
                                 agreement will be applied as described in this
                                 prospectus supplement to pay interest
                                 shortfalls. However, no net swap receipts will
                                 be payable by the swap counterparty unless the
                                 swap floating rate amount owed by the swap
                                 counterparty on a payment date exceeds the swap
                                 fixed rate amount owed to the swap
                                 counterparty. This will not occur except in
                                 periods when one-month LIBOR exceeds 3.534% per
                                 annum. We cannot assure you that any amounts
                                 will be received under the swap agreement, or
                                 that any such amounts that are received will be
                                 sufficient to cover interest shortfalls on the
                                 notes.

                                 In addition, any net swap payment payable to
                                 the swap counterparty under the terms of the
                                 swap agreement will reduce amounts available
                                 for payment to the noteholders, and may reduce
                                 payments of interest on the notes. If the rate
                                 of prepayments on the mortgage loans is faster
                                 than anticipated, the swap notional balance on
                                 which payments due under the swap agreement are
                                 calculated may exceed the total principal
                                 balance of the mortgage loans, thereby
                                 increasing the relative proportion of interest
                                 collections on the mortgage loans that must be
                                 applied to make swap payments to the swap
                                 counterparty. Therefore, the combination of a
                                 rapid rate of
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                                 prepayment and low prevailing interest rates
                                 could adversely affect the yields on the notes.

                                 In the event that the trust, after application of all interest received on the mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination amount will be owed to the swap counterparty.
                                 Any swap termination amount payable to the swap counterparty in the event of early termination of the swap agreement will reduce amounts available for payment to noteholders.

                                 See "Description of the Notes--Payments" and "--Swap Agreement."

Effect of Creditworthiness
   of Swap Counterparty on
   Ratings of Notes...........   As of the date of this prospectus supplement,
                                 Moody's rates the swap counterparty's long-term
                                 certificates of deposit as "Aa1" and short-term
                                 certificates of deposit as "P-1;" S&P rates the
                                 swap counterparty's long-term certificates of
                                 deposit as "AA-" and its short-term
                                 certificates of deposit as "A-1+;" Fitch rates
                                 long-term certificates of deposit of the swap
                                 counterparty as "AA" and short-term
                                 certificates of deposit as "F1+." The ratings
                                 on the notes are dependent in part upon the
                                 credit ratings of the swap counterparty. If a
                                 credit rating of the swap counterparty is
                                 qualified, reduced or withdrawn and a
                                 substitute counterparty or a credit support
                                 provider is not obtained in accordance with the
                                 terms of the swap agreement, the ratings of the
                                 notes may be qualified, reduced or withdrawn.
                                 In such event, the value and marketability of
                                 the notes will be adversely affected.

                                 See "Description of the Notes--Swap
                                 Agreement--The Swap Counterparty."

Prepayments of the Mortgage
   Loans May Affect the
   Trust's Ability to Make
   Payments to the Swap
   Counterparty ..............   The amount of any payment to be made by the
                                 trust to the swap counterparty under the swap
                                 agreement will be calculated based on a
                                 notional amount. If prepayments on the mortgage
                                 loans cause the principal balance of the
                                 mortgage loans to be lower than the notional
                                 amount used to calculate such payments under
                                 the swap agreement, the trust may not have
                                 sufficient interest collections from the
                                 mortgage loans to fulfill its obligations under
                                 the swap agreement. In such event, the swap
                                 counterparty may not be obligated to make any
                                 further payments to the trust.
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The Protection Afforded to
   Your Notes by Subordination
   is Limited.................   The rights of the class M1 notes to receive
                                 payments with respect to the mortgage loans
                                 will be subordinate to the rights of the class
                                 A notes to receive those payments; the rights
                                 of the class M2 notes to receive payments with
                                 respect to the mortgage loans will be
                                 subordinate to the rights of the class A and
                                 the class M1 notes to receive those payments;
                                 the rights of the class M3 notes to receive
                                 payments with respect to the mortgage loans
                                 will be subordinate to the rights of the class
                                 A, class M1 and class M2 notes to receive those
                                 payments; the rights of the class M4 notes to
                                 receive payments with respect to the mortgage
                                 loans will be subordinate to the rights of the
                                 class A, class M1, class M2 and class M3 notes
                                 to receive those payments; the rights of the
                                 class M5 notes to receive payments with respect
                                 to the mortgage loans will be subordinate to
                                 the rights of the class A, class M1, class M2,
                                 class M3 and class M4 notes to receive those
                                 payments; the rights of the class M6 notes to
                                 receive payments with respect to the mortgage
                                 loans will be subordinate to the rights of the
                                 class A, class M1, class M2, class M3, class M4
                                 and class M5 notes to receive those payments;
                                 the rights of the class M7 notes to receive
                                 payments with respect to the mortgage loans
                                 will be subordinated to the rights of the class
                                 A, class M1, class M2, class M3, class M4,
                                 class M5 and class M6 notes to receive those
                                 payments; the rights of the class M8 notes to
                                 receive payments with respect to the mortgage
                                 loans will be subordinated to the rights of the
                                 class A, class M1, class M2, class M3, class
                                 M4, class M5, class M6 and class M7 notes to
                                 receive those payments; the rights of the class
                                 M9 notes to receive payments with respect to
                                 the mortgage loans will be subordinated to the
                                 rights of the class A, class M1, class M2,
                                 class M3, class M4, class M5, class M6, class
                                 M7 and class M8 notes to receive those
                                 payments; the rights of the class M10 notes to
                                 receive payments with respect to the mortgage
                                 loans will be subordinated to the rights of the
                                 class A, class M1, class M2, class M3, class
                                 M4, class M5, class M6, class M7, class M8 and
                                 class M9 notes to receive those payments. This
                                 subordination is intended to enhance the
                                 likelihood of regular receipt by higher-ranking
                                 classes of notes of the full amount of the
                                 monthly payments allocable to them, and to
                                 afford protection against losses.

                                 If realized losses are incurred with respect to
                                 the mortgage loans to the extent that the
                                 aggregate principal amount of the notes exceeds
                                 the scheduled principal balances of the
                                 mortgage loans, the class M notes, in reverse
                                 order of seniority (first to the class M10
                                 notes, second to the class M9 notes, third to
                                 the class M8 notes, fourth to the class M7
                                 notes, fifth to the class M6 notes, sixth to
                                 the class M5 notes, seventh to the class M4
                                 notes, eighth to the class M3 notes, ninth to
                                 the class M2 notes
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                                 and tenth to the class M1 notes) may never
                                 receive those principal and interest payments.
                                 If realized losses on the mortgage loans exceed
                                 certain levels, a portion of the interest due
                                 on each class of class M notes will be deferred
                                 and paid after certain other payments are made
                                 to restore overcollateralization, to pay basis
                                 risk shortfalls to the notes and to make
                                 certain payments to the swap counterparty.
                                 Investors should fully consider the risks
                                 associated with an investment in the class M
                                 notes, including the possibility that investors
                                 may not fully recover their initial investment
                                 as a result of realized losses.

Potential Inadequacy of Credit
   Enhancement................   The notes are not insured by any financial
                                 guaranty insurance policy. The excess interest,
                                 overcollateralization, subordination and
                                 limited cross-collateralization features
                                 described in this prospectus supplement are
                                 intended to enhance the likelihood that holders
                                 of more senior classes will receive regular
                                 payments of interest and principal, but are
                                 limited in nature and may be insufficient to
                                 cover all shortfalls and losses on the mortgage
                                 loans.

Mortgage Loans with
   Interest-Only Payments.....   Approximately 68.19% of all of the mortgage
                                 loans and approximately 95.75% and 41.32% of
                                 the mortgage loans to be included in group 1
                                 and group 2, respectively, provide for payment
                                 of interest at the related mortgage interest
                                 rate, but no payment of principal for
                                 approximately the first five years following
                                 the origination of the mortgage loan. Following
                                 such interest-only period, the monthly payment
                                 with respect to each of these mortgage loans
                                 will be increased to, and include a portion
                                 allocable to principal in, an amount sufficient
                                 to amortize the principal balance of the
                                 mortgage loan over the remaining term and to
                                 pay interest at the mortgage interest rate. The
                                 presence of these mortgage loans in group 1 and
                                 group 2 will, absent other considerations,
                                 result in longer weighted average lives of the
                                 related notes than would have been the case had
                                 these loans not been included in the trust. If
                                 you purchase such notes at a discount, you
                                 should consider that the extension of weighted
                                 average lives could result in a lower yield
                                 than would be the case if these mortgage loans
                                 provided for the payment of principal and
                                 interest on every payment date. In addition, a
                                 borrower may view the absence of any obligation
                                 to make payment of principal during such period
                                 as a disincentive to prepayment. If a
                                 recalculated monthly payment as described above
                                 is substantially higher than a borrower's
                                 previous interest-only monthly payment, that
                                 loan may be subject to an increased risk of
                                 delinquency, loss and/or prepayment.
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Mortgage Loans with High
   Original Loan-to-Value
   Ratios May Present a
   Greater Risk of Loss.......   Approximately 30.45% of the mortgage loans in
                                 the mortgage pool had original loan-to-value
                                 ratios of greater than 80.00% but less than or
                                 equal to 90.00%, and approximately 1.50% of the
                                 mortgage loans had original loan-to-value
                                 ratios of greater than 90.00%, but less than or
                                 equal to 100.00%. The mortgage pool has a
                                 weighted average combined loan-to-value ratio
                                 of 92.14%. Mortgage loans with high
                                 loan-to-value ratios may be more likely to
                                 experience borrower default and foreclosure
                                 than mortgage loans with low original
                                 loan-to-value ratios. Moreover, a high rate of
                                 foreclosure on mortgage loans with high
                                 original loan-to-value ratios is likely to
                                 result in significant losses on such mortgage
                                 loans and is more likely to be subject to a
                                 judicial reduction of the loan amount in
                                 bankruptcy or other proceedings than mortgage
                                 loans with lower original loan-to-value ratios.
                                 If a court relieves a borrower's obligation to
                                 repay amounts otherwise due on a mortgage loan,
                                 neither the servicer, the sub-servicer nor the
                                 master servicer will be required to advance
                                 funds in respect of such relieved amounts, and
                                 any loss in respect thereof may reduce the
                                 amount available to be paid to noteholders. In
                                 such event, holders of subordinate classes of
                                 notes may suffer losses.

Mortgage Loans With Higher
   Combined Loan-to-Value
   Ratios May Be Subject to
   Higher Levels of Default...   At the time of origination of certain of the
                                 mortgage loans, the related borrowers also
                                 obtained second lien mortgage loans secured by
                                 the same mortgaged properties as secure the
                                 borrowers' mortgage loans included in the
                                 trust. Approximately 51.41% of the mortgage
                                 loans in the mortgage pool, and approximately
                                 58.92% and 44.09% of the group 1 and group 2
                                 mortgage loans, respectively, have combined
                                 loan-to-value ratios that exceed 95.00%.
                                 Mortgage loans with higher combined
                                 loan-to-value ratios may experience higher
                                 rates of default than loans with lower combined
                                 loan-to-value ratios due to the limited equity
                                 of the related borrowers' in the related
                                 mortgaged properties. Investors also should be
                                 aware that borrowers may obtain secondary
                                 mortgage financing secured by their mortgaged
                                 properties following the date of origination of
                                 the mortgage loans included in the trust.

Delays and Expenses Connected
   With the Liquidation of
   Mortgaged Properties May
   Result in Losses to You....   Even assuming that the mortgaged properties
                                 provide adequate security for the mortgage
                                 loans, there could be substantial delays in
                                 connection with the liquidation of mortgage
                                 loans that are delinquent and resulting
                                 shortfalls in payments to you could
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                                 occur. Further, liquidation expenses, such as
                                 legal fees, real estate taxes and maintenance
                                 and preservation expenses, will reduce the
                                 security for the mortgage loans and thereby
                                 reduce the proceeds payable to you. If any of
                                 the mortgaged properties fail to provide
                                 adequate security for the related mortgage
                                 loans, you could experience a loss,
                                 particularly if you are a holder of one of the
                                 most subordinate classes.

Ratings on the Notes Do Not
   Address All of the Factors
   You Should Consider When
   Purchasing Notes...........   The rating of each class of notes will depend
                                 primarily on an assessment by the rating
                                 agencies of the mortgage loans as well as the
                                 structure of the transaction. The rating by the
                                 rating agencies of any class of notes is not a
                                 recommendation to purchase, hold or sell any
                                 rated notes, inasmuch as the rating does not
                                 comment as to the market price or suitability
                                 for a particular investor. There is no
                                 assurance that the ratings will remain in place
                                 for any given period of time or that the
                                 ratings will not be qualified, lowered or
                                 withdrawn by the rating agencies. In general,
                                 the ratings address credit risk and do not
                                 address the likelihood of prepayments or the
                                 likelihood that any basis risk shortfalls will
                                 be paid to the notes. See "Ratings" in this
                                 prospectus supplement.

Collections on the Mortgage
   Loans May Be Delayed or
   Reduced if the Seller or
   the Servicer Becomes
   Insolvent..................   The transfer of the mortgage loans from
                                 Fieldstone Investment Corporation to the
                                 depositor will be treated as a sale of the
                                 mortgage loans. However, in the event of an
                                 insolvency of Fieldstone Investment
                                 Corporation, the conservator, receiver or
                                 trustee in bankruptcy of such entity may
                                 attempt to recharacterize the mortgage loan
                                 sales as a borrowing, secured by a pledge of
                                 the applicable mortgage loans. If these
                                 transfers were to be challenged, delays in
                                 payments of the notes and reductions in the
                                 amounts of these payments could occur.

                                 In the event of a bankruptcy or insolvency of
                                 Fieldstone Servicing Corp., as servicer, the
                                 bankruptcy trustee or receiver may have the
                                 power to prevent Wells Fargo Bank, N.A., as
                                 master servicer, from appointing a successor
                                 servicer. Regardless of whether a successor
                                 servicer is appointed, any termination of
                                 Fieldstone Servicing Corp., as servicer
                                 (whether due to bankruptcy or insolvency or
                                 otherwise), could adversely affect the
                                 servicing of the mortgage loans, including the
                                 delinquency experience of the mortgage loans.
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The Notes May be Inappropriate
   for Individual Investors...   The notes may not be an appropriate investment
                                 for you if you do not have sufficient resources
                                 or expertise to evaluate the particular
                                 characteristics of the applicable class of
                                 notes. This may be the case because, among
                                 other things:

                                 o The yield to maturity of notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

                                 o The rate of principal payments on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of notes, and for that reason, the notes, particularly the class A-IO notes, may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments;

                                 o    You may not be able to reinvest amounts
                                      paid in respect of principal on a note
                                      (which, in general, are expected to be
                                      greater during periods of relatively low interest rates) at a rate at least as high as the interest rate on your notes; or

                                 o It is possible that a secondary market for the notes will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your notes.

                                 You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and the prospectus.

The Geographic Concentration
   of Mortgage Loans Means
   Your Investment May Be
   Especially Sensitive to
   Economic Conditions in
   Particular States..........   As of the cut-off date, approximately 45.10% of
                                 the mortgage loans, and approximately 50.39%
                                 and 39.94% of the mortgage loans to be included
                                 in group 1 and group 2, respectively, of the
                                 mortgaged properties were located in
                                 California. An overall decline in the
                                 California residential real estate market could
                                 adversely affect the values of the mortgaged
                                 properties securing the related mortgage loans.
                                 As the residential real estate market is
                                 influenced by many factors, including the
                                 general condition of the economy and interest
                                 rates, we cannot assure you that the California
                                 residential real estate market will not weaken.
                                 If the California residential real estate
                                 market should experience an overall decline in
                                 property values, the rates of losses on the

                                 related mortgage loans would be expected to increase, and could increase substantially. In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as wildfires, as well as floods, earthquakes, mudslides and other natural disasters.

                                 To the extent any such damage or destruction to the mortgaged properties is covered by insurance proceeds, any such proceeds used to prepay the related underlying mortgage loan would result in accelerated payments of principal on the notes, which may reduce the weighted average lives of the notes and could reduce their yield to the extent they are purchased at a premium.

Some Notes Lack SMMEA
   Eligibility and May Lack
   Liquidity, Which May Limit
   Your Ability to Sell.......   The underwriters intend to make a secondary
                                 market in the notes, but will have no
                                 obligation to do so. We cannot assure you that
                                 a secondary market for any class of notes will
                                 develop, or if one does develop, that it will
                                 continue or provide sufficient liquidity of
                                 investment or that it will remain for the term
                                 of the related class of notes. The class M4,
                                 class M5, class M6, class M7, class M8, class
                                 M9 and class M10 notes will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. Accordingly, many
                                 institutions with legal authority to invest in
                                 SMMEA securities will not be able to invest in
                                 these notes, thereby limiting the market for
                                 those notes. In light of those risks, you
                                 should consult your own counsel as to whether
                                 you have the legal authority to invest in
                                 non-SMMEA notes such as those classes. See
                                 "Legal Investment Considerations" in this
                                 prospectus supplement and the prospectus.

Violations of Federal, State
   and Local Laws.............   Federal, state and local laws regulate the
                                 underwriting, origination, servicing and
                                 collection of the mortgage loans. These laws
                                 have changed over time and have become more
                                 restrictive or stringent with respect to
                                 specific activities of the servicers and the
                                 originators. Actual or alleged violations of
                                 these federal, state and local laws may, among
                                 other things:

                                 o    limit the ability of the servicers to
                                      collect principal or interest on the
                                      mortgage loans,

                                 o    provide the borrowers with a right to
                                      rescind the mortgage loans,

                                 o    entitle the borrowers to refunds of
                                      amounts previously paid or to set-off
                                      those amounts against their loan
                                      obligations,


                                      S-24








                                 o    result in a litigation proceeding
                                      (including class action litigation) being brought against the trust, and

                                 o    subject the trust to liability for
                                      expenses, penalties and damages resulting from the violations.

                                 As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes. See "Legal Aspects of Loans" in the prospectus.

                                 Given that the mortgage lending and servicing business involves the compliance with numerous local, state and federal lending laws, lenders and servicers are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business.
                                 It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of the seller or on the validity of the mortgage loans, losses on the notes could result.

Prepayment Interest Shortfalls
   May Reduce Your Yield......   When a mortgage loan is prepaid, the borrower
                                 is charged interest on the amount prepaid only
                                 up to the date on which the prepayment is made,
                                 rather than for an entire month. This may
                                 result in a shortfall in interest collections
                                 available for payment on the next payment date.
                                 The servicer is required to cover a portion of
                                 the shortfall in interest collections that are
                                 attributable to prepayments on the mortgage
                                 loans, but only up to the amount of the
                                 servicer's servicing fee for the related
                                 calendar month. To the extent that the servicer
                                 fails to make compensating interest payments,
                                 the master servicer is required to cover such
                                 shortfalls in interest collections, but only up
                                 to the amount of the master servicing fees for
                                 the related calendar month.

                                 On any payment date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer or the master servicer, as the case may be, will result in a lower net funds rate, which could adversely affect the yield on these notes.

Recent Developments May
   Increase Risk of Loss on
   the Mortgage Loans.........   The Servicemembers Civil Relief Act was signed
                                 into law in December 2003, revising the
                                 Soldiers' and Sailors' Civil Relief Act of
                                 1940. The Servicemembers Civil Relief Act and
                                 comparable state legislation provide relief to
                                 mortgagors who enter active military service
                                 and to mortgagors in reserve status who are
                                 called to active duty after the origination of
                                 their mortgage loans. Certain state laws
                                 provide relief similar to that

                                 of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The
                                 Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The master servicer, the servicer and the sub-servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

                                 The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

                                 We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Legal Aspects of Loans--Anti-Deficiency Legislation and Other
                                 Limitations On Lenders" in the prospectus.

Violation of Predatory Lending
   Laws May Result in
   Losses.....................   Numerous federal, state and local laws have
                                 been enacted that are designed to discourage
                                 predatory lending practices. The federal Home
                                 Ownership and Equity Protection Act of 1994,
                                 commonly known as HOEPA, prohibits inclusion of
                                 some provisions in mortgage loans that have
                                 mortgage rates or origination costs in excess
                                 of prescribed levels, and requires that
                                 borrowers be given certain disclosures prior to
                                 the consummation of such mortgage loans. Some
                                 states have enacted, or may enact, similar laws
                                 or regulations, which in some cases impose
                                 restrictions and requirements greater than
                                 those in HOEPA. Under the anti-predatory
                                 lending laws of some states, the origination of
                                 a mortgage loan must satisfy a net tangible
                                 benefits test with respect to the related
                                 borrower.

                                 This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied.

                                 Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market including some securitization trusts.

                                 Fieldstone Investment Corporation, as seller, will represent in the mortgage loan purchase agreement described in this prospectus supplement that the mortgage loans are not "high cost" loans within the meaning of HOEPA or any other applicable local, state or federal anti-predatory or anti-abusive lending laws.
                                 However, if the trust should include high cost loans, the trustee will have repurchase remedies against the seller.

                                 See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing
                                 Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

Trust Could Become a Taxable
   Entity.....................   For U.S. federal income tax purposes, the trust
                                 will be a taxable mortgage pool. As long as the
                                 sole class of equity interest in a taxable
                                 mortgage pool is held, directly or indirectly,
                                 through one or more wholly owned "qualified
                                 REIT subsidiaries" or by an entity that
                                 qualifies as a "real estate investment trust"
                                 under the rules set out in the Internal Revenue
                                 Code of 1986, as amended, the taxable mortgage
                                 pool will not be subject to federal income tax.
                                 The seller will hold through Fieldstone
                                 Mortgage Ownership Corp., its direct wholly
                                 owned qualified REIT subsidiary, a 100%
                                 ownership interest in the ownership
                                 certificate. The seller represents that it
                                 qualifies as a real estate investment trust and
                                 that it will not undertake any action that
                                 would cause the trust to be subject to federal
                                 income tax. Under the terms of the trust
                                 agreement, the ownership certificate may be
                                 transferred only to an entity that qualifies as
                                 either a "real estate investment trust" or a
                                 "qualified REIT subsidiary." The provisions of
                                 the Internal Revenue Code of 1986, as amended,
                                 pertaining to real estate investment trusts
                                 are, however, highly technical and complex. If
                                 the seller were to fail to qualify as a real
                                 estate investment trust, or if the seller were
                                 to transfer the ownership certificate to an
                                 entity that did not qualify as a real estate
                                 investment trust or a qualified REIT
                                 subsidiary, the trust could become subject to
                                 federal income tax

                                 as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary would constitute an event of default under the indenture. See
                                 "Material Federal Income Tax Considerations" and "The Trust Agreement and the Indenture--Certain Matters under the
                                 Agreements--Redemption" in this prospectus supplement.

The Lack of Physical Notes May
   Cause Delays in Payments
   and Cause Difficulty in
   Pledging or Selling the
   Notes......................   The notes will not be issued in physical form.
                                 Noteholders will be able to transfer notes only
                                 through The Depository Trust Company,
                                 participating organizations, indirect
                                 participants and certain banks. The ability to
                                 pledge a note to a person that does not
                                 participate in The Depository Trust Company may
                                 be limited because of the lack of a physical
                                 note. In addition, noteholders may experience
                                 some delay in receiving payments on these notes
                                 because the trust administrator will not send
                                 payments directly to them. Instead, the trust
                                 administrator will send all payments to The
                                 Depository Trust Company, which will then
                                 credit those payments to the participating
                                 organizations. Those organizations will in turn
                                 credit accounts noteholders have either
                                 directly or indirectly through indirect
                                 participants.

The Seller May Not Be Able to
   Repurchase Defective
   Mortgage Loans.............   The seller has made various representations and
                                 warranties related to the mortgage loans sold
                                 by it to the trust. Those representations are
                                 summarized in "The Mortgage Loan Purchase
                                 Agreement and the Transfer and Servicing
                                 Agreement--Assignment of Mortgage Loans" in
                                 this prospectus supplement.

                                 If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the notes could occur.

                                    Glossary

     A glossary of defined terms used in this prospectus supplement begins on page S-86. Any terms used in this prospectus supplement but not defined in the glossary of defined terms are defined in the accompanying prospectus.

                            Description of the Notes

General

     The Mortgage Loans and the other Trust assets pledged as collateral for the Notes will represent all the assets of the Trust for payment of the Notes. Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Trust that will be available to purchasers of the Notes at, and will be filed with, the Securities and Exchange Commission.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Notes will consist of the Class 1-A1 Notes, Class 1-A2 Notes, Class 2-A1 Notes, Class 2-A2 Notes, Class 2-A3 Notes, Class A-IO Notes, Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes.

     The equity ownership in the Trust will be evidenced by the Ownership Certificate. The Ownership Certificate Holder will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties on the Mortgage Loans and (2) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

     The Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Trust Administrator. The Class A Notes (other than the Class A-IO Notes) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000. The Class A-IO Notes and the Class M Notes will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess of $100,000.

Book-Entry Notes

     The Notes will be Book-Entry Notes. Noteholders may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued to DTC in one or more notes which equal the aggregate principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Class A Notes (other than the Class A-IO Notes) in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000. Investors may hold such beneficial interests in the Class A-IO Notes and the Class M Notes in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess of $100,000. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Noteholders will not be noteholders as that term is used in the Indenture. Noteholders are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Noteholders will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Noteholders have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

     Noteholders will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

     The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

     Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons" and "--Information Reporting" in the prospectus.

     Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Notes in the secondary market since some potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     Monthly and annual reports on the Trust provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

     DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the

Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

     Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

     1. DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor; or

     2. after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Trust Administrator and the Indenture Trustee will issue Definitive Notes, and thereafter the Trust Administrator will recognize the holders of such Definitive Notes as holders of the Notes under the Indenture.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

     The Transfer and Servicing Agreement provides that the Servicer and the Sub-Servicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a "Custodial Account," into which the Servicer and the Sub-Servicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer and Sub-Servicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Transfer and Servicing Agreement permits the Servicer and the Sub-Servicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to the Rating Agencies as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer and the Sub-Servicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Sub-Servicer, as applicable, from time to time. The Servicer or the Sub-Servicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

     The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a "Collection Account," into which the Servicer and the Sub-Servicer, as applicable, is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date, the payments and collections described in "Servicing of Loans--Deposits to and Withdrawals from the Collection Account" in the prospectus. The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to the Rating Agencies as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date. The Master Servicer will be entitled to the Master Servicing Fee from amounts on deposit in the Collection Account and to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

Payments

     General. Payments on the Notes will be made by the Trust Administrator, on each Payment Date, commencing in March 2005, from funds available therefor in the Collection Account, to the persons in whose names the Notes are registered at the close of business on the Record Date.

     Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register, or, in the case of any Noteholder that has so notified the Trust Administrator in writing in accordance with the Transfer and Servicing Agreement, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator. On each Payment Date, a holder of a Note will receive such holder's Percentage Interest of the amounts required to be paid with respect to the applicable class of Notes.

     Payments of Interest. On each Payment Date, interest payable on the Notes will equal interest accrued at the then applicable Interest Rate for the related Accrual Period. All calculations of interest on the Notes (other than the Class A-IO Notes) will be made on the basis of a 360-day year and the actual number of days elapsed in the preceding Accrual Period. Calculations of interest on the Class A-IO Notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

     A. On each Payment Date, the Interest Remittance Amount for Group 1 for such date will be paid in the following order of priority:

     (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 1 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

     (ii) pro rata, to the Class 1-A1 and Class 1-A2 Notes and the Class A-IO(1) Component, Current Interest thereon for such Payment Date;

     (iii) pro rata, to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes and the Class A-IO(2) Component, Current Interest thereon (after giving effect to the payment of the Interest Remittance Amount for Group 2) for such Payment Date;

     (iv) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, in that order, Current Interest for each such class for such Payment Date;

     (v) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Sub-Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

     (vi) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any Group 1 Monthly Excess Interest for such Payment Date.

     On any Payment Date for which the Trust has Net Swap Receipts, the Group 1 Percentage of such Net Swap Receipts shall be applied to pay Current Interest on the Notes in the order and priority described immediately above, but only after the Interest Remittance Amount for Group 1 has been applied to the payment of Current Interest on such Payment Date. On any Payment Date, the Group 1 Percentage of such Net Swap Receipts that are not applied to the payment of Current Interest in the manner described in the preceding sentence shall first be applied to pay Basis Risk Shortfalls, if any, and Deferred Interest, if any, on the Notes for such Payment Date, in the order and priority described immediately above, after giving effect to Monthly Excess Cashflow available on such Payment Date to make such payments, and then shall be distributed to the holder of the Ownership Certificate.

     B. On each Payment Date, the Interest Remittance Amount for Group 2 for such date will be paid in the following order of priority:

     (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 2 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

     (ii) pro rata, to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes and the A-IO(2) Component, Current Interest thereon for such Payment Date;

     (iii) pro rata, to the Class 1-A1 and Class 1-A2 Notes and the A-IO(1) Component, Current Interest thereon (after giving effect to the payment of the Interest Remittance Amount for Group 1) for such Payment Date;

     (iv) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, in that order, Current Interest for each such class for such Payment Date;

     (v) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Sub-Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

     (vi) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any Group 2 Monthly Excess Interest for such Payment Date.

     On any Payment Date for which the Trust has Net Swap Receipts, the Group 2 Percentage of such Net Swap Receipts shall be applied to pay Current Interest on the Notes in the order and priority described immediately above, but only after the Interest Remittance Amount for Group 2 has been applied to the payment of Current Interest on such Payment Date. On any Payment Date, the Group 2 Percentage of such Net Swap Receipts that are not applied to the payment of Current Interest in the manner described in the preceding sentence shall first be applied to pay Basis Risk Shortfalls, if any, and Deferred Interest, if any, on the Notes for such Payment Date, in the order and priority described immediately above, after giving effect to Monthly Excess Cashflow available on such Payment Date to make such payments, and then shall be distributed to the holder of the Ownership Certificate.

     Notwithstanding the foregoing, on each Payment Date, payments in respect of interest will be made to each class of Class A Notes from the Interest Remittance Amount for the related Mortgage Group before any such payments are made to such Class A Notes from the Interest Remittance Amount for the other Mortgage Group. Payments in respect of Current Interest will be made to each class of Class M Notes from the Interest Remittance Amount for each Mortgage Group in accordance with the allocation rules set forth in the Transfer and Servicing Agreement.

     The Class A-IO Notes. Solely for the purpose of determining payments of interest on the Class A-IO Notes from each Mortgage Group, the Class A-IO Notes will be comprised of the A-IO(1) Component and the A-IO(2) Component. On each Payment Date set forth below, the A-IO(1) Component and the A-IO(2) Component will equal the following amounts:

                                A-IO(1) Component   A-IO(2) Component
         Payment Date            Notional Amount     Notional Amount
-----------------------------   -----------------   -----------------
March 2005 ..................    $167,711,520.00     $171,949,480.00
April 2005 ..................    $113,603,028.00     $116,489,972.00
May 2005 ....................    $113,594,455.00     $116,498,545.00
June 2005 ...................    $102,851,887.00     $105,498,113.00
July 2005 ...................    $102,843,057.00     $105,506,943.00
August 2005 .................    $ 89,887,515.00     $ 92,232,485.00
September 2005 ..............    $ 89,878,751.00     $ 92,241,249.00
October 2005 ................    $ 69,794,862.00     $ 71,644,138.00
November 2005 ...............    $ 65,111,604.00     $ 66,851,396.00
December 2005 ...............    $ 65,103,930.00     $ 66,859,070.00
January 2006 ................    $ 55,897,830.00     $ 57,419,170.00
February 2006 ...............    $ 55,890,745.00     $ 57,426,255.00
March 2006 and thereafter ...    $          0.00     $          0.00

     The initial Class Notional Amount of the Class A-IO Notes will be equal to the sum of the Component Notional Amounts of the A-IO(1) Component and A-IO(2) Component, or $339,661,000.00.

     As set forth above, after the Payment Date in February 2006, the A-IO(1) Component and the A-IO(2) Component will each have a Component Notional Amount equal to zero, and therefore, Current Interest will no longer be paid on the Class A-IO Notes after that Payment Date.

     The holders of the Class A-IO Notes will not have severable ownership interests in any of the above components, but rather will have undivided interests in the entire class. The components of the

Class A-IO Notes are interest only components and do not represent an entitlement to any principal payments.

     If the Trust terminates prior to the Payment Date in February 2006, whether as a result of a redemption by the Servicer or otherwise, the holders of the Class A-IO Notes will be entitled to a payment of an amount equal to the sum of
(a) any accrued and unpaid Current Interest on the Class A-IO Notes and (b) the present value, as of the date of such termination, of the remaining payments scheduled to be made on the Class A-IO Notes. Such present value shall be determined based on a discount rate that will approximate the expected pricing yield to maturity of the Class A-IO Notes. Notwithstanding the priorities set forth below under "--Payments--Payments of Principal," this present value payment due with respect to the Class A-IO Notes on termination of the Trust, other than with respect to accrued and unpaid interest, shall be made pro rata from the Principal Payment Amount for Group 1 and Group 2 before any payments of principal are made on any other Classes of Notes.

     Payments of Principal. On each Payment Date, the Principal Payment Amount for each Mortgage Group and for each Payment Date is required to be paid as follows until the Principal Payment Amount has been fully paid:

     I. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently, to the extent of funds in the Collection Account available therefor:

          (A) For Group 1: the Principal Payment Amount for Group 1 will be paid in the following order of priority:

               (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

               (ii) (a) if neither a Trigger Event nor a Class 1-A1 Trigger
                    Event has occurred and is continuing, pro rata, to the Class 1-A1 and Class 1-A2 Notes, until the Class Principal Amount of each such class has been reduced to zero or (b) if either a Trigger Event or a Class 1-A1 Trigger Event has occurred and is continuing, then sequentially, to the Class 1-A1 and Class 1-A2 Notes, in that order, until the Class Principal Amount of each such class had been reduced to zero;

               (iii) sequentially, to the Class 2-A1, Class 2-A2 and Class 2-A3
                    Notes, in that order, after giving effect to payments pursuant to clause (I)(B)(ii) below, until the Class Principal Amount of each such class has been reduced to zero;

               (iv) sequentially, to the Class M1, Class M2, Class M3, Class M4,
                    Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

               (v) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

               (vi) for application as part of Monthly Excess Cashflow for such
                    Payment Date, as described at "--Credit
                    Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (i) through (v) above.

          (B) For Group 2: the Principal Payment Amount for Group 2 will be paid in the following order of priority:

               (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

               (ii) sequentially, to the Class 2-A1, Class 2-A2 and Class 2-A3
                    Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

               (iii) (a) if neither a Trigger Event nor a Class 1-A1 Trigger
                    Event has occurred and is continuing, pro rata, to the Class 1-A1 and Class 1-A2 Notes after giving effect to payments pursuant to clause (I)(A)(ii) above, until the Class Principal Amount of each such class has been reduced to zero or (b) if either a Trigger Event or a Class 1-A1 Trigger Event has occurred and is continuing, then sequentially, to the Class 1-A1 and Class 1-A2 Notes, in that order, after giving effect to payments pursuant to clause (I)(A)(ii) above, until the Class Principal Amount of each such class has been reduced to zero;

               (iv) sequentially, to the Class M1, Class M2, Class M3, Class M4,
                    Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

               (v) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

               (vi) for application as part of Monthly Excess Cashflow for such
                    Payment Date, as described at "--Credit
                    Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (i) through (v) above.

     II. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Group for such date will be paid in the following order of priority:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) (a) so long as any Class M Note is outstanding, pro rata, to the Class 1-A1 and Class 1-A2 Notes (from amounts in Group 1 except as provided below) and to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes (from amounts in Group 2 except as provided below), sequentially, in that order, in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the class or classes of Senior Principal Notes of the other Mortgage Group (with respect to the Class 1-A1 and Class 1-A2 Notes, pro rata, and with respect to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, sequentially, in that order), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (a) on such Payment
     Date); or (b) otherwise to the Senior Principal Notes (with respect to the Class 1-A1 and Class 1-A2 Notes, pro rata, and with respect to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, pro rata), the Principal Payment Amount for the related Mortgage Group for such Payment Date;

          (iii) to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes on such Payment Date pursuant to clause (ii) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

          (iv) to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1 Notes on such Payment Date pursuant to clauses (ii) and (iii) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

          (v) to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (ii), (iii) and (iv) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

          (vi) to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv) and (v) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (vii) to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v) and (vi) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (viii) to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (ix) to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (ii), (iii),
     (iv), (v), (vi), (vii) and (viii) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (x) to the Class M8 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes on such Payment Date pursuant to clauses (ii),
     (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, respectively, and (y) the M8 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xi) to the Class M9 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above, respectively, and (y) the M9 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xii) to the Class M10 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above, respectively, and (y) the M10 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

          (xiii) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

          (xiv) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xiii) above.

Credit Enhancement

     Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Class M Notes, excess interest and overcollateralization, in each case as described herein.

     Subordination. The rights of holders of the Class M Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments--Payments of Interest" and "--Payments--Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereto, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of Notes by means of the subordination of the Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of any Interest Remittance Amount or Principal Remittance Amount, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

     Realized Losses. Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment
Date); second, the Class M10 Notes; third, the Class M9 Notes; fourth, the Class M8 Notes; fifth, the Class M7 Notes; sixth, the Class M6 Notes; seventh, the Class M5 Notes; eighth, the Class M4 Notes; ninth, the Class M3 Notes; tenth, the Class M2 Notes; and eleventh, the Class M1 Notes, before reducing amounts payable in respect of the Class A Notes. Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

     Excess Interest. The Mortgage Loans included in each Mortgage Group bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees, if any, and expenses of the Trust. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

     Overcollateralization. The sum of the Aggregate Loan Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Notes by approximately $6,375,000, which represents approximately 0.85% of the Aggregate Loan Balance as of the Cut-off Date. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Interest Rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Loan Balance over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to

Mortgage Loans in any Mortgage Group will reduce overcollateralization, and could result in an overcollateralization deficiency.

     As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

     Application of Monthly Excess Cashflow. The sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Payment Date (see "--Payments--Payments of Interest") and the Aggregate Overcollateralization Release Amount for such date will constitute the "Monthly Excess Cashflow" for such Payment Date, which will, on each Payment Date be paid in the following orders of priority, as applicable:

     (1) For each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect,

          (a) up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

               (i) concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in "--Payments--Payments of Principal" above), to the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2 and Class 2-A3 Notes (paid in accordance with the applicable Senior Priorities), until the Class Principal Amount of each such class has been reduced to zero; and

               (ii) sequentially, to the Class M1, Class M2, Class M3, Class M4,
                    Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

          (b) to the extent of any Basis Risk Shortfall, to the payment of such amounts to the Notes (other than the Class A-IO Notes), in the order of priority of the classes of Notes as set forth in clauses 1(a)(i) and 1(a)(ii) above, and with respect to the Class A Notes, in proportion to their respective amounts of unpaid Basis Risk Shortfalls, until each such class has received in full all amounts of any Basis Risk Shortfall;

          (c) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

          (d) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and the Class M10 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest;

          (e) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and the Class M10 Notes, in that order, the applicable Principal Deficiency

     Amount, if any, for such class, until the Principal Deficiency Amount of such class has been reduced to zero; and

          (f) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement; or

     (2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

          (a) concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in "--Payments--Payments of Principal" above), to the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2 and Class 2-A3 Notes (with respect to the Class 1-A1 and Class 1-A2 Notes, to be paid pro rata, and with respect to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, to be paid sequentially, in that order), until the aggregate Class Principal Amount of the Class A Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

          (b) to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

          (c) to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

          (d) to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

          (e) to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

          (f) to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

          (g) to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

          (h) to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

          (i) to the Class M8 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, after giving effect to payments on such Payment Date, equals the M8 Target Amount;

          (j) to the Class M9 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, after giving effect to payments on such Payment Date, equals the M9 Target Amount;

          (k) to the Class M10 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Principal Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, after giving effect to payments on such Payment Date, equals the M10 Target Amount;

          (l) to the extent of any Basis Risk Shortfall, to the payment of such amounts to the Notes (other than the Class A-IO Notes), in the order of priority of the classes of Notes as set forth in clauses 2(a) through 2(k) above, and with respect to the Class A Notes, in proportion to their amount of unpaid Basis Risk Shortfalls, until each such class has received in full all amounts of any Basis Risk Shortfall;

          (m) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

          (n) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and the Class M10 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest;

          (o) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and the Class M10 Notes, in that order, the applicable Principal Deficiency Amount, if any, for such class, until the Principal Deficiency Amount of such class has been reduced to zero; and

          (p) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

Determination of LIBOR

     On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

     If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

     (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

     (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes, for the related Accrual Period for the Notes shall (in the absence of manifest error) be final and binding.

Swap Agreement

     The Swap Agreement. On or before the Closing Date, the Trust will enter into a Swap Agreement with the Swap Counterparty which will be assigned to the Indenture Trustee. Such Swap Agreement will be for the benefit of the Notes. Under the Swap Agreement, the Swap Counterparty will agree to make payments to the Trust on the second Business Day prior to each Calculation Period End Date. The Swap Notional Balance with respect to the Swap Agreement for each applicable Calculation Period End Date are set forth in the table below:

                               Swap Notional
Calculation Period End Date       Balance
---------------------------   ---------------
March 2005.................   $450,000,000.00
April 2005.................   $450,000,000.00
May 2005...................   $450,000,000.00
June 2005..................   $350,000,000.00
July 2005..................   $350,000,000.00
August 2005................   $350,000,000.00
September 2005.............   $350,000,000.00
October 2005...............   $300,000,000.00
November 2005..............   $300,000,000.00
December 2005..............   $300,000,000.00
January 2006...............   $260,000,000.00
February 2006..............   $255,000,000.00
March 2006.................   $208,000,000.00
April 2006.................   $208,000,000.00
May 2006...................   $200,000,000.00
June 2006..................   $200,000,000.00
July 2006..................   $200,000,000.00
August 2006................   $200,000,000.00
September 2006.............   $200,000,000.00
October 2006...............   $200,000,000.00
November 2006..............   $200,000,000.00
December 2006..............   $200,000,000.00

                               Swap Notional
Calculation Period End Date       Balance
---------------------------   ---------------
January 2007...............   $200,000,000.00
February 2007..............   $124,000,000.00
March 2007.................   $          0.00

     Under the Swap Agreement, on the second Business Day prior to each Calculation Period End Date, the Trust will be obligated to pay to the Swap Counterparty the Swap Fixed Rate Amount (calculated on the basis of a 360-day year consisting of twelve 30-day months), which is an amount based on the applicable Swap Fixed Rate and the applicable Swap Notional Balance for such Calculation Period End Date, and the Swap Counterparty will be obligated to pay to the Trust an amount based on One-Month LIBOR (calculated on the basis of a 360-day year and the actual number of days elapsed during the previous Accrual Period) and the applicable Swap Notional Balance for such Calculation Period End Date. If, on the second Business Day prior to any Calculation Period End Date, the amount received by the Trust under the Swap Agreement from the Swap Counterparty exceeds the amount paid by the Trust to the Counterparty, the Trust will have Net Swap Receipts. If, on the second Business Day prior to any Calculation Period End Date, the amount paid by the Trust under the Swap Agreement to the Swap Counterparty exceeds the amount received by the Trust from the Swap Counterparty, the Trust will have Net Swap Payments.

     On any Payment Date for which the Trust has Net Swap Receipts, such Net Swap Receipts shall be applied to pay Current Interest on the Notes in the order and priority described under "--Payments--Payments of Interest" above, but only after the Interest Remittance Amounts for Group 1 and Group 2 have been applied to the payment of Current Interest on such Payment Date. On any Payment Date, Net Swap Receipts that are not applied to the payment of Current Interest in the manner described in the preceding sentence shall (but only to the extent not covered by Monthly Excess Cashflow) first be applied to pay Basis Risk Shortfalls, if any, and Deferred Interest, if any, on the Notes for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" above, and then shall be distributed to the holder of the Ownership Certificate.

     The Swap Agreement is terminable by the Trust or the Swap Counterparty following the occurrence of certain specified events of default, including failure of the Swap Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency--Cross Border).

     The Swap Notional Balances in the table above are not based upon the actual balances of the Mortgage Loans included in the Mortgage Pool. To the extent that the Mortgage Loans experience high rates of prepayments or losses, it is possible that the interest generated by the Mortgage Loans will decline proportionately faster than the related Swap Notional Balance declines, and consequently, it is possible that the Interest Remittance Amount will be reduced by a greater percentage than the concurrent reduction in the related Swap Notional Balance. Because the obligation of the Trust to make payments of the Swap Fixed Rate Amount under the Swap Agreement to the Swap Counterparty is based upon the related Swap Notional Balance, such prepayments or losses could result in the reduction of the Interest Remittance Amount to fund overcollateralization, Monthly Excess Cashflow, or Current Interest due on the Notes. In addition, if the Swap Agreement terminates as a result of a default of either party, the Trust may not be entitled to any further payments from the Swap Counterparty, and may result in shortfalls in interest on the Notes. We can give you no assurance that the Mortgage Loans will prepay at the rate used in establishing the schedule of Swap Notional Balances set forth above, or that the Mortgage Loans will prepay at any other rate.

     The Swap Counterparty. The information set forth in the following paragraphs has been provided by the Cap Counterparty. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

     Bank of America, N.A. Bank of America, N.A. (the "Bank"), is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Bank is a wholly-owned indirect subsidiary of Bank of America Corporation (the "Corporation") and is engaged in general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of September 30, 2004, the Bank had consolidated assets of $741 billion, consolidated deposits of $507 billion and stockholder's equity of $52 billion based on regulatory accounting principles.

     The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, together with any subsequent documents it filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Recent Developments. On April 1, 2004 the Corporation completed its merger with FleetBoston Financial Corporation ("FleetBoston"). As a result of the merger, FleetBoston stockholders received 0.5553 shares of Bank of America Corporation common stock for each of their FleetBoston shares.

     Moody's currently rates the Bank's long-term certificates of deposit as "Aa1" and short-term certificates of deposit as "P-1." S&P rates the Bank's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+." Fitch rates long-term certificates of deposit of the Bank as "AA" and short-term certificates of deposit as "F1+." Further information with respect to such ratings may be obtained from Moody's, S&P and Fitch, respectively. No assurances can be given that the current ratings of the Bank's instruments will be maintained.

     The Bank will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the Commission pursuant to the Exchange Act), and the publicly available portions of the most recent quarterly Call Report of the Bank delivered to the Office of the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:
Bank of America Corporate Communications, 100 North Tryon Street, 18th Floor, Charlotte, North Carolina 28255, Attention: Corporate Communications.

     The information contained in the paragraphs above relates to and has been obtained from the Bank. The information concerning the Corporation and the Bank contained herein is furnished solely to provide limited introductory information regarding the Corporation and the Bank and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above. Such information shall not create any implication that there has been no change in the affairs of the Corporation or the Bank since the date hereof, or that the information contained or referred to in this description is correct as of any time subsequent to its date.

Reports to Noteholders

     On each Payment Date, the Trust Administrator will make available to each Noteholder, the Servicer, the Sub-Servicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

     (1) the amount of the related payment to holders of each class of Notes allocable to principal;

     (2) the amount of such payment to holders of each class of Notes allocable to interest;

     (3) the Basis Risk Shortfall, if any, for each class of Notes (other than the Class A-IO Notes);

     (4) the Class Principal Amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

     (5) the amount of the Servicing Fee and the Master Servicing Fee paid to or retained by the Servicer and the Sub-Servicer or the Master Servicer, as applicable;

     (6)  the Interest Rate for each class of Notes for such Payment Date;

     (7)  the amount of Advances included in the payment on such Payment Date;

     (8)  the cumulative amount of Realized Losses to date, in the aggregate;

     (9) the amount of Realized Losses with respect to such Payment Date, in the aggregate;

     (10) the number and aggregate loan amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans;

     (11) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Scheduled Principal Balance of such Mortgage Loans as of the close of business on the related Determination Date;

     (12) whether a Trigger Event or a Class 1-A1 Trigger Event has occurred;

     (13) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

     (14) to the extent such information is provided to the Master Servicer by the Servicer or Sub-Servicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or
          (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or similar state legislation or regulations, including the California Military and Veterans Code, as amended, and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

     The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator's website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Ownership Certificate

     The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificate Holder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties, (2) any Net Swap Receipts remaining on such Payment Date after paying interest on the Notes as described under "--Swap Agreement" above and (3) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

                        Description of the Mortgage Pool

General

     The mortgage pool with respect to the notes consisted as of the Cut-off Date of approximately 3,590 conventional mortgage loans evidenced by promissory notes having an aggregate loan balance of approximately $749,999,396. The mortgage pool consists of first lien, conventional, adjustable rate mortgage loans. The mortgage pool will be divided into two groups, referred to as Group 1 and Group 2. Group 1, representing approximately 49.38% of the mortgage pool as of the Cut-off Date, will consist of mortgage loans that had a principal balance at origination of no more than $359,650 if a single-unit property (or $539,475 if the property is located in Hawaii or Alaska), $460,400 if a two-unit property (or $690,600 if the property is located in Hawaii or Alaska), $556,500 if a three-unit property (or $834,750 if the property is located in Hawaii or Alaska), or $691,600 if a four-unit property (or $1,037,400 if the property is located in Hawaii or Alaska). Group 2, representing approximately 50.62% of the mortgage pool as of the Cut-off Date, will consist of mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

     In addition, on the Closing Date, the Seller will deposit the Initial Deposit into the Collection Account which will be an asset of the Trust. The applicable portion of the Initial Deposit will be included as part of the Principal Payment Amount for the related Mortgage Group and paid on the first Payment Date from the Collection Account in the order of priority set forth under "Description of the Notes--Payments--Payments of Principal."

     The Class 1-A1 and Class 1-A2 Notes and the Class A-IO(1) Component will generally be payable from cash flows attributable to the Group 1 Mortgage Loans. The Class 2-A1, Class 2-A2 and

Class 2-A3 Notes and Class A-IO(2) Component will generally be payable from cash flows attributable to Group 2 Mortgage Loans. The Class M Notes will generally be payable from cash flows attributable to the Group 1 and Group 2 Mortgage Loans.

     References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate loan balance of all of the Mortgage Loans in the mortgage pool (or in a particular group) as of the Cut-off Date, based on the Scheduled Principal Balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Scheduled Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding.

     The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Trust includes, in addition to the mortgage pool, the following:

     o certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement;

     o any property that initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

     o all insurance policies described below, along with the proceeds of those policies;

     o rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty; and

     o    the rights of the Trust under the Swap Agreement.

     All of the Mortgage Loans were originated by FIC in accordance with underwriting guidelines established and maintained by FMC, a subsidiary of FIC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under "The Seller and the Underwriting Guidelines." Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     All of the Mortgage Loans were originated in 2004 and 2005. Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

     Approximately 83.53% of the Mortgage Loans provide for payment by the borrower of a Prepayment Penalty. Generally, each such Mortgage Loan provides for payment of a Prepayment Penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from six months to three years from the date of origination of such Mortgage Loan (with a weighted average at origination of 25 months for the Mortgage Loans), as described herein. The amount of the applicable Prepayment Penalty, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period. Prepayment Penalties will not be available to make payments to holders of the Notes. The Servicer or the Sub-Servicer may waive a Prepayment Penalty (without reimbursing the Trust from its own funds for any foregone Prepayment Penalty) only if (i) the prepayment is not the result of a refinancing by the Servicer or Sub-Servicer or their respective affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer or Sub-Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Penalty and the related Mortgage Loan or (ii) relates to a Prepayment Penalty the collection of which would, in the reasonable judgment of the Servicer or Sub-Servicer, be in violation of law. The Servicer or Sub-Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Penalty to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Penalty as described above).

     Approximately 31.95% of the Mortgage Loans, and approximately 26.02% and 37.74% of the Mortgage Loans in Group 1 and Group 2, respectively, have Original Loan-to-Value Ratios between 80.01% and 100.00%. As of the Cut-off Date, none of the Mortgage Loans have Original Loan-to-Value Ratios in excess of 100.00%. Approximately 82.58% of the Mortgage Loans, and approximately 84.42% and 80.79% of the Mortgage Loans in Group 1 and Group 2, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%. As of the Cut-off Date, none of the Mortgage Loans have Combined Loan-to-Value Ratios in excess of 100.00%.

     As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 348 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months.

     All of the Mortgage Loans in the mortgage pool provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, as described at "--The Index" below. There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment (i) in the case of approximately 87.74% of the Mortgage Loans, approximately two years following origination and (ii) in the case of approximately 11.52% of the Mortgage Loans, approximately three years following origination. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap, which range from approximately 1.000% to 3.000%. The Minimum Mortgage Rate for each Mortgage Loan is equal to such Mortgage Loan's initial Mortgage Rate.

     Effective with the first monthly payment due on each Mortgage Loan (other than the IO ARM Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (other than with respect to the IO ARM Loans, where the first scheduled principal payment will not be due until five years after the origination of the IO ARM Loans), and pay interest at the Mortgage Rate as so adjusted. Each Mortgage Loan is subject to a Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date after the first Adjustment Date.

     Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See "--The Index" below.

     The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

     As of the Cut-off Date, no more than 2 of the Mortgage Loans were between 30 and 59 days delinquent.

     As of the Cut-off Date, the aggregate Scheduled Principal Balance of the Mortgage Loans was approximately $749,999,396. As of the Cut-off Date, the average Scheduled Principal Balance of the Mortgage Loans was approximately $208,913, the minimum Scheduled Principal Balance was approximately $33,813, the maximum Scheduled Principal Balance was approximately $712,500, the lowest current Mortgage Rate and the highest current Mortgage Rate were 4.990% and 10.250% per annum, respectively, and the weighted average Mortgage Rate was approximately 6.958% per annum. The weighted average Original Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date was approximately 81.30%, and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date was approximately 92.14%.

     The weighted average Credit Score at origination of the Mortgage Loans that were scored as of their respective origination was approximately 650. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

     As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Index

     As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for each Mortgage Loans will be the Six-Month LIBOR Index as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

     The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the columns in Annex B may not equal the total indicated due to rounding.

                   The Seller and the Underwriting Guidelines

     All of the Mortgage Loans were originated generally in accordance with the underwriting guidelines established and maintained by FMC, a nationwide mortgage banking company and wholly-owned subsidiary of FIC.

The Seller

     Fieldstone Mortgage Company, or FMC, originates, finances, sells, securitizes and services both conforming loans and non-conforming loans secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC focuses on providing the best loan available for a given borrower's needs and credit history. FMC's conforming loans are loans that meet the underwriting criteria required for a mortgage loan to be saleable to a federally owned or sponsored mortgage agency, such as Ginnie Mae, Fannie Mae or Freddie Mac, the borrowers of which generally have strong credit payment histories and relatively low levels of consumer debt, or are eligible for government guaranteed mortgages. A non-conforming loan generally does not meet the eligibility requirements of Ginnie Mae, Fannie Mae or Freddie Mac because the borrower's cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market. FMC's non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value (LTV) ratios, less income documentation, and/or higher debt ratios than conforming borrowers.

     FMC's principal executive offices are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and its main telephone number is 410-772-7200. Fieldstone Investment Corporation, or FIC, FMC's parent company, has elected to be taxed as a real estate investment trust.

     The Mortgage Loans included in the Trust are non-conforming loans.

     FMC originates loans primarily in the wholesale market, through mortgage brokers. FMC also originates loans directly with customers through its retail branch network.

     The following table summarizes certain information regarding FMC's total loan originations:

                                                                         Year Ended December 31,
                                                                  ------------------------------------
                                                        2004         2003         2002         2001         2000
                                                     ----------   ----------   ----------   ----------   ----------
                                                                             (in thousands)
Aggregate Loan Originations
   Non-Conforming Loans ..........................   $6,185,045   $5,148,182   $2,479,323   $1,175,389   $  681,135
         As a percentage of total originations ...           83%          70%          62%          52%          60%
   Conforming Loans ..............................   $1,290,202   $2,223,868   $1,537,084   $1,070,455   $  459,192
         As a percentage of total originations ...           17%          30%          38%          48%          40%
   Total Originations ............................   $7,475,247   $7,372,050   $4,016,407   $2,245,844   $1,140,327
                                                     ==========   ==========   ==========   ==========   ==========

     Non-Conforming Loan Products

     Each mortgage loan originated by FMC is underwritten pursuant to FMC's underwriting guidelines by FMC underwriters prior to the loan closing. FMC's underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower's income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. Nevertheless, each program relies upon an underwriter's analysis of each borrower's ability to repay the loan according to its terms, the risk that the borrower will not repay, the fees and rates charged, the value of the collateral, the benefit the loan is providing to the borrower, and the loan amounts relative to the risk. FMC's underwriting standards are applied in a standardized manner that complies with applicable federal and state laws and regulations.

     FMC underwrites its non-conforming loans to meet the specific guidelines of one of FMC's six first-lien loan programs and, if applicable, one of its three second-lien loan programs. In practice, FMC generally originates its second-lien loans in conjunction with a first-lien loan at a simultaneous closing. Each of FMC's first-lien and second-lien programs, described briefly below, offers features that are unique. FMC's general underwriting and compliance guidelines, however, are consistent across all programs:

     o Wall Street: The Wall Street program utilizes both credit score and mortgage history and offers loans for borrowers with Alt-A credit. This program offers both first and second liens.

     o Bay Street: The Bay Street program is credit score driven and offers high LTV loans (up to 95%) for borrowers with strong subprime credit. This program offers first liens only.

     o High Street: The High Street program utilizes traditional credit underwriting and offers high LTV loans (up to 100%) for borrowers with strong credit histories and good subprime credit. This program offers both first and second liens.

     o Main Street: The Main Street program offers lower LTV loans for borrowers with subprime credit. This program offers first liens only.

     o South Street: The South Street program is credit score driven and offers lower LTV loans (up to 70%) for borrowers with limited credit. This program offers first liens only and does not allow subordinate financing.

     o 42nd Street: The 42nd Street program is credit score and mortgage history driven and offers high LTVs (up to 100%) for borrowers with Alt-A credit. This programs offers both first and second liens.

     Any of the first lien programs may be combined with one of the second lien programs. For example, a High Street first lien can close simultaneously with a Wall Street second lien. Allowable loan to value ratios (LTVs) and combined, first and second, loan to value ratios (CLTVs) for each program are identified within the individual program guidelines.

The Fieldstone Underwriting Guidelines

     Each non-conforming mortgage loan that FMC originates is underwritten in accordance with FMC's underwriting guidelines. FMC's underwriting guidelines are designed to help FMC underwriters evaluate a borrower's credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. For the non-conforming loans, FMC underwriters review the borrower's credit history from all three nationally-recognized credit bureaus. FMC also uses credit scores provided by credit reporting agencies as part of its underwriting process.

     For most of FMC's higher debt ratio and higher LTV loan programs, no exceptions are allowed to the underwriting guidelines. However, for lower LTV loans or for borrowers with lower debt ratios, FMC's policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. FMC's underwriting process and guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

     FMC Underwriting Personnel. All of FMC's non-conforming loans are underwritten by FMC's on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC underwriters review each non-conforming loan in one of its eleven regional funding centers. FMC believes that this regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its loan originators and branch managers, its information systems, and its rigorous quality control process ensure the continued high quality of the loans.

     Underwriting Guidelines. FMC underwriting guidelines are established by FMC's credit committee, which is composed of FMC's President, Executive Vice President for Secondary Marketing and Chief Credit Officer. The credit committee meets regularly to review proposed changes to underwriting guidelines. If an individual loan application does not meet FMC's formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower's obligations, the loan origination teams and underwriters can make underwriting exceptions with a manager's written approval. These exceptions must be within formal exception policies and approval authorities.

     Credit Classifications. A critical function of the underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. FMC has established six principal classifications, "A+" to "D," with respect to the credit profile of potential borrowers, and FMC underwriters assign a rating to each loan based upon these classifications. Credit grades for each loan program are assigned by analyzing factors such as mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio.

     Guidelines-First Priority Liens

     The following tables set forth the LTV and debt service-to-income ratio maximums for FMC's non-conforming first lien loan programs based upon documentation type, property type and credit (see "--Employment, Income and Asset Verification and Source of Funds" below):

              Wall Street--Single Family, PUD, Condo and 2-4 Units

                              (FICO-Driven Program)

                                                                                LTV (in %)                    (in %)
                                                               -------------------------------------------   -------
                                                               Full Doc    Stated     Full Doc    Stated     Maximum
      FICO    Mortgage      Consumer          Time Elapsed       Owner      Owner    Non-Owner   Non-Owner    Debt
     Score    History        Credit          Since BK / FC     Occupied   Occupied    Occupied    Occupied   Ratio*
    -------   --------   --------------   ------------------   --------   --------   ---------   ---------   -------
A     660+      1x30     Not considered   24 mo BK/ 36 mo FC      85         85          80          80         50
    620-659     1x30     Not considered   24 mo BK/ 36 mo FC      85         85          80          80         50

----------
*    Debt Ratio Exceptions to 55% are allowed under the following circumstances:

     o    Owner Occupied, Full Documentation only (Bank Statement not allowed);

     o    Minimum credit score of 640 for Primary Wage Earner;

     o    No 2-4 unit purchases;

     o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

     o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

--------------------------------------------------------------------------------
  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of
                     30-day delinquencies in last 12 months
--------------------------------------------------------------------------------

               Bay Street--Single Family, PUD, Condo and 2-4 Units
                              (FICO-Driven Program)

                                                                     LTV (in %)                    (in %)
                                      # Months              -------------------------------------------   -------
                                       Elapsed              Full Doc    Stated     Full Doc    Stated     Maximum
      FICO    Mortgage    Consumer      Since    Property     Owner      Owner    Non-Owner   Non-Owner    Debt
     Score     History     Credit      BK / FC     Type     Occupied   Occupied    Occupied    Occupied   Ratio*
    -------   --------   ----------   --------   --------   --------   --------   ---------   ---------   -------
A     625+      N/A**        Not         24        SFD,        95         90          90         ***
    600-624              considered                PUD,        95         80          85         ***         50
    575-599                                        Row,        90         75          80         ***
                                                   Condo

A     625+      N/A**        Not         24      2-4 Unit      95         85          85         ***
    600-624              considered                            95         75          85         ***         50
    575-599                                                    90         75          80         ***

----------

* Bay Street allows for 55% Debt Ratio for Full Documentation loans with combined loan to value of less than or equal to 85%. Bay Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with combined loan to value of greater than 85% but less than or equal to 95% under the following circumstances:

     o    Owner Occupied, Full Documentation only (Bank Statement not allowed);

     o    Minimum 640 score for Primary Wage Earner;

     o    No 2-4 unit purchases;

     o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

     o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

** Prior mortgage loan cannot be more than one month delinquent at origination of new loan with Fieldstone Mortgage. If housing history is not reported and rated on the credit report, a maximum of 2x30 is allowed within the last 12 months as reported by the verification of mortgage.

***  No programs were available.

--------------------------------------------------------------------------------
  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of
                     30-day delinquencies in last 12 months
--------------------------------------------------------------------------------

              High Street--Single Family, PUD, Condo and 2-4 Units*

                                                                             LTV (in %)                         (in %)
                                                 # Months   -------------------------------------------   ------------------
                         Consumer     Consumer   Elapsed    Full Doc    Stated     Full Doc    Stated           Maximum
      FICO   Mortgage     Credit       Credit     Since       Owner      Owner    Non-Owner   Non-Owner          Debt
     Score    History      >90%         90%      BK / FC    Occupied   Occupied    Occupied    Occupied         Ratio*
     -----   --------   ----------   ---------   --------   --------   --------   ---------   ---------   ------------------
A+    680      0x30     0x30 major      2x30      BK-24        100        100         80          75         50 (55% with
      640                 or 640                               100         90         80          75      credit score >640)
      580                                                      100         85         80          75
A     680      1x30     2x30 major      5x30      FC-36        100        100         75          75         50 (55% with
      640                 or 610                               100         90         75          75      credit score >640)
      580                                                      100         85         75          75
      540                                                       90         85         75          75
B+    500      2x30         N/A        5x30,      24 mo         90         75         **          **              50
                                        2x60

B     500      3x30         N/A        3x60,      24 mo         85         70         **          **              50
               1x60                     1x90
C+    500      2x60         N/A         2x90      24 mo         75         65         **          **              50
C     500      0x90         N/A      500 score    12 mo         70         60         **          **              50


----------
* 2-4 Unit refinance transactions are allowed up to the maximum loan-to-value according to credit grade as shown in the grid above. 2-4 Unit purchase transactions are available with Full Documentation only up to a maximum of 90% loan-to-value/combined loan-to-value and are available only with a credit grade of A+, A or B.

**   No programs were available.

--------------------------------------------------------------------------------
  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-, 60- or 90-day delinquencies in last 12 months; Consumer Credit 90%=History of consumer delinquency for loans where LTV >90%
--------------------------------------------------------------------------------

               42nd Street--Single Family, PUD, Condo and 2-Units
                              (FICO-Driven Program)

                                                                           LTV (in %)                   (in %)
                                                         -------------------------------------------   -------
                                  # Months               Full Doc    Stated     Full Doc     Stated    Maximum
     FICO   Mortgage   Consumer     Since     Property     Owner      Owner    Non-Owner   Non-Owner     Debt
    Score    History    Credit      BK/FC       Type     Occupied   Occupied    Occupied    Occupied    Ratio*
    -----   --------   --------   --------   ---------   --------   --------   ---------   ---------   -------
A    620      0x30       0x90       BK-24                    90         **        80           **          50
     620      1x30       0x90                 SFD/PUD        90         **        80           **          50
     620      2x30       0x90                                85         **        80           **          50
A    620      0x30       0x90       FC-36      Condo         90         **        80***        **          50
     620      1x30       0x90                   and          90         **        80***        **          50
     620      2x30       0x90                2-Unit***       85         **        80***        **          50

----------
* 42nd Street allows up to a 55% Maximum Debt Ratio for Full Documentation loans under the following circumstances:

     o    Owner Occupied, Full Documentation only;

     o    Minimum 640 score for Primary Wage Earner;

     o    No 2-Unit purchases;

     o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

     o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**   No programs were available.

***  2-Unit Non-Owner Occupied transactions not available.

--------------------------------------------------------------------------------
     BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage
               History=# of 30-day delinquencies in last 12 months
--------------------------------------------------------------------------------

               Main Street--Single Family, PUD, Condo and 2 Units
                      3-4 units require a 5% LTV reduction

                                                                            LTV (in %)                  (in %)
                                                         -------------------------------------------   -------
                                           # Months      Full Doc    Stated     Full Doc     Stated    Maximum
     Mortgage         Consumer             Elapsed        Owner       Owner    Non-Owner   Non-Owner     Debt
     History           Credit            Since BK/FC     Occupied   Occupied    Occupied    Occupied    Ratio*
     --------   --------------------   ---------------   --------   --------   ---------   ---------   -------
A      1x30        30's, No 60's            24 mo           90         80          85          **         50
A-     3x30     30's, Isolated 60's         24 mo           90         80          80          **         50
B      1x60     60's, Isolated 90's         18 mo           85         75          75          **         50
C      1x90     90's, Isolated 120's        12 mo           80         70          70          **         50
D     No NOD         500 score         Less than 12 mo      70         **          **          **         50

----------
* Main Street allows for 55% Debt Ratio for Full Documentation loans with CLTVs less than or equal to 85%. Main Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with CLTVs greater than 85% but less than or equal to 90% under the following circumstances:

     o    Owner Occupied, Full Documentation only (Bank Statement not allowed);

     o    Minimum 640 score for Primary Wage Earner;

     o    No 2-4 unit purchases;

     o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

     o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**   No programs were available.

--------------------------------------------------------------------------------
     BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; NOD=Notice of
   Default; Mortgage History=# of 30-, 60- or 90-day delinquencies in last 12 months
--------------------------------------------------------------------------------

              South Street--Single Family, PUD, Condo and 2 Units*

                                                                           LTV (in %)                      (in %)
                                                          -------------------------------------------    ----------
                                                          Full Doc    Stated     Full Doc     Stated      Maximum
     FICO   Mortgage    Consumer        Time Elapsed        Owner      Owner    Non-Owner   Non-Owner       Debt
    Score    History     Credit          Since BK/FC      Occupied   Occupied    Occupied    Occupied      Ratio
    -----   --------   ----------   -------------------   --------   --------   ---------   ---------    ----------
A    575      N/A**        Not      1 Day BK / 12 mo FC      70         70          70          70        Full Doc
                       considered                                                                           55%
                                                                                                         Stated 50%

A    550      N/A**        Not      1 Day BK / 12 mo FC      60         60          60          60        Full Doc
                       considered                                                                           55%
                                                                                                         Stated 50%

----------
*    South Street Program implemented on February 2, 2004.

**   Prior mortgage loan cannot be more than one month delinquent at closing.

--------------------------------------------------------------------------------
           BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company
--------------------------------------------------------------------------------

     Property and Appraisal Information. FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. FMC also requires that appraisals address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes cost analyses (when appropriate) based upon both the current cost of constructing a similar home and a market value analysis based upon recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Before FMC funds any mortgage loan, FMC requires every appraisal to be reviewed by either a non-affiliated appraisal review firm or by one of its qualified underwriters using additional data to evaluate the appraisal. In conjunction with the appraisal review policy, FMC requires that either automated value measures, field reviews or second full appraisals on each of its non-conforming loans are ordered to validate the appraisals. The appraisal review process mandates that an appraisal be separately validated unless, in limited circumstances, an FMC underwriter certifies the value of the property without review. The appraisal may not be more than 180 days old on the day the loan is funded.

     Employment, Income and Asset Verification and Source of Funds. FMC's underwriting guidelines include review of the income of each applicant pursuant to the loan programs. Under each of these programs, FMC personnel review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, and calculate debt service-to-income ratios to determine the applicant's ability to repay the loan.

     FMC offers five levels of income documentation, all of which require verbal verification of employment within five days of loan closing:

     o Full Documentation: Current pay stubs and W-2s for wage earners and two years' tax returns for self-employed borrowers are required for this documentation option. Any borrowers receiving fixed income of any kind must fully verify all income used for qualifying.

     o 24 Months of Bank Statements: This documentation option is allowed for all employment types and uses an average of deposits for the most recent 24 months. This documentation level is typically considered the same as full documentation for LTV and pricing purposes.

     o 12 Months of Bank Statements: This documentation option is allowed for self-employed borrowers only. This documentation level is typically considered the same as full documentation for LTV purposes, but does not require an add-on to the full documentation coupon.

     o Limited Documentation: Acceptable verification of income for this documentation option is determined by the borrower's type of employment; year-to-date pay stub, most recent 1099 and six-months of bank statements are all allowed depending on whether the borrower is a wage earner, a contractor or is self-employed, respectively. This documentation option requires a LTV reduction but does not require an add-on to the full documentation coupon.

     o Stated Documentation: This documentation option is allowed for all employment types. Wage-earners must verify two years of employment in the same profession. Self-employed borrowers must provide evidence that the business has been owned and operated for at least two years. This documentation option requires both an LTV reduction and an add-on to the full documentation coupon.

     Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all full documentation programs. The guidelines generally require a standard verification of deposit, two months' consecutive bank statements or other documentation accepted by FMC underwriters.

     Quality Control. FMC's Quality Control department consists of five auditors located at FMC's home office. The quality control department generally reviews and re-underwrites approximately 7% of all of the loans that are originated. These loans are generally a statistically representative random sample, although FMC may make targeted samples of loans at the request of management.

     The quality control department reports on a regular basis all of its findings to members of senior management and to the respective managers so that they can implement corrective actions. FMC management analyzes the results of these audits as well as performance trends and servicing issues. Based upon this analysis, FMC will take corrective actions as necessary.

                               The Master Servicer

     The information set forth in the following paragraph has been provided by the Master Servicer. None of the Depositor, the Indenture Trustee, the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

     Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is a banking subsidiary of Wells Fargo & Company.

                                  The Servicer

     Fieldstone Servicing Corp. will be named as Servicer of the Mortgage Loans under the Transfer and Servicing Agreement. All of the Mortgage Loans, however, will be sub-serviced by Chase, as Sub-Servicer, which will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement. Notwithstanding the obligations of the Sub-Servicer to service the Mortgage Loans, the Servicer will remain responsible, pursuant to the terms of the Transfer and Servicing Agreement, for the acts and omissions of the Sub-Servicer in respect of its obligation to service the Mortgage Loans. Under the Transfer and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer or the Sub-Servicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. See "Servicing of the Mortgage Loans" below.

                                The Sub-Servicer

     The information set forth in the following paragraphs has been provided by the Sub-Servicer. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

Chase Home Finance LLC

     Prior to January 1, 2005, JPMorgan Chase Bank, National Association formed Chase Home Finance LLC ("Chase") as a wholly-owned, limited liability corporation. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing business. On January 1, 2005, CMMC merged with and into Chase with Chase as the surviving entity. Chase is engaged in the business of servicing mortgage loans and will continue to service its servicing portfolio existing prior to January 1, 2005.

     Set forth below is the historical delinquency, foreclosure and loan loss data for Chase's portfolio of fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by Chase and subsequently securitized in asset-backed transactions (the "Chase Subprime Securitized Servicing Portfolio"). The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of Chase, and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans could be significantly worse. Moreover, the Mortgage Loans were originated by the Seller or a subsidiary of the Seller and were not originated by Chase and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

     Chase Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio.

                  Delinquency and Foreclosure Experience of the
                 Chase Subprime Securitized Servicing Portfolio

                          As of September 30,                               As of December 31,
                        ----------------------   ----------------------------------------------------------------------
                                 2004                     2003                    2002                     2001
                        ----------------------   ----------------------   ---------------------   ---------------------
                         Number       Dollar      Number       Dollar      Number      Dollar      Number      Dollar
                        of Loans      Amount     of Loans      Amount     of Loans     Amount     of Loans     Amount
                        --------   -----------   --------   -----------   --------   ----------   --------   ----------
Portfolio............     81,448   $10,181,544     90,370   $11,146,244     73,597   $8,326,818     66,278   $7,274,554
Delinquency
   30-59 days........       2.37%         1.78%      2.40%         1.83%      2.69%        2.28%      2.27%        1.96%
   60-89 days........       0.70%         0.53%      0.84%         0.66%      0.86%        0.72%      0.71%        0.65%
   90 days or more...       1.64%         1.27%      1.43%         1.15%      1.41%        1.21%      0.89%        0.79%
                          ------   -----------     ------   -----------     ------   ----------     ------   ----------
Total................       4.71%         3.58%      4.67%         3.64%      4.96%        4.21%      3.88%        3.40%
                          ======   ===========     ======   ===========     ======   ==========     ======   ==========
Foreclosure rate.....       2.30%         1.86%      2.47%         2.06%      2.65%        2.48%      1.78%        1.64%
REO properties.......        517           N/A        532           N/A        480          N/A        264          N/A

     The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

     The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by Chase pending disposition.

                              Loan Loss Experience
              of the Chase Subprime Securitized Servicing Portfolio

                                              Nine-Month
                                            Period Ending
                                            September 30,          Year Ending December 31,
                                            -------------   ------------------------------------
                                                 2004          2003         2002         2001
                                            -------------   ----------   ----------   ----------
Average amount outstanding...............    $10,701,852    $9,642,035   $7,902,732   $5,018,737
Net losses...............................    $    54,745    $   73,504   $   43,458   $   29,783
Net losses as a percentage of average
   amount outstanding....................           0.51%         0.76%        0.55%        0.59%

     The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by Chase to be uncollectible, less amounts received by Chase as recoveries from liquidation proceeds and deficiency judgments.

     There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above. Therefore, Chase cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

     In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

     Collection Procedures. Chase employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, Chase makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Chase will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                         Servicing of the Mortgage Loans

General

     Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Sub-Servicer, except as described under "--Servicing Compensation and Payment of Expenses", "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "--Advances" below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer, and appoint a successor servicer as provided in the Transfer and Servicing Agreement.

     In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the Noteholders including, without limitation, selling defaulted Mortgage Loans and REO properties.

     All of the Mortgage Loans will be sub-serviced by the Sub-Servicer pursuant to the terms and conditions of the Transfer and Servicing Agreement. The Sub-Servicer will be required to perform all duties of the Servicer under the Transfer and Servicing Agreement, but the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans.

Servicing Compensation and Payment of Expenses

     As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to the Master Servicing Fee. In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator. The fees and expenses of the Trust Administrator will be paid by the Master Servicer.

     The Servicer and the Sub-Servicer will be paid in the aggregate, the Servicing Fee. If the Servicer or Sub-Servicer is terminated and replaced by a successor servicer or sub-servicer, as applicable, the aggregate compensation payable to such successor servicer and sub-servicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer and Sub-Servicer are entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Transfer and Servicing Agreement.

     The Servicing Fee is subject to reduction as described below under "Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

     The Master Servicer, the Servicer and the Sub-Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

     Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Sub-Servicer (or if it fails to do so, the Servicer) will be required to pay Compensating Interest into the Collection Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date; provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer and the Sub-Servicer fail to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute Prepayment Interest Excess, which will be retained by the Servicer or the Sub-Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date.

Advances

     Subject to the limitations described below, on each Servicer Remittance Date, the Sub-Servicer (or if it fails to do so, the Servicer), will be required to make Advances from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Payment Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. The Sub-Servicer (or, if it fails to do so, the Servicer) is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Sub-Servicer and Servicer fail in their obligations to do so, to the extent provided in the Transfer and Servicing Agreement. In the event the Sub-Servicer, Servicer or Master Servicer previously made Advances which later are determined to be nonrecoverable, the Sub-Servicer, Servicer or Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to payments to Noteholders. If the Sub-Servicer, Servicer or Master Servicer, as applicable, determines on any Determination Date to make an Advance, such Advance will be included with the payment to holders of the Notes on the related Payment Date. In addition, the Sub-Servicer, Servicer or Master Servicer, as applicable, may withdraw from the applicable Custodial Account or the Collection Account, as applicable, funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Advances previously made. Any failure by the Sub-Servicer or Servicer to make an Advance as required by the Transfer and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Transfer and Servicing Agreement.

Collection of Taxes, Assessments and Similar Items

     The Servicer and the Sub-Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

     The Master Servicer, the Servicer and the Sub-Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

     The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master Servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Master Servicer Default; Servicer Default; Sub-Servicer Default

     If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Transfer and Servicing Agreement, the Indenture Trustee shall promptly terminate the Master Servicer. In such event, the Indenture Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

     If the Sub-Servicer is in default in its obligation under the Transfer and Servicing Agreement, the Servicer will terminate the Sub-Servicer and either appoint a successor Sub-Servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Sub-Servicer. If the Servicer succeeds to the responsibilities of the Sub-Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

     If the Servicer is in default in its obligations under the Transfer and Servicing Agreement (including its obligations with respect to a defaulting Sub-Servicer), the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

     The Transfer and Servicing Agreement permits either the Servicer or the Sub-Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer or the Sub-Servicer, the lender may appoint a successor servicer or successor sub-servicer, as applicable, provided that such successor servicer or successor sub-servicer, as applicable, meets the requirements for appointment of a successor servicer or successor sub-servicer, as applicable, under the Transfer and Servicing Agreement. See "--General" above.

                  The Mortgage Loan Purchase Agreement and the
                        Transfer and Servicing Agreement

General

     On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

     On the Closing Date, the Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date. Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

     Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

     As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording),
(3) for any Mortgage Loan not recorded with MERS System(R), an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

     Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Trust certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Loan Underwriting Procedures and Standards--Representations and Warranties." In addition, the Seller has represented to the Trust that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws;
(iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

Administration

     The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells Fargo will not receive additional compensation for such services as Trust Administrator.

Amendment

     The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer, the Sub-Servicer, the Ownership Certificate Holder and the Indenture Trustee, with the consent of the Swap Counterparty (to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect), but without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Notes.

     The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Sub-Servicer and the Indenture Trustee with the consent of the Swap Counterparty (to the extent such amendment materially adversely affects the amount, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect) the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Ownership Certificate Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected


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thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

Voting Rights

     At all times 98% of all voting rights will be allocated among the holders of the Notes (other than the Class A-IO Notes) as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the holders of the Class A-IO Notes and the Ownership Certificate will each be allocated 1% of the voting rights for so long as the related class remains outstanding. After the Payment Date in February 2006, the voting rights allocable to the Class A-IO Notes shall transfer to the Ownership Certificate and thereafter, the Ownership Certificate shall be allocated 2% of the voting rights. The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount or Class Notional Amount, as applicable, of such Notes or Percentage Interest of such Ownership Certificate.

                      The Trust Agreement and the Indenture

General

     The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar, Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Fieldstone 2005-1.

     The following summary describes the Trust, the Owner Trustee, the Indenture Trustee, certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

The Trust

     Fieldstone Mortgage Investment Trust, Series 2005-1 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Swap Agreement, issuing the Notes, making payments on the Notes, and related activities.

     On the Closing Date, the Trust will pledge the Mortgage Loans, the Swap Agreement and other Trust assets to the Indenture Trustee as security for the issuance of the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

     The Trust's principal offices are located in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as Owner Trustee, at the address set forth below under "--The Owner Trustee."


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The Owner Trustee

     U.S. Bank Trust National Association will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. U.S. Bank Trust National Association is a national banking association and its principal offices are located at 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Corporate Trust Services. The initial and annual fee payable to the Owner Trustee will be paid out of the Interest Remittance Amount and will be an obligation of the Trust.

     The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

The Indenture Trustee

     HSBC Bank USA, National Association will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee's Corporate Trust Office is located at 452 Fifth Avenue New York, New York 10018, Attention: Corporate Trust, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

Certain Matters under the Agreements

     Events of Default Under the Indenture. Indenture Defaults will generally consist of: (i) a default for 30 days or more in the payment of any Current Interest due on any class of Notes; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture;
(v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.

     If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for three months or more in the payment of any interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the


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proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

     If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

     If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

     In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificate Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

     Redemption. On any Payment Date on which the Aggregate Loan Balance at the beginning of the Due Period related to that Payment Date is less than 20% of the Aggregate Loan Balance as of the Cut-off Date, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price. The Master Servicer, the Servicer and the Sub-Servicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. If the Servicer fails to exercise such option on the first Payment Date on which the Aggregate Loan Balance at the beginning of the Due Period related to that Payment Date is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, the margin on each of the Senior Principal Notes will increase to 2 times their respective margins set forth in the table on page S-iii, and the margin on each of the Class M Notes will increase to 1.5 times their respective margins set forth in the table on page S-iii beginning on the next Payment Date.

     The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificate Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Amendment

     Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Amendment," except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificate Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                  Yield, Prepayment and Maturity Considerations

General

     The weighted average life of and the yield to maturity on each class of Notes will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of


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principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

     The yields on the Notes may be adversely affected by Net Swap Payments and swap termination amounts owed to the Swap Counterparty. Any Net Swap Payment or swap termination amount payable to the Swap Counterparty will reduce amounts available for payment to Noteholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the Swap Notional Balance on which payments due under the Swap Agreement are calculated may exceed the Aggregate Loan Balance, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Notes.

     The weighted average life of and yield to maturity on each class of Notes will also be influenced by the amount of Monthly Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Class Principal Amount of such Notes. The level of Monthly Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Amounts of the Senior Principal Notes and the Class M Notes will be influenced by, among other factors:

     (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Scheduled Principal Balance than the Class Principal Amount of the related Senior Principal Notes and Class M Notes);

     (2)  the delinquency and default experience of the related Mortgage Loans;

     (3)  the level of One-Month LIBOR;

     (4)  the applicable Mortgage Index for the Mortgage Loans; and

     (5) the provisions of the Indenture that permit Monthly Excess Cashflow to be distributed to the Ownership Certificate when required overcollateralization levels have been met.

     To the extent that greater (or lesser) amounts of Monthly Excess Cashflow are paid in reduction of the Class Principal Amounts of a class of Notes, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Monthly Excess Cashflow paid at any time or in the aggregate. See "Description of the Notes--Credit Enhancement."

Prepayments and Yields for Notes

     Generally, if purchased at other than par, the yield to maturity on the Notes will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, particularly any Interest-Only Note, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 83.53% of the Mortgage Loans contain Prepayment Penalties, the rate of principal prepayments during the term of such Prepayment Penalties may be less


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than the rate of principal prepayments for Mortgage Loans which do not contain
Prepayment Penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Penalties.

     Substantially all of the Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two or three years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

     Approximately 68.19% of the Mortgage Loans and approximately 95.75% and 41.32% of the Mortgage Loans to be included in Group 1 and Group 2, respectively, provide for payment of interest at the related Mortgage Rates, but no payment of principal for approximately the first five years following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans in Group 1 and Group 2 will, absent other considerations, result in longer weighted average lives of the related Notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such Notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such five-year period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, each mortgaged property


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was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

     The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrowers' equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes (other than the Class A-IO Notes) beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

     The Interest Rates on the Notes (other than the Class A-IO Notes) are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to the Mortgage Loans (Six-Month LIBOR) in the mortgage pool. As a result, the Interest Rates on the Notes (other than the Class A-IO Notes) are subject to the Net Funds Rate and the Fixed Rate Cap.

     The Net Funds Rate limits the Interest Rates on the Notes (other than the Class A-IO Notes) to a per annum rate determined on each Payment Date generally equal to the quotient of (a) the excess of (i) the amount of all interest received from the Mortgage Loans for that Payment Date, less expenses of the Trust (including any Net Swap Payments to the Swap Counterparty), plus any Net Swap Receipts received from the Swap Counterparty, over (ii) until the February 2006 Payment Date only, Current Interest on the Class A-IO Notes for that Payment Date, divided by (b) the product of (i) the sum of the Class Principal Amount of each Class of Notes (other than the Class A-IO Notes) before taking into account any payments of principal on that Payment Date and (ii) a fraction, the numerator which is the actual number of days in the related interest accrual period and denominator of which is 360. Any shortfalls arising from the application of the applicable Net Funds Rate will be carried over as described herein with accrued interest at the then-applicable Interest Rate (computed without regard to the applicable Net Funds Rate) and, if available, paid from Monthly Excess Cashflow in a later distribution. Various factors may cause the Net Funds Rate to limit the Interest Rate on the Notes. First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR. In addition, the Interest Rates on the Notes adjust monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of the Net Funds Rate may cause the Interest Rates on these Notes to be reduced for extended periods in a rising interest rate environment. The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Net Funds Rate limiting increases in the Interest Rates for these Notes. Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Owner Trustee Fee, certain expenses and any Net Swap Payments) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the Net Funds Rate determines the Interest Rate for a class of Notes for a Payment Date, the market value of those Notes may be temporarily or permanently reduced.


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     The Interest Rates on the Notes (other than the Class A-IO Notes) are also subject to the Fixed Rate Cap. The Fixed Rate Cap limits the Interest Rate on those Notes to a per annum rate of 12.25%. If the Interest Rate for a class of Notes for a Payment Date is limited to the Fixed Rate Cap, the market value of those Notes may be temporarily or permanently reduced.

     The Interest-Only Notes will have no principal amount, accruing interest solely on their Class Notional Amount, and therefore are offered at a premium. After the Payment Date in February 2006, the Class Notional Amount of the Class A-IO Notes will be zero, and the Class A-IO Notes will not be entitled to payments in respect of Current Interest. In the event that the Mortgage Loans prepay at a rapid rate resulting in a decline in the Aggregate Loan Balance below the applicable scheduled Class Notional Amount, investors in the Interest-Only Notes could fail to recover their initial investments.

     Maturity Date. The Maturity Date for each class of Notes is set forth in the chart appearing on page S-iii. The actual final Payment Date with respect to each class of Notes could occur significantly earlier than its Maturity Date because:

     (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof (other than with respect to the Class A-IO Notes);

     (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Notes (other than the Class A-IO Notes) as described herein; and

     (3) the Servicer may purchase all of the Mortgage Loans in the Mortgage Pool on any Payment Date on which the Aggregate Loan Balance at the beginning of the Due Period related to that Payment Date is less than 20% of the Aggregate Loan Balance as of the Cut-off Date.

     Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The Prepayment Assumption used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

     As used in the tables set forth on Annex C-2 hereto, "0% of the Prepayment Assumption" assumes no prepayments on the Mortgage Loans; "50% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 50% of the related Prepayment Assumption; "100% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Assumption; "150% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Assumption; and "200% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 200% of the related Prepayment Assumption.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of Prepayment Penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

     The weighted average lives of the Notes set forth on Annex C-2 hereto are determined by (1) multiplying the amount of each assumed principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) summing the results and (3) dividing the sum by the total principal payment on the Notes.

     The tables set forth on Annex C-2 hereto have been prepared on the basis of the Modeling Assumptions, including the assumption that Group 1 and Group 2 consist of mortgage loans having the approximate characteristics set forth on Annex C-1 hereto.

Additional Information

     The Depositor has filed additional yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                   Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

     In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes, other than the Retained Notes, will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

     In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a TMP. Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate.

     FIC will hold through FOC, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate. FIC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified FIC's qualification as a REIT, but instead has relied solely upon the representation made by FIC concerning its REIT status. If FIC were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

     At the issuance of the Notes, FIC will also acquire beneficial ownership of the Retained Notes. Because FIC's qualified REIT subsidiary will own the Ownership Certificate, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If FIC were to sell the Retained Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the Trust generally would be the same as those described in the section captioned "Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

Tax Consequences to Holders of the Notes

     Interest Income on the Notes. The Notes may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a Class of Notes would appear to equal the product of (1) 0.25%, (2) the stated redemption price at maturity of the Class and (3) the weighted average maturity of the Class, computed by taking into account the prepayment assumption discussed below.

     The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold. The stated redemption price at maturity of a debt instrument includes all payments, other than Qualified Stated Interest. Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, the Indenture Trustee will treat all stated interest on each Class of Notes as Qualified Stated Interest.

     To the extent stated interest payable on a Note is Qualified Stated Interest, such interest will be taxable as ordinary income to a beneficial owner of the Note in accordance with such beneficial owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the Note is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Note's stated redemption price at maturity. Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID in accordance with the PAC Method.

     Under the PAC Method, the amount of OID allocable to any accrual period for a Class of Notes will equal (1) the adjusted issue price of that Class of Notes at the end of the accrual period, minus (2) the sum of (i) the adjusted issue price of that Class of Notes at the beginning of the accrual period and (ii) any payments made on that Class of Notes during the accrual period of amounts included in the stated redemption price at maturity of that Class of Notes. The OID so determined is allocated ratably among the days in the accrual period.

     The adjusted issue price of a Class of Notes at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that Class of Notes at their yield to maturity. The remaining payments due are determined based on the prepayment assumption, but are adjusted to take into account the effect of payments actually made on the Mortgage Assets.

     For this purpose, the yield to maturity of a Class of Notes is determined by projecting payments due on that Class of Notes based on a prepayment assumption made with respect to the Mortgage Assets. The yield to maturity of a Class of Notes is the discount rate that, when applied to the stream of payments projected to be made on that Class of Notes as of its issue date, produces a present value equal to the issue price of that Class of Notes. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. For tax information reporting purposes, the Trust Administrator will assume a Prepayment Assumption of 100% for the Notes as set forth in the Modeling Assumptions. No representation, however, is made as to the rate at which principal payments or Recoveries on the Mortgage Assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the Mortgage Loans are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a Class of Notes is negative for any period, a beneficial owner of a Note of that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Note.

     Market Discount. If a purchaser acquires a Note at a discount from its outstanding principal amount (or, if the Note is issued with OID, its adjusted issue price), the purchaser will acquire the Note with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the Note and (iii) the remaining weighted average maturity of the Note), the market discount will be considered to be zero. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a Class of Notes, the prepayment assumption applicable to calculating the accrual of OID on such Notes applies.

     If a beneficial owner of a Note incurred or continues indebtedness to purchase or hold Notes with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such beneficial owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Amortizable Bond Premium. A purchaser of a Note that purchases the Note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Note and may elect to amortize the premium under Section 171 of the Code. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.

     Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Note to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method. If such an election were to be made and the Notes were to be acquired at a premium, such a beneficial owner would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such beneficial owner owns or acquires. Similarly, if the beneficial owner had acquired the Notes with market discount, the beneficial owner would be considered to have made an election described in Section 1278(b) of the Code to currently include in income accruals of market discount on all market discount bonds held or thereafter acquired.

     Sale or Other Disposition. If a beneficial owner of a Note sells, exchanges or otherwise disposes of the Note (or if the Note is redeemed), the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular beneficial owner generally will equal the beneficial owner's cost for the Note, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Note's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest paid to or accrued by a beneficial owner of a Note who is a not a U.S. Person (a "foreign person") generally will be considered portfolio interest and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the Ownership Certificate and is not a controlled foreign corporation with respect to which the holder of the Ownership Certificate is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the Notes is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a Note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Note.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Information Reporting and Backup Withholding. Payments of interest (including OID, if any) on a Note held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Payments of interest (including OID, if any) of a Note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

     Each beneficial owner of a Note (other than an exempt owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt owner fail to provide the required certification, backup withholding of U.S. federal income tax will apply to payments made in respect of the Notes, as well as to payments of proceeds from the sale of the Notes. The withheld amount must be remitted to the IRS, and the beneficial owner of the Note may claim the withheld amount as a credit against the beneficial owner's federal income tax liability. In addition, sales of Notes conducted through a broker generally must be reported to the IRS unless the broker determines that the seller is an exempt owner or the seller certifies its non-U.S. status (and certain other conditions are met).

     Treatment of Notes Held by Certain Holders. Notes owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Notes owned by a real estate investment trust will not be treated as "real estate assets" nor will interest on the Notes be considered "interest on obligations secured by mortgages on real property." In addition, the Notes will not be "qualified mortgages" for REMICs.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that a Class of Notes did not represent debt instruments for federal income tax purposes, those Notes might be treated as equity interests in the Trust. If, as a result, a REIT did not hold 100% of the equity in the Trust, the Trust could be subject to corporate income tax. Moreover, if a

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Class of Notes represented equity in the Trust, payments of interest on that
Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

     In addition to the federal income tax consequences described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA Considerations

General

     Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

     Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) and
(ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

     Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

     The Notes should not be purchased with the assets of a Benefit Plan if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

     Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

     Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

                         Legal Investment Considerations

     The Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class A-IO, Class M1, Class M2 and Class M3 Notes will constitute "mortgage related securities" under SMMEA. The Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Notes will constitute legal investments for them.

     No representations are made as to the proper characterization of the Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes) may adversely affect the liquidity of the Notes. See "Legal Investment Considerations" in the prospectus.

                                 Use of Proceeds

     Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the Mortgage Loans on the Closing Date.


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



                                  Underwriting

     Subject to the terms and conditions of the underwriting agreement dated June 23, 2004, and the terms agreement dated February 14, 2005, each between the Depositor and Lehman Brothers Inc. (an affiliate of the Depositor), as an Underwriter and as representative of Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Friedman, Billings, Ramsey & Co., Inc., the Underwritten Notes listed in the table below are being purchased from the Depositor by the Underwriters in the respective initial Class Principal Amount, in each case upon issuance of each such class.

                                                                Merrill Lynch,     Friedman,
                                                Credit Suisse   Pierce, Fenner     Billings,
                  Approximate       Lehman       First Boston       & Smith      Ramsey & Co.,
Class of Notes      Balance     Brothers Inc.        LLC         Incorporated         Inc.
--------------   ------------   -------------   -------------   --------------   -------------
1-A1 .........   $235,524,000    $176,643,000    $23,552,400      $23,552,400     $11,776,200
1-A2 .........     58,881,000      44,160,750      5,888,100        5,888,100       2,944,050
2-A1 .........    141,566,000     106,174,500     14,156,600       14,156,600       7,078,300
2-A2 .........    149,423,000     112,067,250     14,942,300       14,942,300       7,471,150
2-A3 .........     10,856,000       8,142,000      1,085,600        1,085,600         542,800
M1 ...........     27,375,000      20,531,250      2,737,500        2,737,500       1,368,750
M2 ...........     25,125,000      18,843,750      2,512,500        2,512,500       1,256,250
M3 ...........     15,375,000      11,531,250      1,537,500        1,537,500         768,750
M4 ...........     13,500,000      10,125,000      1,350,000        1,350,000         675,000
M5 ...........     12,000,000       9,000,000      1,200,000        1,200,000         600,000
M6 ...........     12,000,000       9,000,000      1,200,000        1,200,000         600,000
M7 ...........      9,750,000       7,312,500        975,000          975,000         487,500
M8 ...........      9,750,000       7,312,500        975,000          975,000         487,500
M9 ...........      7,500,000       5,625,000        750,000          750,000         375,000
                 ------------    ------------    -----------      -----------     -----------
   Total......   $728,625,000    $546,468,750    $72,862,500      $72,862,500     $36,431,250
                 ------------    ------------    -----------      -----------     -----------

     Distribution of the Underwritten Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Underwritten Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Underwritten Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the classes of Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they each intend to make a market in the Underwritten Notes, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Expenses incurred by the Seller and the Depositor in connection with this offering are expected to be approximately $850,000 in the aggregate.

     The Class A-IO and Class M10 Notes will be transferred to the Seller or an affiliate thereof on the Closing Date.

                                  Legal Matters

     Certain legal matters will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

                                     Ratings

     It is a condition of the issuance of the Notes that they be assigned the ratings designated below by Moody's, S&P and Fitch.

          Class of Notes            Moody's    S&P   Fitch
---------------------------------   -------   ----   -----
1-A1.............................      Aaa     AAA     AAA
1-A2.............................      Aaa     AAA     AAA
2-A1.............................      Aaa     AAA     AAA
2-A2.............................      Aaa     AAA     AAA
2-A3.............................      Aaa     AAA     AAA
A-IO.............................      Aaa     AAA     AAA
M1...............................      Aa1     AA+     AA+
M2...............................      Aa2     AA      AA
M3...............................      Aa3     AA-     AA-
M4...............................      A1       A+      A+
M5...............................      A2       A       A
M6...............................      A3       A-      A-
M7...............................     Baa1    BBB+    BBB+
M8...............................     Baa2    BBB     BBB
M9...............................     Baa3    BBB-    BBB-
M10..............................      N/R    BBB-     N/R

     The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of timely payments of interest and ultimate payment of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

     The ratings do not address the likelihood that any Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess Cashflow or that any payments will be paid to Noteholders from the Swap Agreement. In addition, the ratings on the Class A-IO Notes do not address whether investors in those Notes will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.

     The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Notes by any rating agency other than Moody's, S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

                            Glossary of Defined Terms

2/28 LIBOR IO ARM Loans          means 2/28 LIBOR ARM Loans which provide for
                                 the payment of interest only for a period of
                                 approximately five years after origination and
                                 thereafter provides for the payment of interest
                                 and principal sufficient to amortize such
                                 Mortgage Loans to maturity.

2/28 LIBOR ARM Loans             means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately two
                                 years after origination and thereafter have
                                 semi-annual interest rate and payment
                                 adjustments in substantially the same manner as
                                 Six-Month LIBOR Loans.

3/27 LIBOR IO ARM Loans          means 3/27 LIBOR ARM Loans which provide for
                                 the payment of interest only for a period of
                                 approximately five years after origination and
                                 thereafter provides for the payment of interest
                                 and principal sufficient to amortize such
                                 Mortgage Loans to maturity.

3/27 LIBOR ARM Loans             means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately three
                                 years after origination and thereafter have
                                 semi-annual interest rate and payment
                                 adjustments in substantially the same manner as
                                 Six-Month LIBOR Loans.

A-IO(1) Component                means the component of the Class A-IO Notes
                                 relating to Group 1.

A-IO(2) Component                means the component of the Class A-IO Notes
                                 relating to Group 2.

Accounts                         means the Custodial Accounts, the Collection
                                 Account and any other accounts maintained by the Trust Administrator, the Servicer or the Sub-Servicer pursuant to the Transfer and Servicing Agreement.

Accrual Period                   means, with respect to each class of Notes
                                 (other than the Class A-IO Notes) and a Payment
                                 Date, the period from and including the
                                 preceding Payment Date (or from the Closing
                                 Date in the case of the first Payment Date) to
                                 and including the day prior to such Payment
                                 Date and in the case of the Class A-IO Notes,
                                 the calendar month preceding the month in which
                                 such Payment Date occurs.

Adjustable Rate Mortgage Loan    means any Mortgage Loan as to which the related
                                 mortgage note provides for the adjustment of
                                 the Mortgage Rate applicable thereto.

Adjustment Date                  means, with respect to an Adjustable Rate
                                 Mortgage Loan, generally the first day of the
                                 month or months specified in the related
                                 mortgage note.

Advance                          means, with respect to a Servicer Remittance
                                 Date, an advance of the Sub-Servicer's,
                                 Servicer's or Master Servicer's own funds, as

                                 applicable, or funds in the related Collection
                                 Account that are not required to be paid on the related Payment Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

Aggregate Loan Balance           means, as of any date of determination, an
                                 amount equal to the aggregate of the Scheduled
                                 Principal Balances of the Mortgage Loans as of
                                 such date.

Aggregate                        means, for any Payment Date, an amount equal to
Overcollateralization            the lesser of (a) the aggregate of the
Release Amount                   Principal Remittance Amount of each Mortgage
                                 Group for such Payment Date and (b) the amount,
                                 if any, by which (i) the Overcollateralization
                                 Amount for such date (calculated for this
                                 purpose on the basis of the assumption that
                                 100% of the aggregate of the Principal
                                 Remittance Amount for such date is applied on
                                 such date in reduction of the aggregate of the
                                 Class Principal Amounts of the Notes) exceeds
                                 (ii) the Targeted Overcollateralization Amount
                                 for such date.

Basis Risk Shortfall             means, for any Class of Notes, other than the
                                 Class A-IO Notes, and any Payment Date, the sum
                                 of (a) the excess, if any, of (i) the amount
                                 that would have been the Current Interest for
                                 such Class had the Interest Rate for such Class
                                 been determined without regard to the Net Funds
                                 Rate over (ii) the actual amount of Current
                                 Interest for such Class, plus (b) any excess
                                 described in clause (a) for any prior Payment
                                 Date that remains unpaid, plus (c) interest
                                 accrued during the Accrual Period related to
                                 such Payment Date on the amount described in
                                 clause (b) at the Interest Rate applicable to
                                 such Class, determined without regard to the
                                 Net Funds Rate.

Benefit Plan                     means an employee benefit plan subject to
                                 Section 406 of ERISA or Section 4975 of the
                                 Code or any Similar Law or any entity deemed to
                                 hold the assets of the foregoing.

Book-Entry Notes                 means the Notes other than any Definitive
                                 Notes.

Business Day                     means any day other than (a) a Saturday or
                                 Sunday or (b) a day on which banking
                                 institutions in the State of Arizona, State of
                                 California, State of Delaware, State of
                                 Maryland, State of Minnesota, or City of New
                                 York, New York are authorized or obligated by
                                 law or executive order to be closed.

Calculation Period End Date      means, with respect to the Swap Agreement, the
                                 25th day of each month commencing in March
                                 2005, or if such day is not a Business Day, the
                                 first Business Day thereafter, unless that day
                                 falls in the next calendar month, in which case
                                 the Calculation Period End Date will be the
                                 first preceding day that is a Business Day.

Chase                            means Chase Home Finance LLC.

Class 1-A1 Trigger Event         means the situation that exists with respect to
                                 any Payment Date prior to the 37th Payment Date
                                 (the Payment Date in March 2008) if the
                                 quotient (expressed as a percentage) of (a) the
                                 aggregate Realized Losses incurred from the
                                 Cut-off Date through the last day of the
                                 calendar month preceding such Payment Date and
                                 (b) the Aggregate Loan Balance as of the
                                 Cut-off Date, exceeds 3.25%.

Class A Notes                    means the Class 1-A1, Class 1-A2, Class 2-A1,
                                 Class 2-A2, Class 2-A3 and Class A-IO Notes.

Class M Notes                    means the Class M1, Class M2, Class M3, Class
                                 M4, Class M5, Class M6 , Class M7, Class M8,
                                 Class M9 and Class M10 Notes.

Class Notional Amount            means, with respect to the Class A-IO Notes,
                                 the sum of the A-IO(1) Component and the
                                 A-IO(2) Component.

Class Principal Amount           means, with respect to any class of Notes
                                 (other than the Class A-IO Notes), the initial
                                 note principal balance of such class, reduced
                                 in the manner set forth in this prospectus
                                 supplement.

Clearstream Luxembourg           means Clearstream Banking Luxembourg.

Closing Date                     means on or about February 25, 2005.

Code means the Internal Revenue Code of 1986, as amended.

Collateral Value                 means, with respect to a Mortgage Loan the
                                 proceeds of which were used to purchase the
                                 related mortgaged property, the lesser of (a)
                                 the appraised value of such mortgaged property
                                 based on an appraisal made for the originator
                                 by an independent fee appraiser at the time of
                                 the origination of the related Mortgage Loan,
                                 and (b) the sales price of such mortgaged
                                 property at such time of origination and means,
                                 with respect to a Mortgage Loan the proceeds of
                                 which were used to refinance an existing
                                 Mortgage Loan, the appraised value of the
                                 mortgaged property based upon the appraisal
                                 obtained at the time of refinancing.

Collection Account               means the one or more accounts established by
                                 the Trust Administrator, for the benefit of the
                                 Noteholders, into which the Servicer and
                                 Sub-Servicer are required to deposit or cause
                                 to be deposited certain payments, as described
                                 in the Transfer and Servicing Agreement.

Combined Loan-to-Value Ratio     means, for any Mortgage Loan, (a) the sum of
                                 (i) the principal balance of such Mortgage Loan
                                 at the date of origination and (ii) the
                                 principal balance of any mortgage loan the lien
                                 on which is junior to the lien on such Mortgage
                                 Loan, as at the date of origination of such
                                 second lien mortgage loan, divided by (b) the
                                 Collateral Value of the related mortgaged
                                 property.

Compensating Interest            means, with respect to any Payment Date, the
                                 amount required to be paid by the Servicer, the
                                 Sub-Servicer or the Master Servicer, as
                                 applicable, in respect of any Prepayment
                                 Interest Shortfalls incurred during the related
                                 Prepayment Period, which shall be limited to
                                 the Servicing Fee or the Master Servicing Fee
                                 with respect to the Servicer and the Master
                                 Servicer, respectively, or the portion of the
                                 Servicing Fee payable to the Sub-Servicer, with
                                 respect to the Sub-Servicer, payable for such
                                 Payment Date.

Component Notional Amount        means, for any Payment Date, the sum of the
                                 notional amount of the A-IO(1) Component and
                                 the A-IO(2) Component, as set forth under
                                 "Description of the Notes--Payments--Payments
                                 of Interest" for that Payment Date.

CPR or Constant Prepayment       means a prepayment assumption which represents
Rate                             a constant assumed rate of prepayment each
                                 month relative to the then outstanding
                                 principal balance of a pool of mortgage loans
                                 for the life of such mortgage loans.

Credit Score                     means the statistical credit score obtained by
                                 many mortgage lenders in connection with the
                                 loan application.

Current Interest                 means, with respect to any class of Notes
                                 (other than the Class A-IO Notes) or any
                                 component of the Class A-IO Notes and any
                                 Payment Date, the aggregate amount of interest
                                 accrued at the applicable Interest Rate during
                                 the related Accrual Period on the Class
                                 Principal Amount of such class or Component
                                 Notional Amount of such component immediately
                                 prior to such Payment Date, provided, however,
                                 that for any class of Class M Notes and for any
                                 Payment Date, Current Interest shall be reduced
                                 by the amount specified in clause (a) of the
                                 definition of Deferred Interest, if any, for
                                 such class and Payment Date. "Current Interest"
                                 with respect to the Class A-IO Notes and any
                                 Payment Date will equal the aggregate Current
                                 Interest on the components of such class for
                                 such date.

Cut-off Date                     means February 1, 2005.

Cut-off Date Balance             means the Aggregate Loan Balance as of the
                                 Cut-off Date.

Deferred Interest                means, for any class of Class M Notes and any
                                 Payment Date, the sum of (a) the aggregate
                                 amount of interest accrued at the applicable
                                 Interest Rate during the related Accrual Period
                                 on the Principal Deficiency Amount for that
                                 class, (b) any amounts due pursuant to clause
                                 (a) for such class for prior Payment Dates that
                                 remain unpaid and (c) interest accrued during
                                 the Accrual Period related to such Payment Date
                                 on the amount in clause (b) at the Interest
                                 Rate applicable to such class determined
                                 without regard to the Net Funds Rate.

Definitive Note                  means a physical note representing any Note.

Depositor                        means Structured Asset Securities Corporation.

Determination Date               means, with respect to a Payment Date, the
                                 fifteenth day of the month of such Payment Date
                                 (or, if not a Business Day, the immediately
                                 preceding Business Day).

DTC                              means The Depository Trust Company.

Due Date means a scheduled monthly payment date for any Mortgage Loan.

Due Period                       means, with respect to any Payment Date, the
                                 period beginning on the second day of the
                                 calendar month preceding the calendar month in
                                 which such Payment Date occurs and ending on
                                 the first day in the month in which such
                                 Payment Date occurs.

ERISA                            means the Employee Retirement Income Security
                                 Act of 1974, as amended.

Euroclear                        means the Euroclear System.

Euroclear Operator               means Euroclear Bank S.A./N.V., a bank
                                 incorporated under the laws of the Kingdom of
                                 Belgium.

European Depositaries            means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, N.A., as depositary for Euroclear,
                                 collectively.

FIC                              means Fieldstone Investment Corporation.

Fitch                            means Fitch Ratings or any successor.

Financial Intermediary           means a bank, brokerage firm, thrift
                                 institution or other financial intermediary.

Fixed Rate Cap                   means, with respect to a Payment Date, the per
                                 annum rate equal to 12.25%.

FMC                              means Fieldstone Mortgage Company.

FOC                              means Fieldstone Mortgage Ownership Corp.

FSC                              means Fieldstone Servicing Corp.

Group 1                          means the portion of the mortgage pool
                                 identified as "Group 1" in this prospectus supplement.

Group 1 Monthly Excess           means any Interest Remittance Amount for Group
Interest                         1 remaining after application pursuant to
                                 clauses (A)(i) through (v) under "Description
                                 of the Notes--Payments--Payments of Interest."

Group 1 Percentage               means, with respect to Group 1 and any Payment
                                 Date, the fraction, expressed as a percentage,
                                 the numerator of which is the Group Balance for
                                 Group 1 for such date and the denominator of
                                 which is the Aggregate Loan Balance for such
                                 date.

Group 2                          means the portion of the mortgage pool
                                 identified as "Group 2" in this prospectus supplement.

Group 2 Monthly Excess           means any Interest Remittance Amount for Group
Interest                         2 remaining after application pursuant to
                                 clauses (B)(i) through (v) under "Description
                                 of the Notes--Payments--Payments of Interest."

Group 2 Percentage               means, with respect to Group 2 and any Payment
                                 Date, the fraction, expressed as a percentage,
                                 the numerator of which is the Group Balance for
                                 Group 2 for such date and the denominator of
                                 which is the Aggregate Loan Balance for such
                                 date.

Group Balance                    means, with respect to each Mortgage Group and
                                 any Payment Date, the aggregate of the
                                 Scheduled Principal Balance of the Mortgage
                                 Loans in such Mortgage Group.

Hybrid Mortgage Loan             means an adjustable rate Mortgage Loan which
                                 after origination has a fixed Mortgage Rate for
                                 a period specified in the related mortgage
                                 note, and which converts at a later date to an
                                 adjustable Mortgage Rate.

Indenture                        means an indenture, dated as of February 1,
                                 2005 between the Issuer, the Trust
                                 Administrator and the Indenture Trustee.

Indenture Default                means any event of default under the Indenture.

Indenture Trustee                means HSBC Bank USA, National Association.

Indirect Participants            means Participants and organizations which have
                                 indirect access to the DTC system, such as
                                 banks, brokers, dealers and trust companies
                                 that clear through or maintain a custodial
                                 relationship with a Participant, either
                                 directly or indirectly.

Initial Deposit                  means approximately $604 which will be
                                 deposited by the Seller on the Closing Date in
                                 the Collection Account.

Initial Rate Cap                 means a fixed amount specified in the related
                                 mortgage note by which the related Mortgage
                                 Rate generally will not increase or decrease on
                                 the first Adjustment Date more than such fixed
                                 percentage.

Interest Determination Date      means each date that is the second LIBOR
                                 Business Day preceding the commencement of each
                                 Accrual Period for the Notes.

Interest Margin                  means, (a) for each class of Notes (other than
                                 the Class A-IO Notes), for any Payment Date on
                                 or before the first Payment Date

                                 described in clause (b) below: Class 1-A1, 0.250%; Class 1-A2, 0.290%; Class 2-A1, 0.120%;
                                 Class 2-A2, 0.220%; Class 2-A3, 0.350%; Class
                                 M1, 0.460%; Class M2, 0.500%; Class M3, 0.540%;
                                 Class M4, 0.720%; Class M5, 0.750%; Class M6,
                                 0.780%; Class M7, 1.250%; Class M8, 1.350%;
                                 Class M9, 2.000% and Class M10, 2.350%; and (b)
                                 for each class of Notes (other than the Class
                                 A-IO Notes), if the Servicer has not exercised its cleanup call on the Payment Date on which the Aggregate Loan Balance at the beginning of the Due Period related to that Payment Date is less than 10% of the Aggregate Loan Balance as of the Cut-off Date, then on each subsequent
                                 Payment Date the Interest Margin will be as follows: Class 1-A1, 0.500%; Class 1-A2,
                                 0.580%; Class 2-A1, 0.240%; Class 2-A2, 0.440%;
                                 Class 2-A3, 0.700%; Class M1, 0.690%; Class M2,
                                 0.750%; Class M3, 0.810%; Class M4, 1.080%;
                                 Class M5, 1.125%; Class M6, 1.170%; Class M7,
                                 1.875%; Class M8, 2.025%; Class M9, 3.000% and
                                 Class M10, 3.525%.

Interest-Only Notes              means the Class A-IO Notes.

Interest Rate                    means, (a) with respect to each Class of Notes
                                 (other than the Class A-IO Notes) on any
                                 Payment Date, the least of (i) One-Month LIBOR
                                 plus the Interest Margin for such Class, (ii)
                                 the Net Funds Rate and (iii) the Fixed Rate Cap
                                 and (b) with respect to the Class A-IO Notes, a
                                 per annum rate of 4.500%.

Interest Remittance Amount       means, with respect to any Payment Date and
                                 either Mortgage Group, the sum, without
                                 duplication, of (a) all scheduled interest due
                                 during the related Due Period that is received
                                 before the Servicer Remittance Date (less (i)
                                 the Servicing Fee and the Master Servicing Fee
                                 and (ii) all non-recoverable Advances relating
                                 to interest), (b) all Advances relating to
                                 interest, (c) all Compensating Interest
                                 relating to the related Prepayment Period, (d)
                                 liquidation proceeds collected during the
                                 related Prepayment Period (to the extent such
                                 liquidation proceeds relate to interest) and
                                 (e) proceeds of any Mortgage Loan in such
                                 Mortgage Group purchased by the Seller under
                                 the Mortgage Loan Purchase Agreement during the
                                 related Prepayment Period for document defects,
                                 breach of a representation or warranty or
                                 realized upon default or optional termination
                                 (to the extent such proceeds relate to
                                 interest) less, such Mortgage Group's pro rata
                                 share of: (x) the Owner Trustee Fee, (y) any
                                 expenses due to the Master Servicer, Servicer,
                                 the Sub-Servicer, the Indenture Trustee, the
                                 Owner Trustee or the Trust Administrator and
                                 (z) any Net Swap Payment.

Investor-Based Exemptions        means PTE 84-14 (relating to transactions
                                 effected by a "qualified professional asset
                                 manager"); PTE 90-1 (relating to transactions
                                 involving insurance company pooled separate
                                 accounts); PTE 91-38 (relating to transactions
                                 involving bank collective investment funds);
                                 PTE 95-60 (relating to transactions involving
                                 insurance company general accounts); PTE 96-23
                                 (relating to transactions


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



                                 effected by an "in-house asset manager"); and any other applicable exemption granted by the U.S. Department of Labor.

IO ARM Loans                     means the Six Month LIBOR IO ARM Loans, 2/28
                                 LIBOR IO ARM Loans and the 3/27 LIBOR IO ARM
                                 Loans.

IRS                              means the Internal Revenue Service.

Issuer                           means Fieldstone Mortgage Investment Trust,
                                 Series 2005-1.

LIBOR Business Day               means a day on which banks are open for dealing
                                 in foreign currency and exchange in London and
                                 New York City.

M1 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over (ii) the
                                 sum of (1) the M2 Principal Deficiency Amount,
                                 (2) the M3 Principal Deficiency Amount, (3) the
                                 M4 Principal Deficiency Amount, (4) the M5
                                 Principal Deficiency Amount, (5) the M6
                                 Principal Deficiency Amount, (6) the M7
                                 Principal Deficiency Amount, (7) the M8
                                 Principal Deficiency Amount, (8) the M9
                                 Principal Deficiency Amount and (9) the M10
                                 Principal Deficiency Amount, in each case for
                                 that Payment Date and (b) the Class Principal
                                 Amount of the Class M1 Notes immediately prior
                                 to such Payment Date.

M1 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal
                                 Notes, in each case after giving effect to
                                 payments on such Payment Date and (ii) the
                                 Class Principal Amount of the Class M1 Notes
                                 immediately prior to such Payment Date exceeds
                                 (b) the M1 Target Amount.

M1 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 66.30% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M2 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over (ii) the
                                 sum of (1) the M3 Principal Deficiency Amount,
                                 (2) the M4 Principal Deficiency Amount, (3) the
                                 M5 Principal Deficiency Amount, (4) the M6
                                 Principal Deficiency Amount, (5) the M7
                                 Principal Deficiency Amount, (6) the M8
                                 Principal Deficiency Amount, (7) the M9
                                 Principal Deficiency Amount and (8) the M10
                                 Principal Deficiency Amount, in each case for
                                 that Payment Date and (b) the Class Principal
                                 Amount of the Class M2 Notes immediately prior
                                 to such Payment Date.

M2 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1 Notes, in each case after
                                 giving effect to payments on such Payment Date
                                 and (ii) the Class Principal Amount of the
                                 Class M2 Notes immediately prior to such
                                 Payment Date exceeds (b) the M2 Target Amount.

M2 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 73.00% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M3 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over (ii) the
                                 sum of (1) the M4 Principal Deficiency Amount,
                                 (2) the M5 Principal Deficiency Amount, (3) the
                                 M6 Principal Deficiency Amount, (4) the M7
                                 Principal Deficiency Amount, (5) the M8
                                 Principal Deficiency Amount, (6) the M9
                                 Principal Deficiency Amount and (7) the M10
                                 Principal Deficiency Amount, in each case for
                                 that Payment Date and (b) the Class Principal
                                 Amount of the Class M3 Notes immediately prior
                                 to such Payment Date.

M3 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1 and Class M2 Notes, in each
                                 case after giving effect to payments on such
                                 Payment Date and (ii) the Class Principal
                                 Amount of the Class M3 Notes immediately prior
                                 to such Payment Date exceeds (b) the M3 Target
                                 Amount.

M3 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 77.10% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M4 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over (ii) the
                                 sum of (1) the M5 Principal Deficiency Amount,
                                 (2) the M6 Principal Deficiency Amount, (3) the
                                 M7 Principal Deficiency Amount, (4) the M8
                                 Principal Deficiency Amount, (5) the M9
                                 Principal Deficiency Amount and (6) the M10
                                 Principal Deficiency Amount, in each case for
                                 that Payment Date and (b) the Class
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                                 Principal Amount of the Class M4 Notes
                                 immediately prior to such Payment Date.

M4 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1, Class M2 and Class M3 Notes,
                                 in each case after giving effect to payments on
                                 such Payment Date and (ii) the Class Principal
                                 Amount of the Class M4 Notes immediately prior
                                 to such Payment Date exceeds (b) the M4 Target
                                 Amount.

M4 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 80.70% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M5 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over (ii) the
                                 sum of (1) the M6 Principal Deficiency Amount,
                                 (2) the M7 Principal Deficiency Amount, (3) the
                                 M8 Principal Deficiency Amount, (4) the M9
                                 Principal Deficiency Amount and (5) the M10
                                 Principal Deficiency Amount, in each case for
                                 that Payment Date and (b) the Class Principal
                                 Amount of the Class M5 Notes immediately prior
                                 to such Payment Date.

M5 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1, Class M2, Class M3 and Class
                                 M4 Notes, in each case after giving effect to
                                 payments on such Payment Date and (ii) the
                                 Class Principal Amount of the Class M5 Notes
                                 immediately prior to such Payment Date exceeds
                                 (b) the M5 Target Amount.

M5 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 83.90% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M6 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over (ii) the
                                 sum of (1) the M7 Principal Deficiency Amount,
                                 (2) the M8
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
                                 Principal Deficiency Amount, (3) the M9
                                 Principal Deficiency Amount and (4) the M10
                                 Principal Deficiency Amount, in each case for
                                 that Payment Date and (b) the Class Principal
                                 Amount of the Class M6 Notes immediately prior
                                 to such Payment Date.

M6 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1, Class M2, Class M3, Class M4
                                 and Class M5 Notes, in each case after giving
                                 effect to payments on such Payment Date and
                                 (ii) the Class Principal Amount of the Class M6
                                 Notes immediately prior to such Payment Date
                                 exceeds (b) the M6 Target Amount.

M6 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 87.10% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M7 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over (ii) the
                                 sum of (1) the M8 Principal Deficiency Amount,
                                 (2) the M9 Principal Deficiency Amount and (3)
                                 the M10 Principal Deficiency Amount, in each
                                 case for that Payment Date and (b) the Class
                                 Principal Amount of the Class M7 Notes
                                 immediately prior to such Payment Date.

M7 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1, Class M2, Class M3, Class M4,
                                 Class M5 and Class M6 Notes, in each case after
                                 giving effect to payments on such Payment Date
                                 and (ii) the Class Principal Amount of the
                                 Class M7 Notes immediately prior to such
                                 Payment Date exceeds (b) the M7 Target Amount.

M7 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 89.70% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M8 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over
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
                                 (ii) the sum of (1) the M9 Principal Deficiency
                                 Amount and (2) the M10 Principal Deficiency
                                 Amount, in each case for that Payment Date and
                                 (b) the Class Principal Amount of the Class M8
                                 Notes immediately prior to such Payment Date.

M8 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6 and Class M7 Notes, in each
                                 case after giving effect to payments on such
                                 Payment Date and (ii) the Class Principal
                                 Amount of the Class M8 Notes immediately prior
                                 to such Payment Date exceeds (b) the M8 Target
                                 Amount.

M8 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 92.30% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M9 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (i) the
                                 Total Principal Deficiency Amount over (ii) the
                                 M10 Principal Deficiency Amount, in each case
                                 for that Payment Date and (b) the Class
                                 Principal Amount of the Class M9 Notes
                                 immediately prior to such Payment Date.

M9 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7 and Class M8
                                 Notes, in each case after giving effect to
                                 payments on such Payment Date and (ii) the
                                 Class Principal Amount of the Class M9 Notes
                                 immediately prior to such Payment Date exceeds
                                 (b) the M9 Target Amount.

M9 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 94.30% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M10 Principal Deficiency         means, with respect to any Payment Date, the
Amount                           lesser of (a) the Total Principal Deficiency
                                 Amount for that Payment Date and (b) the Class
                                 Principal Amount of the Class M10 Notes
                                 immediately prior to such Payment Date.
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
M10 Principal Payment Amount     means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (a) the sum of (i) the aggregate Class
                                 Principal Amounts of the Senior Principal Notes
                                 and the Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7, Class M8 and
                                 Class M9 Notes, in each case after giving
                                 effect to payments on such Payment Date and
                                 (ii) the Class Principal Amount of the Class
                                 M10 Notes immediately prior to such Payment
                                 Date exceeds (b) the M10 Target Amount.

M10 Target Amount                means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 98.30% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

Master Servicer                  means Wells Fargo Bank, N.A., in its capacity
                                 as master servicer under the Transfer and
                                 Servicing Agreement, or any successor thereto.

Master Servicing Fee             means an aggregate monthly fee paid to the
                                 Master Servicer calculated at the Master
                                 Servicing Fee Rate on the Scheduled Principal
                                 Balance of each Mortgage Loan as of the
                                 beginning of the related Due Period.

Master Servicing Fee Rate        means 0.0035% per annum for each Mortgage Loan.

Maturity Date                    means, for each class of the Notes, the assumed
                                 Payment Date following the latest possible
                                 maturity date of any Mortgage Loan.

Maximum Mortgage Rate            means the rate which the Mortgage Rate on the
                                 related Mortgage Loan will never exceed.

Minimum Mortgage Rate            means the rate which the Mortgage Rate on the
                                 related Adjustable Rate Mortgage Loan will
                                 never be less than.

Modeling Assumptions             means the following assumptions:

                                      (a)  the assumed Mortgage Loans prepay at
                                           the indicated percentage of the
                                           Prepayment Assumption;

                                      (b)  payments on the Notes are received,
                                           in cash, on the 25th day of each
                                           month, commencing in March 2005, in
                                           accordance with the payment
                                           priorities defined in this prospectus
                                           supplement;

                                      (c)  no defaults or delinquencies in, or
                                           modifications, waivers or amendments
                                           respecting, the payment by the
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                                           mortgagors of principal and interest
                                           on the assumed Mortgage Loans occur;

                                      (d)  scheduled payments are assumed to be
                                           received on the related Due Date
                                           commencing on March 1, 2005, and
                                           prepayments represent payment in full
                                           of individual assumed Mortgage Loans
                                           and are assumed to be received on the
                                           last day of each month, commencing in
                                           February 2005, and include 30 days'
                                           interest thereon;

                                      (e)  the level of Six-Month LIBOR remains
                                           constant at 3.01% and the level of
                                           One-Month LIBOR remains constant at
                                           2.59%;

                                      (f)  the Closing Date for the Notes is
                                           February 25, 2005;

                                      (g)  the Mortgage Rate for each assumed
                                           Mortgage Loan is adjusted on its next
                                           Mortgage Rate Adjustment Date (and on
                                           any subsequent Mortgage Rate
                                           Adjustment Dates, if necessary) to
                                           equal the sum of (a) the assumed
                                           level of the related Mortgage Index
                                           and (b) the applicable gross margin
                                           (such sum being subject to the
                                           applicable periodic adjustment caps
                                           and floors);

                                      (h)  the Trust is not terminated by the
                                           Servicer pursuant to the Servicer's
                                           right to purchase the assets of the
                                           Trust as described in this prospectus
                                           supplement under "The Trust Agreement
                                           and the Indenture--Certain Matters
                                           under the Agreements--Redemption";

                                      (i)  the initial Overcollateralization
                                           Amount is $6,375,000; the initial
                                           Targeted Overcollateralization Amount
                                           is, as of the date of determination,
                                           the amount set forth in the
                                           definition of Targeted
                                           Overcollateralization Amount; and the
                                           minimum required
                                           overcollateralization amount is 0.50%
                                           or $3,750,000; and

                                      (j)  the Servicing Fee Rate is equal to
                                           0.50% per annum and the Master
                                           Servicing Fee Rate is equal to
                                           0.0035% per annum.

Monthly Excess Cashflow          means the sum of the Group 1 Monthly Excess
                                 Interest and the Group 2 Monthly Excess
                                 Interest for any Payment Date and the Aggregate
                                 Overcollateralization Release Amount for such
                                 date.

Moody's means Moody's Investors Service, Inc. or any successor.

Mortgage Assets                  means the Mortgage Loan assets held as part of
                                 the Trust.

Mortgage Group                   means any of Group 1 or Group 2.
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
Mortgage Index                   means the Six-Month LIBOR Index, as specified
                                 in the related mortgage note.

Mortgage Loan Purchase           means the mortgage loan purchase agreement
Agreement                        dated as of February 1, 2005, between the
                                 Seller and the Depositor.

Mortgage Loan Schedule           means the schedule of Mortgage Loans appearing
                                 as an exhibit to the Transfer and Servicing
                                 Agreement.

Mortgage Loans                   means the mortgage loans included in the Trust
                                 as of the Closing Date.

Mortgage Rate                    means the per annum interest rate borne by a
                                 Mortgage Loan.

Net Funds Rate                   means, for any Payment Date and for any Class
                                 of Notes (other than the Class A-IO Notes), a
                                 per annum rate equal to the quotient of (a) the
                                 excess of (1) the sum of (i) the Interest
                                 Remittance Amount for Group 1, (ii) the
                                 Interest Remittance Amount for Group 2, and
                                 (iii) any Net Swap Receipts for such Payment
                                 Date, over (2) for the first 12 Payment Dates
                                 only, Current Interest on the Class A-IO Notes
                                 for such Payment Date, divided by (b) the
                                 product of (1) the sum of the Class Principal
                                 Amounts of the Notes (other than the Class A-IO
                                 Notes) before taking into account any payments
                                 of principal on such Payment Date and (2) a
                                 fraction, the numerator of which is the actual
                                 number of days in the related Accrual Period
                                 and the denominator of which is 360.

Net Mortgage Rate                means, with respect to any Mortgage Loan, the
                                 Mortgage Rate with respect to such Mortgage
                                 Loan less (1) the Servicing Fee Rate, (2) the
                                 Master Servicing Fee Rate and (3) the Owner
                                 Trustee Fee (expressed as a per annum rate
                                 based on the Aggregate Loan Balance).

Net Swap Payment                 means, for the second Business Day prior to any
                                 Calculation Period End Date, the amount paid by
                                 the Trust under the Swap Agreement to the Swap
                                 Counterparty in excess of the amounts received
                                 by the Trust from the Swap Counterparty.

Net Swap Receipt                 means, for the second Business Day prior to any
                                 Calculation Period End Date, the amount
                                 received by the Trust under the Swap Agreement
                                 from the Swap Counterparty in excess of the
                                 amount paid by the Trust to the Swap
                                 Counterparty.

Noteholders                      means persons acquiring beneficial ownership
                                 interests in the Notes.

Notes                            means the Class A and Class M Notes.

Notional Amount                  means, with respect to any Class A-IO Note, as
                                 of any Payment Date will equal that Note's
                                 Percentage Interest of the Class Notional
                                 Amount of the Class A-IO Notes for that date.
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
OID                              means, with respect to the Notes, the original
                                 issue discount, if any.

One-Month LIBOR                  means the London interbank offered rate for
                                 one-month United States dollar deposits.

Original Loan-to-Value Ratio     means, for any Mortgage Loan, (a) the principal
                                 balance of such Mortgage Loan at the date of
                                 origination, divided by (b) the Collateral
                                 Value of the related mortgaged property.

Overcollateralization Amount     means, with respect to any Payment Date will be
                                 equal to the amount, if any, by which (a) the
                                 Aggregate Loan Balance for such Payment Date
                                 exceeds (b) the aggregate Class Principal
                                 Amount of the Notes (other than the Class A-IO
                                 Notes), in each case after giving effect to
                                 payments on such Payment Date.

Overcollateralization            means, with respect to any Payment Date the
Deficiency Amount                excess, if any, of the Targeted
                                 Overcollateralization Amount for that Payment
                                 Date over the Overcollateralization Amount for
                                 that Payment Date.

Ownership Certificate            means, an ownership certificate issued pursuant
                                 to the Trust Agreement representing the equity
                                 ownership in the Trust.

Ownership Certificate Holder     means the holder of the Ownership Certificate.

Owner Trustee                    means U.S. Bank Trust National Association.

Owner Trustee Fee                means a per annum amount of $3,000.

PAC Method                       means, with respect to the calculation of
                                 interest income as OID, the inclusion of such
                                 interest in income on a constant yield to
                                 maturity basis in accordance with Section
                                 1272(a)(6) of the Code.

Participants                     means participating organizations that utilize
                                 the services of DTC, including securities
                                 brokers and dealers, banks and trust companies
                                 and clearing corporations and certain other
                                 organizations.

Payment Date                     means the 25th day of each month beginning in
                                 March 2005, or if such day is not a Business
                                 Day, the first Business Day thereafter.

Percentage Interest              means, with respect to any Note or Ownership
                                 Certificate, the percentage derived by dividing
                                 the denomination of such Note or Ownership
                                 Certificate, as applicable, by the aggregate
                                 denominations of all Notes or Ownership
                                 Certificates of the applicable class.

Periodic Rate Cap                means the maximum amount by which the Mortgage
                                 Rate on any Mortgage Loan may increase or
                                 decrease on an Adjustment Date.

Plan                             means any Benefit Plan which is subject to
                                 Title I of ERISA and/or Section 4975 of the
                                 Code or is an entity which is deemed to hold
                                 the assets of the foregoing.
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
Plan Asset Regulations           means the regulation issued by the United
                                 States Department of Labor set forth at 29
                                 C.F.R. Section 2510.3-101 governing the
                                 definition of "plan assets" for purposes of the
                                 fiduciary responsibility and prohibited
                                 transaction provisions of ERISA and Section
                                 4975 of the Code.

Prepayment Assumption            means an assumed CPR for the first month of 8%
                                 and an additional 2% each month until reaching
                                 30% CPR in month 12 and remaining constant
                                 through month 22, remaining constant at 55% CPR
                                 for months 23 through 27 and then remaining
                                 constant at 35% CPR for months 28 and
                                 thereafter, in each period subject to a maximum
                                 CPR of 95%.

Prepayment Interest Excess       means, for any Servicer Remittance Date and any
                                 principal prepayment received during the
                                 portion of the related Prepayment Period
                                 occurring from and including the first day
                                 through the fifteenth day of the calendar month
                                 in which such Servicer Remittance Date occurs,
                                 an amount equal to interest (to the extent
                                 received) due in connection with such principal
                                 prepayment.

Prepayment Interest Shortfall    means, with respect to any voluntary prepayment
                                 in full or in part by the borrower on any
                                 Mortgage Loan that is received during the
                                 period from the first day of the Prepayment
                                 Period through the last day of the month
                                 preceding the Payment Date, the amount, if any,
                                 by which one month's interest at the Net
                                 Mortgage Rate for such Mortgage Loan on the
                                 amount of such prepayment exceeds the amount of
                                 interest received from such borrower in respect
                                 of such prepayment.

Prepayment Penalty               means a prepayment premium payable by the
                                 borrower in connection with certain full or
                                 partial prepayments of principal on a Mortgage
                                 Loan.

Prepayment Period                means, with respect to any Payment Date, the
                                 period beginning from and including the
                                 sixteenth day of the month preceding the month
                                 in which such Payment Date occurs to and
                                 including the fifteenth day of the month in
                                 which such Payment Date occurs.

Principal Deficiency Amount      means, any of the M1 Principal Deficiency
                                 Amount, the M2 Principal Deficiency Amount, the
                                 M3 Principal Deficiency Amount, the M4
                                 Principal Deficiency Amount, the M5 Principal
                                 Deficiency Amount, the M6 Principal Deficiency
                                 Amount, the M7 Principal Deficiency Amount, the
                                 M8 Principal Deficiency Amount, the M9
                                 Principal Deficiency Amount or the M10
                                 Principal Deficiency Amount, as applicable.

Principal Payment Amount         means for each Mortgage Group and for any
                                 Payment Date, an amount equal to the Principal
                                 Remittance Amount for such Mortgage Group for
                                 such date minus the Aggregate
                                 Overcollateralization Release Amount
                                 attributable to such Mortgage Group, if any,
                                 for such Payment Date.
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
Principal Remittance Amount      means, with respect to any Payment Date and for
                                 each Mortgage Group, the sum, without
                                 duplication, of (a) the scheduled principal due
                                 during the related Due Period and received
                                 before the related Servicer Remittance Date or
                                 advanced on or before the related Servicer
                                 Remittance Date, (b) prepayments of principal
                                 collected in the related Prepayment Period, (c)
                                 the Scheduled Principal Balance of each
                                 Mortgage Loan in such Mortgage Group that was
                                 repurchased by the Seller during the related
                                 Prepayment Period or, in the case of a purchase
                                 in connection with an optional termination, on
                                 the Business Day prior to such Payment Date,
                                 (d) the amount, if any, by which the aggregate
                                 loan balance of any replacement Mortgage Loans
                                 in such Mortgage Group is less than the
                                 aggregate loan balance of any Mortgage Loans
                                 delivered by the Seller in connection with a
                                 substitution of a Mortgage Loan, (e) all
                                 liquidation proceeds and Recoveries collected
                                 during the related Prepayment Period (to the
                                 extent such amounts related to principal), (f)
                                 all other collections and recoveries in respect
                                 of principal during the related Prepayment
                                 Period and (g) with respect to the first
                                 Payment Date only, the applicable portion of
                                 the Initial Deposit with respect to such
                                 Mortgage Group, less, all non-recoverable
                                 Advances relating to principal and all
                                 non-recoverable servicing advances reimbursed
                                 during the related Prepayment Period with
                                 respect to the Mortgage Loans in such Mortgage
                                 Group and such Mortgage Group's pro rata share
                                 of certain expenses reimbursable to the
                                 Indenture Trustee, the Owner Trustee, the Trust
                                 Administrator, the Master Servicer, the
                                 Servicer and the Sub-Servicer, to the extent
                                 not reimbursed from the Interest Remittance
                                 Amount.

Priority Class                   means the Class or Classes of Notes then
                                 outstanding that has the highest priority of
                                 payment of interest.

Projected Principal Balance      means, with respect to the Swap Agreement for
                                 each applicable Calculation Period End Date,
                                 the amount set forth under "Description of the
                                 Notes--Swap Agreement" in this prospectus
                                 supplement.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

Purchase Price                   means the sum of (a) 100% of the Aggregate Loan
                                 Balance of the Mortgage Loans plus accrued
                                 interest thereon at the applicable Mortgage
                                 Rate, (b) the fair market value of all other
                                 property being purchased, (c) any unreimbursed
                                 servicing advances, (d) the amount of any swap
                                 breakage costs resulting from the termination
                                 of the Swap Agreement as a result of
                                 redemption, (e) any Basis Risk Shortfalls and
                                 (f) on or before the Payment Date in February
                                 2006, a payment to the holders of the Class
                                 A-IO Notes of an amount equal to the sum of (i)
                                 accrued and unpaid Current Interest on the
                                 Class A-IO Notes and (ii) the present value, as
                                 of the date of such termination, of any
                                 remaining payments scheduled to be made
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
                                 on the Class A-IO Notes (such present value to
                                 be based on a discount rate that will
                                 approximate the expected yield to maturity of
                                 the Class A-IO Notes).

Qualified REIT Subsidiary        means a direct or indirect 100% owned
                                 subsidiary of a REIT that satisfies the
                                 requirements of Section 856(i) of the Code.

Qualified Stated Interest        means interest unconditionally payable at fixed
                                 intervals of one year or less at either a fixed
                                 rate or a variable rate.

Rating Agency                    means Moody's, S&P or Fitch.

Realized Loss                    means the excess of the Scheduled Principal
                                 Balance of a defaulted Mortgage Loan over the
                                 net liquidation proceeds of a defaulted
                                 Mortgage Loan that are allocated to principal.

Record Date                      means, for a Payment Date, with respect any
                                 class of Book-Entry Notes (other than the Class
                                 A-IO Notes), the Business Day prior to the
                                 related Payment Date, and with respect to any
                                 class of Definitive Notes and the Class A-IO
                                 Notes, the last Business Day of the month
                                 preceding the month of such Payment Date.

Recovery                         means, with respect to any liquidated Mortgage
                                 Loan, an amount received in respect of
                                 principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Notes net of reimbursable expenses.

Redemption Date                  means the first Payment Date on which the
                                 Servicer is permitted to exercise its right to
                                 purchase the assets of the Trust as described
                                 in this prospectus supplement under "The Trust
                                 Agreement and the Indenture--Certain Matters
                                 under the Agreements--Redemption."

Reference Banks                  means leading banks selected by the Trust
                                 Administrator and engaged in transactions in
                                 Eurodollar deposits in the international
                                 Eurocurrency market (a) with an established
                                 place of business in London, (b) whose
                                 quotations appear on the Reuters Screen LIBO
                                 Page on the Interest Determination Date in
                                 question, (c) which have been designated as
                                 such by the Servicer and (d) not controlling,
                                 controlled by, or under common control with,
                                 the Depositor, the Indenture Trustee, the Trust
                                 Administrator, the Master Servicer, the
                                 Servicer, the Seller or any successor servicer.

REIT means a real estate investment trust within the meaning of Section 856 of the Code.

Related Senior Principal         means, for each Mortgage Group and for any
Payment Amount                   Payment Date, an amount equal to the lesser of
                                 (a) the aggregate Class Principal Amounts of
                                 the Class 1-A1 and Class 1-A2 Notes (with
                                 respect to Group 1) or of the Class 2-A1, Class
                                 2-A2 and Class 2-A3 Notes (with respect to
                                 Group 2) immediately prior to that Payment Date
                                 and (b) the product of (i) the Senior Principal
                                 Payment Amount
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
                                 and (ii) the related Senior Proportionate
                                 Percentage in each case for such date.

Relevant Depositary              means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, N.A. as depositary for Euroclear,
                                 individually.

REO Property                     means mortgaged property which has been
                                 acquired by the Trust through foreclosure or
                                 deed-in-lieu of foreclosure in connection with
                                 a defaulted Mortgage Loan.

Required Loss Percentage         means, for any Payment Date, the applicable
                                 percentage for such Payment Date set forth in
                                 the following table:

                                 Payment Date
                                 Occurring In           Required Loss Percentage
                                 ---------------------  ------------------------
                                 March 2008 - February  3.25% with respect to
                                 2009                   March 2008, plus an
                                                        additional 1/12th of
                                                        2.00% for each month
                                                        thereafter
                                 March 2009 - February  5.25% with respect to
                                 2010                   March 2009, plus an
                                                        additional 1/12th of
                                                        1.25% for each month
                                                        thereafter
                                 March 2010 - February  6.50% with respect to
                                 2011                   March 2010, plus an
                                                        additional 1/12th of
                                                        0.25% for each month
                                                        thereafter
                                 March 2011 and         6.75%
                                 thereafter

Reserve Interest Rate            means the rate per annum that the Trust
                                 Administrator determines to be either (a) the
                                 arithmetic mean (rounded upwards if necessary
                                 to the nearest whole multiple of 0.03125%) of
                                 the one-month United States dollar lending
                                 rates which New York City banks selected by the
                                 Indenture Trustee are quoting on the relevant
                                 Interest Determination Date to the principal
                                 London offices of leading banks in the London
                                 interbank market or, (b) in the event that the
                                 Trust Administrator can determine no such
                                 arithmetic mean, the lowest one-month United
                                 States dollar lending rate which New York City
                                 banks selected by the Trust Administrator are
                                 quoting on such Interest Determination Date to
                                 leading European banks.

Retained Notes                   means those certain classes, or portions of
                                 certain classes, of Notes which, at the time of
                                 their issuance, FIC or one of its qualified
                                 REIT subsidiaries acquires beneficial ownership
                                 thereof.
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
Reuters Screen LIBO Page         means the display designated as page "LIBO" on
                                 the Reuters Monitor Money Rates Service (or
                                 such other page as may replace the LIBO page on
                                 that service for the purpose of displaying
                                 London interbank offered rates of major banks).

Rules means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments               means scheduled monthly payments required to be
                                 made by mortgagors on the Mortgage Loans
                                 pursuant to the terms of the related mortgage
                                 note.

Scheduled Principal Balance      means, with respect to a Mortgage Loan and any
                                 Payment Date, either (a) the amount equal to
                                 the outstanding principal balance as of the
                                 Cut-off Date, after giving effect to Scheduled
                                 Payments due on or before that date, reduced by
                                 (i) the principal portion of all Scheduled
                                 Payments due on or before the Due Date in the
                                 Due Period after the Cut-off Date immediately
                                 preceding such Payment Date, whether or not
                                 received, and (ii) all amounts allocable to
                                 unscheduled principal payments received on or
                                 before the last day of the Prepayment Period
                                 immediately preceding such Payment Date or (b)
                                 in the case of any Mortgage Loan liquidated
                                 during such Due Period, zero.

Seller                           means FIC.

Senior Enhancement Percentage    means, with respect to a Payment Date on or
                                 after the Stepdown Date, the quotient of (a)
                                 the Aggregate Loan Balance less the aggregate
                                 Class Principal Amount of the Senior Principal
                                 Notes outstanding as of such Payment Date,
                                 prior to giving effect to payments to be made
                                 on such Payment Date, divided by (b) the
                                 Aggregate Loan Balance.

Senior Principal Notes           means the Class 1-A1, Class 1-A2, Class 2-A1,
                                 Class 2-A2 and Class 2-A3 Notes.

Senior Principal Payment         means for any Payment Date on or after the
Amount                           Stepdown Date and as long as a Trigger Event is
                                 not in effect with respect to such Payment
                                 Date, an amount equal to the lesser of (a) the
                                 Principal Payment Amount for both Mortgage
                                 Groups and (b) the amount, if any, by which (i)
                                 the aggregate Class Principal Amounts of the
                                 Senior Principal Notes immediately prior to
                                 that Payment Date exceeds (ii) the Senior
                                 Target Amount.

Senior Priorities                means the priority of payments to the Class A
                                 Notes described in clauses (I)(A)(ii) and (iii)
                                 and (I)(B)(ii) and (iii), as applicable, under
                                 the heading "Description of the
                                 Notes-Payments-Payments of Principal" herein
                                 for the related Mortgage Group.
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
Senior Proportionate             means, with respect to Group 1 and any Payment
Percentage                       Date the fraction, expressed as a percentage,
                                 the numerator of which is the Principal
                                 Remittance Amount for Group 1 for such Payment
                                 Date and the denominator of which is the
                                 aggregate of the Principal Remittance Amount
                                 for Group 1 and Group 2 for such date. The
                                 "Senior Proportionate Percentage" for Group 2
                                 with respect to any Payment Date will be the
                                 fraction, expressed as a percentage, the
                                 numerator of which is the Principal Remittance
                                 Amount for Group 2 for such Payment Date and
                                 the denominator of which is the aggregate of
                                 the Principal Remittance Amount for Group 1 and
                                 Group 2 for such date.

Senior Target Amount             means for any Payment Date, an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 59.00% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

Servicer                         means FSC.

Servicer Remittance Date         means the 20th day (or if such day is not a
                                 Business Day, the next succeeding Business Day)
                                 of the month in which the related Payment Date
                                 occurs.

Servicing Fee                    means an aggregate monthly fee paid to the
                                 Servicer and Sub-Servicer calculated at the
                                 Servicing Fee Rate on the Scheduled Principal
                                 Balance of each Mortgage Loan as of the
                                 beginning of the related Due Period.

Servicing Fee Rate               means 0.50% per annum for each Mortgage Loan.

Similar Law                      means federal, state, local or foreign laws
                                 substantially similar to ERISA or the Code.

Six-Month LIBOR                  means the London interbank offered rate for
                                 six-month United States dollar deposits.

Six-Month LIBOR Index            means, with respect to the Adjustment Date of a
                                 Six-Month LIBOR Loan, the average of the London
                                 interbank offered rates for six-month U.S.
                                 dollar deposits in the London market, as set
                                 forth in The Wall Street Journal, or, if such
                                 rate ceases to be published in The Wall Street
                                 Journal or becomes unavailable for any reason,
                                 then based upon a new index selected by the
                                 Servicer, as holder of the related mortgage
                                 note, based on comparable information, in each
                                 case as most recently announced as of a date 45
                                 days prior to such Adjustment Date.

Six-Month LIBOR IO ARM Loans     means Six-Month LIBOR Loans which provide for
                                 the payment of interest for a period of
                                 approximately five years and thereafter provide
                                 for the payment of interest and principal
                                 sufficient to amortize such Mortgage Loan to
                                 maturity.
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
Six-Month LIBOR Loans            means Mortgage Loans having a Mortgage Rate
                                 which is generally subject to semi-annual
                                 adjustment on the first day of the months
                                 specified in the related mortgage note to equal
                                 the sum, rounded to the nearest 0.125%, of (1)
                                 the Six-Month LIBOR Index and (2) the related
                                 gross margin.

SMMEA                            means the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended.

Stepdown Date                    means the later to occur of (1) the Payment
                                 Date in March 2008 or (2) the first Payment
                                 Date on which the aggregate Class Principal
                                 Amount of the Senior Principal Notes (after
                                 giving effect to payments of the Principal
                                 Remittance Amount for such Payment Date) is
                                 less than or equal to 59.00% of the Aggregate
                                 Loan Balance as of the end of the immediately
                                 preceding Due Period.

Sub-Servicer                     means Chase.

Swap Agreement                   means the swap agreement which will be entered
                                 into on or before the Closing Date between the
                                 Trust and the Swap Counterparty, which will set
                                 forth the Swap Notional Balance and the
                                 applicable Swap Fixed Rate.

Swap Counterparty                means Bank of America, N.A.

Swap Fixed Rate                  means the fixed percentage set forth in the
                                 Swap Agreement which will be determined on or
                                 before the Closing Date and will be
                                 approximately 3.534%.

Swap Fixed Rate Amount           means the amount, if any, paid to the Swap
                                 Counterparty by the Trust on the second
                                 Business Day prior to a Calculation Period End
                                 Date which is based on the Swap Fixed Rate and
                                 the applicable Swap Notional Balance for such
                                 Calculation Period End Date.

Swap Floating Rate Amount        means the amount, if any, paid to the Trust by
                                 the Swap Counterparty on the second Business
                                 Day prior to a Calculation Period End Date
                                 which is based on One-Month LIBOR and the
                                 applicable Swap Notional Balance for such
                                 Calculation Period End Date.

Swap Notional Balance            means, the amounts set forth in the table under
                                 "Description of the Notes--Swap Agreement."

Targeted Overcollateralization   with respect to any Payment Date prior to the
Amount                           Stepdown Date, an amount equal to 0.85% of the
                                 Aggregate Loan Balance as of the Cut-off Date,
                                 and with respect to any Payment Date on or
                                 after the Stepdown Date, an amount equal to the
                                 lesser of (x) 0.85% of the Aggregate Loan
                                 Balance as of the Cut-off Date and (y) 1.70% of
                                 the Aggregate Loan Balance as of the end of the
                                 related Due Period, subject to a floor equal to
                                 0.50% of the Aggregate Loan
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
                                 Balance as of the Cut-off Date; provided,
                                 however, that on any Payment Date with respect
                                 to which a Trigger Event has occurred and is
                                 continuing, the Targeted Overcollateralization
                                 Amount will be an amount equal to the Targeted
                                 Overcollateralization Amount for the Payment
                                 Date immediately preceding such Payment Date.

Terms and Conditions             means the Terms and Conditions Governing Use of
                                 Euroclear and the related Operating Procedures
                                 of the Euroclear System and applicable Belgian
                                 law.

TMP means a taxable mortgage pool within the meaning of Section 7701(i)(2) of the Code.

Total Principal Deficiency       means, with respect to any Payment Date, the
Amount                           excess, if any, of the aggregate Class
                                 Principal Amount of the Notes immediately prior
                                 to such Payment Date over the sum of the
                                 Aggregate Loan Balance and any Recoveries, each
                                 as of the last day of the related Due Period.

Transfer and Servicing           means the transfer and servicing agreement
Agreement                        dated as of February 1, 2005 among the Trust,
                                 the Indenture Trustee, the Depositor, the Trust
                                 Administrator, the Master Servicer, the
                                 Servicer, the Sub-Servicer and the Seller.

Trigger Event                    means the situation that exists with respect to
                                 any Payment Date on or after the Stepdown Date,
                                 if (a) the quotient of (1) the aggregate
                                 Scheduled Principal Balance of all Mortgage
                                 Loans 60 or more days delinquent, measured on a
                                 rolling three-month basis (including Mortgage
                                 Loans in foreclosure, REO Properties and
                                 Mortgage Loans with respect to which the
                                 applicable mortgagor is in bankruptcy) divided
                                 by (2) the Aggregate Loan Balance as of the
                                 preceding Servicer Remittance Date, equals or
                                 exceeds the product of (i) 36.59% and (ii) the
                                 Senior Enhancement Percentage, (b) the quotient
                                 (expressed as a percentage) of (1) the
                                 aggregate Realized Losses incurred from the
                                 Cut-off Date through the last day of the
                                 calendar month preceding such Payment Date
                                 divided by (2) the Aggregate Loan Balance as of
                                 the Cut-off Date exceeds the Required Loss
                                 Percentage or (c) a Principal Deficiency Amount
                                 exists for such Payment Date.

Trust means the statutory trust formed under the laws of the State of Delaware pursuant to the Trust
                                 Agreement.

Trust Administrator              means Wells Fargo Bank, N.A., in its capacity
                                 as trust administrator under the Transfer and
                                 Servicing Agreement, or any successor thereto.

Trust Agreement                  means the trust agreement dated as of February
                                 17, 2005, between the Depositor and the Owner
                                 Trustee, as amended and restated February 25,
                                 2005, among the Depositor, the Owner Trustee
                                 and the Trust Administrator.


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
Trust Estate                     means the assets held as part of the Trust.

Underwriters                     means Lehman Brothers Inc., Credit Suisse First
                                 Boston LLC, Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Friedman, Billings,
                                 Ramsey & Co., Inc.

Underwritten Notes               means the Class 1-A1, Class 1-A2, Class 2-A1,
                                 Class 2-A2, Class 2-A3, Class M1, Class M2,
                                 Class M3, Class M4, Class M5, Class M6, Class
                                 M7, Class M8 and Class M9 Notes.

U.S. Person                      means (i) a citizen or resident of the United
                                 States; (ii) a corporation (or entity treated
                                 as a corporation for tax purposes) created or
                                 organized in the United States or under the
                                 laws of the United States or of any state
                                 including the District of Columbia; (iii) a
                                 partnership (or entity treated as a partnership
                                 for tax purposes) organized in the United
                                 States or under the laws of the United States
                                 or of any state including the District of
                                 Columbia (unless provided otherwise by future
                                 Treasury regulations); (iv) an estate whose
                                 income is includible in gross income for United
                                 States income tax purposes regardless of its
                                 source; or (v) a trust, if a court within the
                                 United States is able to exercise primary
                                 supervision over the administration of the
                                 trust and one or more U.S. Persons have
                                 authority to control all substantial decisions
                                 of the trust. Notwithstanding the last clause
                                 of the preceding sentence, to the extent
                                 provided in Treasury regulations, certain
                                 trusts that were in existence on August 20,
                                 1996, that were treated as U.S. Persons prior
                                 to such date and that elect to continue to be
                                 treated as U.S. Persons also will be U.S.
                                 Persons.

Voting Rights                    Means the voting rights allocated to the Notes
                                 and the Ownership Certificate as set forth
                                 under "The Mortgage Loan Purchase Agreement and
                                 the Transfer and Servicing Agreement--Voting
                                 Rights."


                                      S-110





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                                     Annex A

          Global Clearance, Settlement and Tax Documentation Procedures

     Except in limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2005-1 Mortgage Backed Notes, known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


                                     S-A-1

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.


                                     S-A-2

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


                                     S-A-3

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

     Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     The term "U.S. Person" means

     (1)  a citizen or resident of the United States,

     (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

     (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     S-A-4

                                     Annex B

                  Certain Characteristics of the Mortgage Loans

     The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the aggregate mortgage pool, the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, in each case having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.


                                     S-B-1

                                 Mortgage Rates

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Mortgage Rates        Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
6.000% or less.............      334    $ 97,390,616.67     12.99%     5.841%     677    $291,588.67    79.79%      47.59%
6.001% to 6.500%...........      645     169,021,757.06     22.54      6.345      677     262,049.24    80.52       32.28
6.501% to 7.000%...........      864     199,599,060.46     26.61      6.824      659     231,017.43    81.36       37.02
7.001% to 7.500%...........      602     118,594,302.44     15.81      7.315      640     197,000.50    82.07       38.60
7.501% to 8.000%...........      604      98,694,842.66     13.16      7.791      618     163,402.06    82.44       45.30
8.001% to 8.500%...........      235      31,221,798.63      4.16      8.300      592     132,858.72    82.68       49.13
8.501% to 9.000%...........      194      24,194,295.52      3.23      8.768      578     124,712.86    82.90       67.80
9.001% to 9.500%...........       63       6,792,253.95      0.91      9.287      567     107,813.55    81.07       54.51
9.501% to 10.000%..........       46       4,190,704.06      0.56      9.786      557      91,102.26    77.93       68.04
10.001% to 10.500%.........        3         299,765.25      0.04     10.210      537      99,921.75    73.38       56.51
                               -----    ---------------    ------     ------      ---    -----------    -----       -----
   Total:..................    3,590    $749,999,396.70    100.00%     6.958%     650    $208,913.48    81.30%      40.50%
                               =====    ===============    ======     ======      ===    ===========    =====       =====

     As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 4.990% per annum to 10.250% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.958% per annum.

                  Outstanding Mortgage Loan Principal Balances

                                            Aggregate                           Weighted    Average    Weighted
Range of Outstanding          Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Mortgage Loan                  Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Principal Balances              Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
----------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
$50,000.00 or less..........       17    $    822,160.46      0.11%     8.168%     606    $ 48,362.38    70.20%       59.41%
$50,000.01 to $100,000.00...      631      47,610,803.22      6.35      7.873      619      75,452.94    80.58        67.00
$100,000.01 to $150,000.00..      717      89,162,034.86     11.89      7.465      634     124,354.30    81.52        60.51
$150,000.01 to $200,000.00..      602     105,159,060.17     14.02      7.142      644     174,682.82    81.70        51.17
$200,000.01 to $250,000.00..      478     106,569,570.99     14.21      6.915      648     222,948.89    80.67        38.34
$250,000.01 to $300,000.00..      365     100,248,437.44     13.37      6.767      657     274,653.25    80.58        34.65
$300,000.01 to $350,000.00..      294      95,467,002.02     12.73      6.709      658     324,717.69    81.63        35.77
$350,000.01 to $400,000.00..      241      90,233,495.61     12.03      6.660      668     374,412.84    81.09        24.81
$400,000.01 to $450,000.00..      117      49,380,179.22      6.58      6.743      657     422,052.81    83.23        26.64
$450,000.01 to $500,000.00..       80      38,140,132.15      5.09      6.728      657     476,751.65    82.49        29.92
$500,000.01 to $550,000.00..       17       8,844,870.61      1.18      6.540      664     520,286.51    80.98        17.55
$550,000.01 to $600,000.00..       23      13,227,349.10      1.76      6.310      666     575,102.13    80.78        30.64
$600,000.01 to $650,000.00..        6       3,721,800.85      0.50      6.236      657     620,300.14    76.75        16.23
$650,000.01 to $700,000.00..        1         700,000.00      0.09      6.600      687     700,000.00    80.00       100.00
$700,000.01 to $750,000.00..        1         712,500.00      0.10      6.250      683     712,500.00    75.00         0.00
                                -----    ---------------    ------      -----      ---    -----------    -----       ------
   Total:...................    3,590    $749,999,396.70    100.00%     6.958%     650    $208,913.48    81.30%       40.50%
                                =====    ===============    ======      =====      ===    ===========    =====       ======

     As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $33,813 to approximately $712,500 and the average outstanding principal balance of the Mortgage Loans was approximately $208,913.


                                     S-B-2

                                  Loan Program

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Program                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Wall Street................    1,850    $424,941,099.54     56.66%     6.621%     685    $229,697.89    80.17%       23.95%
Main Street................      613     106,909,566.71     14.25      7.771      570     174,403.86    83.07        70.04
Bay Street.................      485     105,166,813.84     14.02      7.128      649     216,838.79    86.07        43.81
High Street................      471      78,444,985.53     10.46      7.509      588     166,549.86    85.38        83.17
South Street...............      142      29,628,527.98      3.95      6.854      612     208,651.61    63.21        36.75
42nd Street................       29       4,908,403.10      0.65      6.543      658     169,255.28    81.99       100.00
                               -----    ---------------    ------      -----      ---    -----------    -----       ------
   Total:..................    3,590    $749,999,396.70    100.00%     6.958%     650    $208,913.48    81.30%       40.50%
                               =====    ===============    ======      =====      ===    ===========    =====       ======

                                  Product Types

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Product Type                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
2/28 LIBOR ARM.............    1,365    $204,896,456.91     27.32%     7.443%     622    $150,107.29    81.38%      50.57%
2/28 LIBOR IO ARM..........    1,753     453,166,756.46     60.42      6.739      664     258,509.27    81.40       34.18
3/27 LIBOR ARM.............      229      33,648,165.90      4.49      7.433      626     146,935.22    81.61       55.74
3/27 LIBOR IO ARM..........      219      52,727,633.77      7.03      6.690      657     240,765.45    79.99       47.94
Six Month LIBOR IO ARM.....       24       5,560,383.66      0.74      6.580      688     231,682.65    80.65       21.80
                               -----    ---------------    ------      -----      ---    -----------    -----       -----
   Total:..................    3,590    $749,999,396.70    100.00%     6.958%     650    $208,913.48    81.30%      40.50%
                               =====    ===============    ======      =====      ===    ===========    =====       =====


                                     S-B-3

                   State Distributions of Mortgaged Properties

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
State                          Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Arizona....................      211    $ 33,902,725.92      4.52%     7.141%     632    $160,676.43    82.68%       57.23%
Arkansas...................       20       1,829,818.36      0.24      7.934      601      91,490.92    83.83        62.93
California.................    1,115     338,241,758.85     45.10      6.568      666     303,355.84    80.20        29.69
Colorado...................      196      36,372,773.42      4.85      6.835      643     185,575.37    82.96        55.11
Connecticut................       14       2,352,940.28      0.31      7.297      633     168,067.16    77.60        61.71
Florida....................      211      35,598,310.88      4.75      7.275      642     168,712.37    80.61        41.11
Georgia....................       87      12,632,220.64      1.68      7.357      630     145,197.94    84.05        54.57
Idaho......................       15       1,729,448.76      0.23      7.403      616     115,296.58    82.33        92.64
Illinois...................      322      56,993,307.76      7.60      7.544      631     176,997.85    81.48        45.54
Indiana....................       16       1,596,673.03      0.21      7.758      609      99,792.06    78.68        78.96
Iowa.......................       67       6,567,230.19      0.88      8.527      597      98,018.36    83.56        81.22
Kansas.....................       60       7,371,059.42      0.98      7.540      621     122,850.99    85.05        68.48
Kentucky...................       13       1,301,711.44      0.17      8.311      598     100,131.65    82.05        58.04
Louisiana..................       24       3,040,267.05      0.41      7.606      599     126,677.79    82.50        60.92
Maine......................        1         166,600.00      0.02      8.750      562     166,600.00    85.00         0.00
Maryland...................       56      12,169,697.93      1.62      7.556      643     217,316.03    80.39        45.14
Massachusetts..............      111      30,149,696.25      4.02      7.103      667     271,618.89    80.73        29.44
Michigan...................       86      14,428,042.61      1.92      7.312      629     167,767.94    84.93        51.20
Minnesota..................       78      15,647,102.51      2.09      6.713      655     200,603.88    80.89        48.68
Mississippi................        6         973,604.36      0.13      6.700      646     162,267.39    81.64        70.58
Missouri...................      107      11,603,772.51      1.55      7.723      616     108,446.47    84.42        63.53
Nebraska...................       17       1,700,181.41      0.23      7.678      628     100,010.67    83.73        55.27
Nevada.....................       32       5,872,575.28      0.78      7.015      631     183,517.98    83.43        55.84
New Hampshire..............       12       2,707,736.32      0.36      6.882      632     225,644.69    80.77        41.42
New Jersey.................       33       7,364,811.62      0.98      7.777      630     223,176.11    79.57        49.89
New Mexico.................        4         413,032.43      0.06      8.824      612     103,258.11    85.35        75.03
North Carolina.............       19       2,404,829.48      0.32      7.469      612     126,569.97    83.23        55.36
North Dakota...............        1          71,895.43      0.01      7.625      571      71,895.43    90.00       100.00
Ohio.......................        2         674,315.43      0.09      8.820      572     337,157.72    77.88         0.00
Oklahoma...................       21       1,844,557.36      0.25      7.758      616      87,836.06    85.94        77.19
Oregon.....................       20       3,464,321.43      0.46      7.522      634     173,216.07    83.60        58.24
Pennsylvania...............        3         441,455.93      0.06      7.675      606     147,151.98    78.92        49.06
Rhode Island...............        8       1,720,703.81      0.23      7.059      674     215,087.98    78.13        10.23
South Carolina.............       10       1,187,928.88      0.16      7.678      583     118,792.89    86.24        46.19
South Dakota...............        1         261,000.00      0.03      7.500      559     261,000.00    90.00       100.00
Tennessee..................       50       5,389,663.72      0.72      7.610      607     107,793.27    84.27        66.02
Texas......................      208      25,135,719.38      3.35      7.423      638     120,844.80    81.65        49.34
Utah.......................       54       7,564,485.41      1.01      6.797      662     140,083.06    82.12        54.20
Vermont....................        7       1,588,706.05      0.21      7.653      661     226,958.01    83.50        10.03
Virginia...................       58      13,820,308.87      1.84      7.243      647     238,281.19    84.05        39.25
Washington.................      189      38,202,501.86      5.09      6.911      646     202,129.64    82.32        46.29
West Virginia..............        5         750,272.68      0.10      7.398      625     150,054.54    86.84        71.82
Wisconsin..................       16       2,298,935.29      0.31      7.731      623     143,683.46    83.59        45.47
Wyoming....................        4         450,696.46      0.06      7.718      603     112,674.12    87.59        50.99
                               -----    ---------------    ------      -----      ---    -----------    -----       ------
   Total:..................    3,590    $749,999,396.70    100.00%     6.958%     650    $208,913.48    81.30%       40.50%
                               =====    ===============    ======      =====      ===    ===========    =====       ======

     No more than approximately 0.44% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area.


                                     S-B-4

                          Original Loan-to-Value Ratios

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Original             Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan-to-Value Ratios           Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less.............       29    $  4,273,802.74      0.57%    7.597%      580    $147,372.51   43.71%       18.85%
50.01% to 55.00%...........       16       2,462,743.96      0.33     7.675       589     153,921.50   53.13        55.09
55.01% to 60.00%...........       41       7,165,322.56      0.96     7.061       593     174,763.96   57.91        61.65
60.01% to 65.00%...........       33       6,553,403.57      0.87     7.146       592     198,587.99   63.26        32.53
65.01% to 70.00%...........      137      27,663,181.10      3.69     7.213       609     201,921.03   69.00        36.20
70.01% to 75.00%...........      138      20,285,949.96      2.70     7.457       624     146,999.64   74.14        39.50
75.01% to 80.00%...........    1,990     441,950,947.11     58.93     6.716       672     222,085.90   79.85        29.66
80.01% to 85.00%...........      412      86,902,010.77     11.59     7.143       636     210,927.21   84.66        50.88
85.01% to 90.00%...........      729     141,487,171.60     18.86     7.358       612     194,083.91   89.78        66.96
90.01% to 95.00%...........       65      11,254,863.33      1.50     7.869       628     173,151.74   94.63        62.09
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 20.05% to 95.00% and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans was approximately 81.30%.

                          Combined Loan-to-Value Ratios

                             Number of     Aggregate                           Weighted    Average    Weighted
                              Initial      Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Original             Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan-to-Value Ratios           Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less.............       29    $  4,273,802.74      0.57%    7.597%      580    $147,372.51   43.71%       18.85%
50.01% to 55.00%...........       16       2,462,743.96      0.33     7.675       589     153,921.50   53.13        55.09
55.01% to 60.00%...........       38       6,424,578.70      0.86     7.130       584     169,067.86   58.03        67.88
60.01% to 65.00%...........       30       5,921,645.77      0.79     7.068       589     197,388.19   63.31        36.00
65.01% to 70.00%...........      118      25,956,576.82      3.46     7.180       603     219,970.99   68.70        37.43
70.01% to 75.00%...........       79      13,691,117.76      1.83     7.575       602     173,305.29   74.16        44.32
75.01% to 80.00%...........      322      71,901,597.59      9.59     7.100       624     223,296.89   79.51        44.51
80.01% to 85.00%...........      227      44,441,949.88      5.93     7.418       601     195,779.51   84.30        65.94
85.01% to 90.00%...........      697     142,183,443.22     18.96     7.370       625     203,993.46   87.43        52.70
90.01% to 95.00%...........      227      47,132,394.33      6.28     7.025       668     207,631.69   83.62        44.21
95.01% to 100.00%..........    1,807     385,609,545.93     51.41     6.664       676     213,397.65   81.11        31.70
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 20.05% to 100.00% and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately 92.14%.

                                  Loan Purpose

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Purpose                   Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Purchase...................    2,102    $433,321,075.02     57.78%    6.848%      672    $206,147.04    81.48%      30.52%
Refinance - Cashout........      884     189,773,462.94     25.30     7.102       620     214,675.86    80.61       54.35
Refinance - Rate/Term......      604     126,904,858.74     16.92     7.117       622     210,107.38    81.72       53.86
                               -----    ---------------    ------     -----       ---    -----------    -----       -----
   Total:..................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48    81.30%      40.50%
                               =====    ===============    ======     =====       ===    ===========    =====       =====

                                      S-B-5

                          Types of Mortgaged Properties

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Property Type                  Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Single Family Detached.....    2,511    $512,054,682.06     68.27%    6.956%      647    $203,924.60   81.46%       41.62%
Planned Unit Development...      553     118,850,258.64     15.85     6.960       644     214,919.09   81.89        45.02
Condominium................      323      66,759,381.63      8.90     6.898       665     206,685.39   80.73        35.21
Two- to Four-Family........      188      50,472,184.42      6.73     7.018       674     268,469.07   79.00        24.85
Townhouse..................       15       1,862,889.95      0.25     7.689       659     124,192.66   82.56        57.61
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

                              Documentation Summary

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Documentation                  Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Full Documentation.........    1,724    $303,760,145.82     40.50%    7.036%      617    $176,194.98   82.74%      100.00%
12 Month Bank Statements...      178      43,117,881.78      5.75     6.905       640     242,235.29   82.54         0.00
24 Month Bank Statements...      145      35,931,241.35      4.79     6.960       625     247,801.66   83.26         0.00
Limited Documentation......       19       5,296,367.33      0.71     7.068       620     278,756.18   81.77         0.00
Stated Income
   Self-Employed...........      501     118,679,281.91     15.82     6.924       675     236,884.79   79.62         0.00
Stated Income Wage Earner..    1,023     243,214,478.51     32.43     6.882       687     237,746.31   79.80         0.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total:..................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

                                 Occupancy Types

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Occupancy Type                 Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Primary Home...............    3,234    $695,303,016.20     92.71%    6.916%      648    $214,997.84   81.39%       40.92%
Investment Property........      349      53,743,726.55      7.17     7.481       679     153,993.49   80.08        35.80
Second Home................        7         952,653.95      0.13     7.457       705     136,093.42   77.13         0.00
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.


                                     S-B-6

                            Mortgage Loan Age Summary

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Mortgage Loan Age (Months)     Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
1..........................      827    $169,984,915.00     22.66%    7.144%      647    $205,544.03   81.11%       36.52%
2..........................    1,467     300,389,945.38     40.05     6.997       653     204,764.79   81.51        40.98
3..........................    1,192     252,406,697.69     33.65     6.784       652     211,750.59   81.12        41.00
4..........................       22       3,975,336.29      0.53     7.025       631     180,697.10   80.76        37.52
5..........................       30       9,547,564.09      1.27     6.639       631     318,252.14   82.48        67.07
6..........................       13       4,992,182.16      0.67     7.132       616     384,014.01   81.51        41.82
7..........................       12       4,855,235.27      0.65     6.953       625     404,602.94   82.00        58.96
8..........................        3       1,114,491.68      0.15     6.810       626     371,497.23   87.99        39.51
9..........................       14       1,601,823.32      0.21     8.135       553     114,415.95   77.69        76.17
10.........................        4         363,894.80      0.05     7.998       577      90,973.70   75.25        75.56
11.........................        5         660,247.16      0.09     6.954       585     132,049.43   83.06        29.65
12.........................        1         107,063.86      0.01     7.350       601     107,063.86   90.00       100.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total:..................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

     As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

                        Original Prepayment Penalty Term

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Original Prepayment           Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Penalty Term                   Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
6 months...................       59    $  7,261,809.42      0.97%    7.522%      621    $123,081.52   84.90%       68.01%
12 months..................       38       9,610,236.91      1.28     7.286       667     252,900.97   80.96        38.61
18 months..................        1         633,250.00      0.08     5.650       680     633,250.00   85.00         0.00
24 months..................    2,261     489,259,106.00     65.23     6.836       653     216,390.58   81.35        38.95
30 months..................      305      65,444,917.19      8.73     6.815       647     214,573.50   81.27        36.02
36 months..................      260      54,300,928.51      7.24     6.624       656     208,849.73   80.28        49.67
None.......................      666     123,489,148.67     16.47     7.608       639     185,419.14   81.37        43.71
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     The weighted average original prepayment penalty term with respect to the Mortgage Loans having prepayment penalties was approximately 25 months.


                                     S-B-7

                                  Credit Scores

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Credit Scores         Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
500 or less ...............        1    $    157,917.40      0.02%    8.750%      500    $157,917.40   85.00%      100.00%
501 to 525 ................      107      16,534,237.41      2.20     8.202       514     154,525.58   81.49        90.93
526 to 550 ................      196      28,749,605.09      3.83     8.007       538     146,681.66   81.63        71.30
551 to 575 ................      307      53,908,018.78      7.19     7.704       563     175,596.15   82.17        69.18
576 to 600 ................      312      55,561,576.91      7.41     7.562       588     178,081.98   81.31        69.73
601 to 625 ................      406      83,158,261.85     11.09     7.063       615     204,823.31   82.03        65.30
626 to 650 ................      529     113,720,210.92     15.16     6.718       637     214,972.04   81.58        57.87
651 to 675 ................      561     120,670,207.05     16.09     6.790       663     215,098.41   80.95        28.45
676 to 700 ................      577     134,500,744.55     17.93     6.703       686     233,103.54   80.82        14.00
701 to 725 ................      300      71,041,631.20      9.47     6.605       713     236,805.44   80.77        11.37
726 to 750 ................      163      41,143,077.03      5.49     6.516       736     252,411.52   81.11        12.06
751 to 775 ................       92      22,813,806.27      3.04     6.652       762     247,976.16   81.06        13.82
776 to 800 ................       37       7,615,066.44      1.02     6.745       785     205,812.61   81.87        33.88
801 or more ...............        2         425,035.80      0.06     6.685       808     212,517.90   82.65         0.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

     The Credit Scores of the Mortgage Loans that were scored as of their respective origination ranged from 500 to 813 and the weighted average Credit Score of the Mortgage Loans that were scored as of their respective origination was approximately 650.

                              Credit Grade Summary

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Credit Grade                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
A .........................    2,966    $643,912,439.10     85.86%    6.838%      663    $217,097.92   80.98%       33.99%
A- ........................      144      27,431,753.73      3.66     7.571       570     190,498.29   83.16        68.83
A+ ........................      181      35,403,085.27      4.72     7.031       623     195,597.16   85.20        82.42
B .........................      106      14,499,322.18      1.93     8.329       548     136,786.06   81.01        78.46
B+ ........................      130      19,187,370.24      2.56     7.966       532     147,595.16   87.11        90.15
C .........................       51       7,930,445.99      1.06     8.788       546     155,498.94   73.03        82.03
D .........................       12       1,634,980.19      0.22     9.247       536     136,248.35   66.48       100.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====       ======


                                      S-B-8

                                  Gross Margins

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Gross Margins         Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
2.750% to 3.000% ..........        7    $  1,571,000.52      0.21%    6.734%      673    $224,428.65   80.00%       26.80%
3.001% to 3.500% ..........       17       3,989,383.14      0.53     6.520       694     234,669.60   80.90        19.83
4.501% to 5.000% ..........       12       1,856,933.00      0.25     7.206       623     154,744.42   80.44        50.67
5.001% to 5.500% ..........    1,008     234,990,218.34     31.33     6.605       664     233,125.22   81.07        46.96
5.501% to 6.000% ..........    1,637     361,371,719.44     48.18     7.004       647     220,752.42   81.74        36.27
6.001% to 6.250% ..........      909     146,220,142.26     19.50     7.422       634     160,858.24   80.62        41.16
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total: .................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     As of the Cut-off Date, the gross margins for the Mortgage Loans ranged from 2.750% per annum to 6.250% per annum and the weighted average gross margin of the Mortgage Loans was approximately 5.777% per annum.

                             Maximum Mortgage Rates

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Range of Maximum              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Mortgage Rates                 Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less ...........      335    $ 97,874,816.67     13.05%     5.849%     677    $292,163.63   79.84%       47.36%
12.001% to 12.500% ........      645     169,021,757.06     22.54      6.345      677     262,049.24   80.52        32.28
12.501% to 13.000% ........      864     199,599,060.46     26.61      6.824      659     231,017.43   81.36        37.02
13.001% to 13.500% ........      601     118,110,102.44     15.75      7.315      640     196,522.63   82.04        38.76
13.501% to 14.000% ........      604      98,694,842.66     13.16      7.791      618     163,402.06   82.44        45.30
14.001% to 14.500% ........      235      31,221,798.63      4.16      8.300      592     132,858.72   82.68        49.13
14.501% to 15.000% ........      194      24,194,295.52      3.23      8.768      578     124,712.86   82.90        67.80
15.001% to 15.500% ........       63       6,792,253.95      0.91      9.287      567     107,813.55   81.07        54.51
15.501% to 16.000% ........       46       4,190,704.06      0.56      9.786      557      91,102.26   77.93        68.04
16.001% to 16.250% ........        3         299,765.25      0.04     10.210      537      99,921.75   73.38        56.51
                               -----    ---------------    ------     ------      ---    -----------   -----        -----
   Total: .................    3,590    $749,999,396.70    100.00%     6.958%     650    $208,913.48   81.30%       40.50%
                               =====    ===============    ======     ======      ===    ===========   =====        =====

     As of the Cut-off Date, the Maximum Mortgage Rates for the Mortgage Loans ranged from 6.000% per annum to 16.250% per annum and the weighted average Maximum Mortgage Rate for the Mortgage Loans was 12.953% per annum.


                                      S-B-9

                            Next Rate Adjustment Date

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Next Rate Adjustment          Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Date                           Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
June 2005 .................        9    $  1,856,748.68      0.25%    6.230%      714    $206,305.41   81.33%        42.24%
July 2005 .................       13       3,055,634.98      0.41     6.782       677     235,048.84   80.37         13.99
August 2005 ...............        2         648,000.00      0.09     6.631       664     324,000.00   80.00          0.00
March 2006 ................        1         107,063.86      0.01     7.350       601     107,063.86   90.00        100.00
April 2006 ................        5         660,247.16      0.09     6.954       585     132,049.43   83.06         29.65
May 2006 ..................        4         363,894.80      0.05     7.998       577      90,973.70   75.25         75.56
June 2006 .................       14       1,601,823.32      0.21     8.135       553     114,415.95   77.69         76.17
July 2006 .................        3       1,114,491.68      0.15     6.810       626     371,497.23   87.99         39.51
August 2006 ...............       12       4,855,235.27      0.65     6.953       625     404,602.94   82.00         58.96
September 2006 ............       12       4,738,882.16      0.63     7.113       619     394,906.85   81.32         38.71
October 2006 ..............       29       8,949,864.09      1.19     6.633       627     308,616.00   82.63         70.45
November 2006 .............       23       4,475,336.29      0.60     7.050       633     194,579.84   80.21         33.32
December 2006 .............    1,050     225,326,022.81     30.04     6.790       652     214,596.21   81.11         39.74
January 2007 ..............    1,259     259,282,630.93     34.57     7.003       654     205,943.31   81.67         39.66
February 2007 .............      706     146,587,721.00     19.55     7.134       648     207,631.33   81.28         35.08
October 2007 ..............        1         351,000.00      0.05     6.550       648     351,000.00   90.00        100.00
December 2007 .............      132      25,073,526.20      3.34     6.754       653     189,950.96   81.20         52.53
January 2008 ..............      196      38,202,079.47      5.09     6.984       641     194,908.57   80.50         51.96
February 2008 .............      119      22,749,194.00      3.03     7.227       643     191,169.70   80.04         46.87
                               -----    ---------------    ------     -----       ---    -----------   -----        ------
   Total: .................    3,590    $749,999,396.70    100.00%    6.958%      650    $208,913.48   81.30%        40.50%
                               =====    ===============    ======     =====       ===    ===========   =====        ======


                                     S-B-10

                           The Group 1 Mortgage Loans

                  Mortgage Rates for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Mortgage Rates        Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
6.000% or less ............      206    $ 51,782,199.73     13.98%    5.860%      674    $251,369.90   79.51%       53.35%
6.001% to 6.500% ..........      401      95,389,895.95     25.76     6.352       678     237,880.04   80.64        33.61
6.501% to 7.000% ..........      484     105,461,639.47     28.48     6.821       663     217,895.95   81.14        38.14
7.001% to 7.500% ..........      308      59,677,743.22     16.12     7.301       650     193,758.91   81.37        39.22
7.501% to 8.000% ..........      235      42,504,721.68     11.48     7.784       631     180,871.16   82.24        41.83
8.001% to 8.500% ..........       56       8,906,210.56      2.41     8.304       613     159,039.47   80.66        31.54
8.501% to 9.000% ..........       42       5,567,618.61      1.50     8.741       596     132,562.35   85.01        75.75
9.001% to 9.500% ..........        7         694,317.03      0.19     9.270       602      99,188.15   78.71        28.85
9.501% to 9.750% ..........        2         331,000.00      0.09     9.726       593     165,500.00   93.30       100.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

     As of the Cut-off Date, the Mortgage Rates of the Group 1 Mortgage Loans ranged from 5.350% per annum to 9.750% per annum and the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.825% per annum.

   Outstanding Mortgage Loan Principal Balances for the Group 1 Mortgage Loans

                                             Aggregate                           Weighted    Average    Weighted
Range of Outstanding           Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Mortgage Loan Principal         Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Balances                         Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
-----------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
$50,000.00 ..................        5    $    250,000.00      0.07%    7.628%      631    $ 50,000.00   69.18%      20.00%
$50,000.01 to $100,000.00 ...      143      11,309,067.35      3.05     7.497       635      79,084.39   79.70       73.53
$100,000.01 to $150,000.00 ..      312      39,539,730.42     10.68     7.222       654     126,729.91   81.43       59.43
$150,000.01 to $200,000.00 ..      354      62,498,840.32     16.88     6.979       658     176,550.40   81.36       49.26
$200,000.01 to $250,000.00 ..      335      74,694,789.53     20.17     6.793       657     222,969.52   80.80       36.93
$250,000.01 to $300,000.00 ..      281      77,438,969.85     20.91     6.657       666     275,583.52   80.51       33.00
$300,000.01 to $350,000.00 ..      246      79,990,958.22     21.60     6.636       662     325,166.50   81.53       33.69
$350,000.01 to $400,000.00 ..       47      16,789,490.56      4.53     6.621       671     357,223.20   81.14       29.76
$400,000.01 to $450,000.00 ..       15       6,351,700.00      1.72     6.834       677     423,446.67   79.92        6.68
$450,000.01 to $500,000.00 ..        3       1,451,800.00      0.39     7.409       692     483,933.33   76.40       33.54
                                 -----    ---------------    ------     -----       ---    -----------   -----       -----
   Total: ...................    1,741    $370,315,346.25    100.00%    6.825%      660     212,702.67   81.00%      40.14%
                                 =====    ===============    ======     =====       ===    ===========   =====       =====

     As of the Cut-off Date, the outstanding principal balances of the Group 1 Mortgage Loans ranged from approximately $50,000 to approximately $500,000 and the average outstanding principal balance of the Group 1 Mortgage Loans was approximately $212,703.


                                     S-B-11

                   Loan Program for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Program                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Wall Street ...............    1,072    $235,091,704.05     63.48%    6.623%      686    $219,301.96   80.15%       25.24%
Bay Street ................      234      50,763,274.76     13.71     7.033       649     216,937.07   85.64        51.10
Main Street ...............      217      42,020,272.42     11.35     7.490       576     193,641.81   84.59        78.32
High Street ...............      125      23,917,379.21      6.46     7.178       612     191,339.03   85.29        90.83
South Street ..............       75      15,813,436.81      4.27     6.905       610     210,845.82   62.46        38.05
42nd Street ...............       18       2,709,279.00      0.73     6.588       659     150,515.50   82.36       100.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

                  Product Types for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Product Type                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
2/28 LIBOR ARM ............       86    $ 13,159,331.29      3.55%    7.436%      601    $153,015.48   83.30%      85.67%
2/28 LIBOR IO ARM .........    1,424     310,973,760.21     83.98     6.802       663     218,380.45   81.06       36.76
3/27 LIBOR ARM ............       22       2,589,030.63      0.70     7.836       606     117,683.21   85.84       87.22
3/27 LIBOR IO ARM .........      190      40,098,997.78     10.83     6.751       656     211,047.36   79.51       49.77
Six Month LIBOR IO ARM ....       19       3,494,226.34      0.94     6.697       703     183,906.65   80.55       24.29
                               -----    ---------------    ------     -----       ---    -----------   -----       -----
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%      40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       =====


                                     S-B-12

   State Distributions of Mortgaged Properties for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
State                          Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Arizona ...................      138    $ 22,263,288.70      6.01%    7.014%      643    $161,328.18   83.01%       58.97%
Arkansas ..................        4         403,247.67      0.11     7.562       678     100,811.92   84.26        30.85
California ................      702     186,602,251.54     50.39     6.574       670     265,815.17   79.78        31.06
Colorado ..................      160      29,083,595.52      7.85     6.772       651     181,772.47   82.65        54.15
Connecticut ...............        5         963,899.15      0.26     7.539       650     192,779.83   77.46        36.30
Florida ...................       99      18,002,007.70      4.86     7.166       648     181,838.46   81.23        39.57
Georgia ...................       46       6,415,982.31      1.73     7.243       643     139,477.88   83.96        60.39
Idaho .....................        5         608,459.64      0.16     6.973       658     121,691.93   84.38       100.00
Illinois ..................       86      16,149,385.30      4.36     7.601       643     187,783.55   82.10        44.19
Indiana ...................        3         414,954.32      0.11     7.165       658     138,318.11   82.38        73.97
Iowa ......................        8         762,024.89      0.21     7.945       620      95,253.11   83.81        84.62
Kansas ....................       14       1,985,154.93      0.54     7.328       657     141,796.78   81.63        60.73
Kentucky ..................        2         159,250.00      0.04     7.805       619      79,625.00   87.60        68.60
Louisiana .................        5         607,300.00      0.16     6.944       605     121,460.00   80.87        64.43
Maryland ..................       27       5,303,622.81      1.43     7.536       656     196,430.47   78.54        52.56
Massachusetts .............       57      15,542,458.51      4.20     7.052       672     272,674.71   80.77        32.20
Michigan ..................       32       4,721,797.41      1.28     7.341       624     147,556.17   85.91        49.35
Minnesota .................       43       7,570,044.81      2.04     6.662       669     176,047.55   80.68        46.30
Mississippi ...............        1         319,537.30      0.09     5.950       649     319,537.30   80.00       100.00
Missouri ..................       24       2,926,049.68      0.79     7.430       629     121,918.74   83.50        64.01
Nevada ....................       17       3,216,693.48      0.87     6.916       634     189,217.26   83.60        58.96
New Hampshire .............        3         618,119.00      0.17     6.623       634     206,039.67   79.80        59.23
New Jersey ................        8       2,104,965.87      0.57     7.177       670     263,120.73   82.82        57.66
New Mexico ................        1         127,800.00      0.03     9.000       614     127,800.00   90.00       100.00
North Carolina ............        7         838,243.19      0.23     7.436       616     119,749.03   84.98        39.94
Oklahoma ..................        4         513,307.00      0.14     6.899       634     128,326.75   82.50       100.00
Oregon ....................        7       1,412,916.38      0.38     7.549       626     201,845.20   82.77        67.24
Pennsylvania ..............        1          64,688.09      0.02     6.750       589      64,688.09   90.00       100.00
Rhode Island ..............        4         814,399.03      0.22     7.100       689     203,599.76   80.00        21.61
South Carolina ............        4         499,320.32      0.13     7.684       570     124,830.08   83.73        41.46
Tennessee .................       12       1,639,945.98      0.44     6.901       630     136,662.17   81.38        47.35
Texas .....................       31       4,039,288.34      1.09     7.214       656     130,299.62   81.16        64.76
Utah ......................       23       3,187,958.59      0.86     6.998       677     138,606.90   82.61        57.12
Virginia ..................       32       7,440,241.70      2.01     7.229       656     232,507.55   84.11        24.97
Washington ................      118      21,557,896.34      5.82     6.840       656     182,694.04   81.91        48.79
West Virginia .............        2         497,850.00      0.13     7.063       634     248,925.00   89.87        70.17
Wisconsin .................        4         716,500.75      0.19     7.446       651     179,125.19   83.43        45.00
Wyoming ...................        2         220,900.00      0.06     7.377       627     110,450.00   85.09         0.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

     No more than approximately 0.66% of the Group 1 Mortgage Loans will be secured by mortgaged properties located in any one zip code area.


                                     S-B-13

          Original Loan-to-Value Ratios for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Original             Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan-to-Value Ratios           Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less.............       12    $  2,374,461.25      0.64%    7.532%      592    $197,871.77   44.30%       10.74%
50.01% to 55.00%...........        8       1,419,999.59      0.38     7.477       592     177,499.95   53.38        72.18
55.01% to 60.00%...........       14       2,491,628.41      0.67     6.971       578     177,973.46   58.07        58.93
60.01% to 65.00%...........        9       1,979,898.00      0.53     6.402       627     219,988.67   63.32        42.43
65.01% to 70.00%...........       56      12,186,450.42      3.29     6.957       619     217,615.19   69.12        37.23
70.01% to 75.00%...........       50       9,248,990.97      2.50     7.128       637     184,979.82   74.18        39.13
75.01% to 80.00%...........    1,116     244,247,178.36     65.96     6.654       677     218,859.48   79.88        30.08
80.01% to 85.00%...........      172      33,733,143.98      9.11     7.116       646     196,122.93   84.76        56.79
85.01% to 90.00%...........      280      57,932,214.65     15.64     7.184       620     206,900.77   89.78        70.99
90.01% to 95.00%...........       24       4,701,380.62      1.27     7.830       629     195,890.86   94.44        67.26
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 1 Mortgage Loans ranged from 37.04% to 95.00% and the weighted average Original Loan-to-Value Ratio for the Group 1 Mortgage Loans was approximately 81.00%.

          Combined Loan-to-Value Ratios for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Combined Loan-       Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
to-Value Ratios                Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less.............       12    $  2,374,461.25      0.64%    7.532%      592    $197,871.77   44.30%       10.74%
50.01% to 55.00%...........        8       1,419,999.59      0.38     7.477       592     177,499.95   53.38        72.18
55.01% to 60.00%...........       14       2,491,628.41      0.67     6.971       578     177,973.46   58.07        58.93
60.01% to 65.00%...........        9       1,979,898.00      0.53     6.402       627     219,988.67   63.32        42.43
65.01% to 70.00%...........       47      10,616,412.09      2.87     6.940       609     225,881.11   69.16        41.08
70.01% to 75.00%...........       30       6,636,481.31      1.79     7.153       619     221,216.04   74.19        42.46
75.01% to 80.00%...........      148      32,167,442.94      8.69     6.946       638     217,347.59   79.41        45.96
80.01% to 85.00%...........       78      15,893,841.39      4.29     7.305       616     203,767.20   84.20        63.63
85.01% to 90.00%...........      273      56,812,663.99     15.34     7.257       640     208,105.00   86.97        50.86
90.01% to 95.00%...........      106      21,718,245.31      5.86     7.063       675     204,889.11   83.20        43.54
95.01% to 100.00%..........    1,016     218,204,271.97     58.92     6.611       677     214,767.98   81.01        34.20
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total...................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans ranged from 37.04% to 100.00% and the weighted average Combined Loan-to-Value Ratio for the Group 1 Mortgage Loans was approximately 93.29%.

                   Loan Purpose for the Group 1 Mortgage Loans

                             Number of     Aggregate                           Weighted    Average    Weighted
                              Initital     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Purpose                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Purchase...................    1,086    $230,910,086.27     62.35%    6.739%      677    $212,624.39   81.13%       31.79%
Refinance - Cashout........      386      82,237,475.82     22.21     6.957       630     213,050.46   80.30        54.74
Refinance - Rate/Term......      269      57,167,784.16     15.44     6.985       635     212,519.64   81.49        52.87
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====        =====


                                     S-B-14

          Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Property Type                  Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Single Family..............    1,133    $235,598,111.79     63.62%    6.799%      659    $207,941.85   81.14%       41.42%
Planned Unit Development...      288      59,189,889.25     15.98     6.889       649     205,520.45   81.66        48.98
Condominium................      210      44,391,280.62     11.99     6.814       669     211,387.05   80.27        33.30
Two- to Four-Family........      100      30,000,207.59      8.10     6.898       680     300,002.08   79.59        22.33
Townhouse..................       10       1,135,857.00      0.31     7.531       667     113,585.70   82.59        52.86
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

              Documentation Summary for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Documentation                  Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Full Documentation.........      785    $148,649,326.38     40.14%    6.820%      630    $189,362.20   82.47%      100.00%
24 Month Bank Statements...       58      12,157,434.55      3.28     6.742       637     209,610.94   83.49         0.00
12 Month Bank Statements...       88      20,866,819.02      5.63     6.847       639     237,122.94   82.59         0.00
Limited Documentation......       10       2,096,677.74      0.57     7.357       630     209,667.77   82.85         0.00
Stated Income
   Self-Employed...........      227      54,051,944.05     14.60     6.857       681     238,114.29   79.01         0.00
Stated Income Wage Earner..      573     132,493,144.51     35.78     6.813       691     231,227.13   79.65         0.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total:..................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

                 Occupancy Types for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Occupancy Type                 Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Primary Home...............    1,556    $338,463,670.85     91.40%    6.769%      658    $217,521.64   81.08%       40.72%
Investment Property........      180      31,076,271.33      8.39     7.426       680     172,645.95   80.20        34.82
Second Home................        5         775,404.07      0.21     7.271       710     155,080.81   79.23         0.00
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.


                                     S-B-15

            Mortgage Loan Age Summary for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Mortgage Loan Age (Months)     Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
1..........................      388    $ 83,952,764.00     22.67%    6.970%      663    $216,373.10   80.45%       34.98%
2..........................      729     151,236,684.06     40.84     6.871       661     207,457.73   81.26        42.92
3..........................      577     123,654,007.59     33.39     6.666       662     214,305.04   80.91        37.23
4..........................       13       2,608,303.05      0.70     6.935       637     200,638.70   81.75        44.63
5..........................       15       4,045,236.08      1.09     6.747       603     269,682.41   81.49        83.33
6..........................        5       1,581,600.00      0.43     6.860       600     316,320.00   79.98        78.91
7..........................        6       1,967,500.00      0.53     6.734       616     327,916.67   86.78       100.00
8..........................        1         310,495.57      0.08     6.850       697     310,495.57   90.00         0.00
9..........................        2         308,397.50      0.08     8.161       546     154,198.75   83.29        65.78
10.........................        2         195,377.21      0.05     8.000       568      97,688.61   78.80       100.00
11.........................        3         454,981.19      0.12     7.021       545     151,660.40   83.97        43.02
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total:..................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

     As of the Cut-off Date, the weighted average age of the Group 1 Mortgage Loans was approximately 2 months.

         Original Prepayment Penalty Term for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Original Prepayment           Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Penalty Term                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
6 Months...................       13    $  1,875,904.93      0.51%    7.245%      660    $144,300.38   80.85%      58.44%
12 Months..................       22       4,767,105.03      1.29     7.261       680     216,686.59   81.60       46.26
24 Months..................    1,187     254,841,844.14     68.82     6.751       661     214,694.06   81.07       39.07
30 Months..................      159      34,689,994.93      9.37     6.696       651     218,176.07   80.92       34.93
36 Months..................      148      30,837,928.33      8.33     6.535       660     208,364.38   79.64       51.83
None.......................      212      43,302,568.89     11.69     7.509       658     204,257.40   81.57       40.83
                               -----    ---------------    ------     -----       ---    -----------   -----       -----
   Total:..................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%      40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       =====

     The weighted average original prepayment penalty term with respect to the Group 1 Mortgage Loans having prepayment penalties was approximately 25 months.


                                     S-B-16

                  Credit Scores for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Credit Scores         Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
504 to 525 ................        9    $  1,711,167.91      0.46%    8.100%      514    $190,129.77   77.60%      100.00%
526 to 550 ................       21       3,563,807.27      0.96     7.719       538     169,705.11   83.03        79.62
551 to 575 ................      110      21,207,260.24      5.73     7.536       563     192,793.27   80.67        76.28
576 to 600 ................      111      22,117,971.08      5.97     7.351       588     199,261.00   81.34        71.08
601 to 625 ................      220      45,168,673.81     12.20     6.983       614     205,312.15   81.64        68.60
626 to 650 ................      289      57,948,381.15     15.65     6.707       637     200,513.43   81.69        63.99
651 to 675 ................      307      65,711,837.88     17.74     6.749       664     214,045.07   81.09        34.29
676 to 700 ................      335      75,932,076.21     20.50     6.670       687     226,662.91   80.57        14.31
701 to 725 ................      168      38,008,945.62     10.26     6.602       713     226,243.72   80.22        11.40
726 to 750 ................       96      21,581,380.70      5.83     6.640       736     224,806.05   80.66        11.86
751 to 775 ................       51      12,590,820.11      3.40     6.631       760     246,878.83   80.39        15.31
776 to 800 ................       22       4,347,988.47      1.17     6.711       785     197,635.84   80.84        44.01
801 to 813 ................        2         425,035.80      0.11     6.685       808     212,517.90   82.65         0.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

     The Credit Scores of the Group 1 Mortgage Loans that were scored as of their respective origination ranged from 504 to 813 and the weighted average Credit Score of the Group 1 Mortgage Loans that were scored as of their respective origination was approximately 660.

               Credit Grade Summary for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Credit Grade                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
A .........................    1,557    $334,969,282.42     90.46%    6.770%      667    $215,137.63   80.70%       35.39%
A- ........................       59      11,595,895.22      3.13     7.521       566     196,540.60   82.93        76.77
A+ ........................       85      17,054,536.06      4.61     6.997       622     200,641.60   85.38        88.99
B .........................       25       4,231,065.78      1.14     7.953       562     169,242.63   81.55        87.44
B+ ........................        8       1,273,175.38      0.34     7.716       553     159,146.92   87.49        89.01
C .........................        7       1,191,391.39      0.32     8.155       544     170,198.77   75.61       100.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

                  Gross Margins for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Gross Margins         Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
2.750% to 3.000% ..........        6    $  1,051,593.27      0.28%    6.356%      659    $175,265.55   80.00%      40.03%
3.001% to 3.500% ..........       13       2,442,633.07      0.66     6.844       722     187,894.85   80.78       17.51
4.501% to 5.000% ..........        5         521,313.00      0.14     7.239       622     104,262.60   76.42       75.19
5.001% to 5.500% ..........      515     112,101,142.25     30.27     6.540       664     217,672.12   80.83       54.28
5.501% to 6.000% ..........      817     184,441,324.36     49.81     6.881       659     225,754.37   81.28       32.17
6.001% to 6.250% ..........      385      69,757,340.30     18.84     7.141       654     181,187.90   80.58       39.04
                               -----    ---------------    ------     -----       ---    -----------   -----       -----
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%      40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       =====

     As of the Cut-off Date, the gross margins for the Group 1 Mortgage Loans ranged from 2.750 % per annum to 6.250% per annum and the weighted average gross margin of the Group 1 Mortgage Loans was approximately 5.771% per annum.


                                     S-B-17

              Maximum Mortgage Rates for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Range of Maximum              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Mortgage Rates                 Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less ...........      206    $ 51,782,199.73     13.98%    5.860%      674    $251,369.90   79.51%       53.35%
12.001% to 12.500% ........      401      95,389,895.95     25.76     6.352       678     237,880.04   80.64        33.61
12.501% to 13.000% ........      484     105,461,639.47     28.48     6.821       663     217,895.95   81.14        38.14
13.001% to 13.500% ........      308      59,677,743.22     16.12     7.301       650     193,758.91   81.37        39.22
13.501% to 14.000% ........      235      42,504,721.68     11.48     7.784       631     180,871.16   82.24        41.83
14.001% to 14.500% ........       56       8,906,210.56      2.41     8.304       613     159,039.47   80.66        31.54
14.501% to 15.000% ........       42       5,567,618.61      1.50     8.741       596     132,562.35   85.01        75.75
15.001% to 15.500% ........        7         694,317.03      0.19     9.270       602      99,188.15   78.71        28.85
15.501% to 15.750% ........        2         331,000.00      0.09     9.726       593     165,500.00   93.30       100.00
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======

     As of the Cut-off Date, the Maximum Mortgage Rates for the Group 1 Mortgage Loans ranged from 11.350% per annum to 15.750% per annum and the weighted average Maximum Mortgage Rate for the Group 1 Mortgage Loans was 12.825% per annum.

            Next Rate Adjustment Date for the Group 1 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Next Rate Adjustment          Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Date                           Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
June 2005 .................        8    $  1,493,363.38      0.40%    6.532%      713    $186,670.42   80.52%       28.19%
July 2005 .................       10       1,736,862.96      0.47     6.709       692     173,686.30   80.65        24.62
August 2005 ...............        1         264,000.00      0.07     7.550       723     264,000.00   80.00         0.00
April 2006 ................        3         454,981.19      0.12     7.021       545     151,660.40   83.97        43.02
May 2006 ..................        2         195,377.21      0.05     8.000       568      97,688.61   78.80       100.00
June 2006 .................        2         308,397.50      0.08     8.161       546     154,198.75   83.29        65.78
July 2006 .................        1         310,495.57      0.08     6.850       697     310,495.57   90.00         0.00
August 2006 ...............        6       1,967,500.00      0.53     6.734       616     327,916.67   86.78       100.00
September 2006 ............        4       1,328,300.00      0.36     6.738       605     332,075.00   79.03        74.89
October 2006 ..............       15       3,947,536.08      1.07     6.813       597     263,169.07   80.95        82.91
November 2006 .............       13       2,608,303.05      0.70     6.935       637     200,638.70   81.75        44.63
December 2006 .............      500     108,331,873.90     29.25     6.680       661     216,663.75   81.02        36.02
January 2007 ..............      630     132,077,767.00     35.67     6.870       663     209,647.25   81.49        41.37
February 2007 .............      334      72,602,560.00     19.61     6.962       664     217,372.93   80.53        32.96
October 2007 ..............        1         351,000.00      0.09     6.550       648     351,000.00   90.00       100.00
December 2007 .............       68      13,678,370.31      3.69     6.554       665     201,152.50   80.12        48.17
January 2008 ..............       90      17,572,454.10      4.75     6.909       643     195,249.49   79.53        55.96
February 2008 .............       53      11,086,204.00      2.99     7.006       655     209,173.66   79.87        49.08
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................    1,741    $370,315,346.25    100.00%    6.825%      660    $212,702.67   81.00%       40.14%
                               =====    ===============    ======     =====       ===    ===========   =====       ======


                                     S-B-18

                           The Group 2 Mortgage Loans

                  Mortgage Rates for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Mortgage Rates        Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
6.000% or less ............      128    $ 45,608,416.94     12.01%     5.819%     681    $356,315.76   80.09%       41.06%
6.001% to 6.500% ..........      244      73,631,861.11     19.39      6.336      675     301,769.92   80.36        30.55
6.501% to 7.000% ..........      380      94,137,420.99     24.79      6.827      656     247,730.06   81.60        35.77
7.001% to 7.500% ..........      294      58,916,559.22     15.52      7.330      630     200,396.46   82.79        37.98
7.501% to 8.000% ..........      369      56,190,120.98     14.80      7.796      608     152,276.75   82.60        47.92
8.001% to 8.500% ..........      179      22,315,588.07      5.88      8.298      584     124,668.09   83.49        56.15
8.501% to 9.000% ..........      152      18,626,676.91      4.91      8.776      573     122,543.93   82.27        65.43
9.001% to 9.500% ..........       56       6,097,936.92      1.61      9.289      563     108,891.73   81.34        57.43
9.501% to 10.000% .........       44       3,859,704.06      1.02      9.791      553      87,720.55   76.61        65.30
10.001% to 10.250% ........        3         299,765.25      0.08     10.210      537      99,921.75   73.38        56.51
                               -----    ---------------    ------     ------      ---    -----------   -----        -----
   Total: .................    1,849    $379,684,050.45    100.00      7.087%     640    $205,345.62   81.59%       40.85%
                               =====    ===============    ======     ======      ===    ===========   =====        =====

     As of the Cut-off Date, the Mortgage Rates of the Group 2 Mortgage Loans ranged from 4.990% per annum to 10.250% per annum and the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 7.087% per annum.

   Outstanding Mortgage Loan Principal Balances for the Group 2 Mortgage Loans

                                             Aggregate                           Weighted    Average    Weighted
Range of Outstanding           Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Mortgage Loan Principal         Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Balances                         Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
-----------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
$50,000.00 or less ..........       12    $    572,160.46      0.15%    8.405%      596    $ 47,680.04   70.64%       76.63%
$50,000.01 to $100,000.00 ...      488      36,301,735.87      9.56     7.990       614      74,388.80   80.85        64.96
$100,000.01 to $150,000.00 ..      405      49,622,304.44     13.07     7.660       618     122,524.21   81.58        61.37
$150,000.01 to $200,000.00 ..      248      42,660,219.85     11.24     7.381       623     172,017.02   82.19        53.98
$200,000.01 to $250,000.00 ..      143      31,874,781.46      8.40     7.201       624     222,900.57   80.37        41.63
$250,000.01 to $300,000.00 ..       84      22,809,467.59      6.01     7.140       627     271,541.28   80.83        40.26
$300,000.01 to $350,000.00 ..       48      15,476,043.80      4.08     7.086       636     322,417.58   82.17        46.51
$350,000.01 to $400,000.00 ..      194      73,444,005.05     19.34     6.669       667     378,577.35   81.08        23.68
$400,000.01 to $450,000.00 ..      102      43,028,479.22     11.33     6.729       653     421,847.84   83.71        29.59
$450,000.01 to $500,000.00 ..       77      36,688,332.15      9.66     6.701       655     476,471.85   82.73        29.77
$500,000.01 to $550,000.00 ..       17       8,844,870.61      2.33     6.540       664     520,286.51   80.98        17.55
$550,000.01 to $600,000.00 ..       23      13,227,349.10      3.48     6.310       666     575,102.13   80.78        30.64
$600,000.01 to $650,000.00 ..        6       3,721,800.85      0.98     6.236       657     620,300.14   76.75        16.23
$650,000.01 to $700,000.00 ..        1         700,000.00      0.18     6.600       687     700,000.00   80.00       100.00
$700,000.01 to $712,500.00 ..        1         712,500.00      0.19     6.250       683     712,500.00   75.00         0.00
                                 -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total: ...................    1,849    $379,684,050.45    100.00%    7.087%      640    $205,345.62   81.59%       40.85%
                                 =====    ===============    ======     =====       ===    ===========   =====       ======

     As of the Cut-off Date, the outstanding principal balances of the Group 2 Mortgage Loans ranged from approximately $33,813 to approximately $712,500 and the average outstanding principal balance of the Group 2 Mortgage Loans was approximately $205,345.


                                     S-B-19

                   Loan Program for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Program                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Wall Street ...............      778    $189,849,395.49     50.00%    6.618%      683    $244,022.36   80.20%        22.34%
Main Street ...............      396      64,889,294.29     17.09     7.953       566     163,861.85   82.09         64.68
High Street ...............      346      54,527,606.32     14.36     7.654       577     157,594.24   85.41         79.81
Bay Street ................      251      54,403,539.08     14.33     7.216       649     216,747.17   86.47         37.01
South Street ..............       67      13,815,091.17      3.64     6.796       615     206,195.39   64.07         35.27
42nd Street ...............       11       2,199,124.10      0.58     6.487       656     199,920.37   81.53        100.00
                               -----    ---------------    ------     -----       ---    -----------   -----        ------
   Total: .................    1,849    $379,684,050.45    100.00%    7.087%      640    $205,345.62   81.59%        40.85%
                               =====    ===============    ======     =====       ===    ===========   =====        ======

                  Product Types for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Product Type                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
2/28 LIBOR ARM ............    1,279    $191,737,125.62     50.50%    7.443%     623     $149,911.75   81.24%       48.16%
2/28 LIBOR IO ARM .........      329     142,192,996.25     37.45     6.600      665      432,197.56   82.15        28.54
3/27 LIBOR ARM ............      207      31,059,135.27      8.18     7.399      628      150,044.13   81.25        53.11
3/27 LIBOR IO ARM .........       29      12,628,635.99      3.33     6.496      660      435,470.21   81.53        42.14
Six Month LIBOR IO ARM ....        5       2,066,157.32      0.54     6.383      663      413,231.46   80.82        17.59
                               -----    ---------------    ------     -----      ---     -----------   -----        -----
   Total: .................    1,849    $379,684,050.45    100.00%    7.087%     640     $205,345.62   81.59%       40.85%
                               =====    ===============    ======     =====      ===     ===========   =====        =====


                                     S-B-20

   State Distributions of Mortgaged Properties for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
State                          Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Arizona ...................       73    $ 11,639,437.22      3.07%    7.385%     611     $159,444.35   82.04%        53.91%
Arkansas ..................       16       1,426,570.69      0.38     8.039      580       89,160.67   83.71         72.00
California ................      413     151,639,507.31     39.94     6.561      661      367,165.88   80.71         28.00
Colorado ..................       36       7,289,177.90      1.92     7.085      613      202,477.16   84.21         58.94
Connecticut ...............        9       1,389,041.13      0.37     7.129      620      154,337.90   77.70         79.33
Florida ...................      112      17,596,303.18      4.63     7.387      635      157,109.85   79.96         42.68
Georgia ...................       41       6,216,238.33      1.64     7.474      618      151,615.57   84.14         48.56
Idaho .....................       10       1,120,989.12      0.30     7.637      593      112,098.91   81.21         88.64
Illinois ..................      236      40,843,922.46     10.76     7.521      627      173,067.47   81.24         46.08
Indiana ...................       13       1,181,718.71      0.31     7.965      592       90,901.44   77.38         80.71
Iowa ......................       59       5,805,205.30      1.53     8.604      594       98,393.31   83.53         80.77
Kansas ....................       46       5,385,904.49      1.42     7.618      608      117,084.88   86.31         71.34
Kentucky ..................       11       1,142,461.44      0.30     8.382      595      103,860.13   81.28         56.57
Louisiana .................       19       2,432,967.05      0.64     7.772      597      128,050.90   82.91         60.04
Maine .....................        1         166,600.00      0.04     8.750      562      166,600.00   85.00          0.00
Maryland ..................       29       6,866,075.12      1.81     7.572      632      236,761.21   81.82         39.40
Massachusetts .............       54      14,607,237.74      3.85     7.157      663      270,504.40   80.68         26.51
Michigan ..................       54       9,706,245.20      2.56     7.298      631      179,745.28   84.46         52.10
Minnesota .................       35       8,077,057.70      2.13     6.761      643      230,773.08   81.07         50.91
Mississippi ...............        5         654,067.06      0.17     7.066      644      130,813.41   82.45         56.20
Missouri ..................       83       8,677,722.83      2.29     7.822      611      104,550.88   84.73         63.37
Nebraska ..................       17       1,700,181.41      0.45     7.678      628      100,010.67   83.73         55.27
Nevada ....................       15       2,655,881.80      0.70     7.134      627      177,058.79   83.23         52.06
New Hampshire .............        9       2,089,617.32      0.55     6.959      631      232,179.70   81.06         36.15
New Jersey ................       25       5,259,845.75      1.39     8.017      614      210,393.83   78.27         46.78
New Mexico ................        3         285,232.43      0.08     8.745      611       95,077.48   83.27         63.84
North Carolina ............       12       1,566,586.29      0.41     7.487      611      130,548.86   82.29         63.61
North Dakota ..............        1          71,895.43      0.02     7.625      571       71,895.43   90.00        100.00
Ohio ......................        2         674,315.43      0.18     8.820      572      337,157.72   77.88          0.00
Oklahoma ..................       17       1,331,250.36      0.35     8.089      610       78,308.84   87.26         68.40
Oregon ....................       13       2,051,405.05      0.54     7.503      640      157,800.39   84.16         52.05
Pennsylvania ..............        2         376,767.84      0.10     7.834      609      188,383.92   77.01         40.32
Rhode Island ..............        4         906,304.78      0.24     7.022      660      226,576.20   76.45          0.00
South Carolina ............        6         688,608.56      0.18     7.674      592      114,768.09   88.07         49.62
South Dakota ..............        1         261,000.00      0.07     7.500      559      261,000.00   90.00        100.00
Tennessee .................       38       3,749,717.74      0.99     7.920      597       98,676.78   85.54         74.18
Texas .....................      177      21,096,431.04      5.56     7.464      635      119,188.88   81.74         46.39
Utah ......................       31       4,376,526.82      1.15     6.650      651      141,178.28   81.76         52.07
Vermont ...................        7       1,588,706.05      0.42     7.653      661      226,958.01   83.50         10.03
Virginia ..................       26       6,380,067.17      1.68     7.260      636      245,387.20   83.99         55.90
Washington ................       71      16,644,605.52      4.38     7.003      632      234,431.06   82.86         43.05
West Virginia .............        3         252,422.68      0.07     8.059      605       84,140.89   80.87         75.06
Wisconsin .................       12       1,582,434.54      0.42     7.860      610      131,869.55   83.66         45.69
Wyoming ...................        2         229,796.46      0.06     8.046      579      114,898.23   90.00        100.00
                               -----    ---------------    ------     -----      ---     -----------   -----        ------
   Total: .................    1,849    $379,684,050.45    100.00%    7.087%     640     $205,345.62   81.59%        40.85%
                               =====    ===============    ======     =====      ===     ===========   =====        ======

     No more than approximately 0.69% of the Group 2 Mortgage Loans will be secured by mortgaged properties located in any one zip code area.


                                     S-B-21

          Original Loan-to-Value Ratios for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Original             Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan-to-Value Ratios           Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less ............       17    $  1,899,341.49      0.50%    7.678%     565     $111,725.97   42.97%       28.99%
50.01% to 55.00% ..........        8       1,042,744.37      0.27     7.945      586      130,343.05   52.77        31.82
55.01% to 60.00% ..........       27       4,673,694.15      1.23     7.108      600      173,099.78   57.82        63.10
60.01% to 65.00% ..........       24       4,573,505.57      1.20     7.467      577      190,562.73   63.24        28.24
65.01% to 70.00% ..........       81      15,476,730.68      4.08     7.414      601      191,070.75   68.90        35.38
70.01% to 75.00% ..........       88      11,036,958.99      2.91     7.732      614      125,419.99   74.10        39.80
75.01% to 80.00% ..........      874     197,703,768.75     52.07     6.793      666      226,205.69   79.81        29.15
80.01% to 85.00% ..........      240      53,168,866.79     14.00     7.160      630      221,536.94   84.60        47.13
85.01% to 90.00% ..........      449      83,554,956.95     22.01     7.479      607      186,091.22   89.78        64.16
90.01% to 95.00% ..........       41       6,553,482.71      1.73     7.897      628      159,841.04   94.77        58.37
                               -----    ---------------    ------     -----      ---     -----------   -----        -----
   Total: .................    1,849    $379,684,050.45    100.00%    7.087%     640     $205,345.62   81.59%       40.85%
                               =====    ===============    ======     =====      ===     ===========   =====        =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 2 Mortgage Loans ranged from 20.05% to 95.00% and the weighted average Original Loan-to-Value Ratio for the Group 2 Mortgage Loans was approximately 81.59%.

          Combined Loan-to-Value Ratios for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Combined Loan-       Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
to-Value Ratios                Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less ............       17    $  1,899,341.49      0.50%    7.678%     565     $111,725.97   42.97%       28.99%
50.01% to 55.00% ..........        8       1,042,744.37      0.27     7.945      586      130,343.05   52.77        31.82
55.01% to 60.00% ..........       24       3,932,950.29      1.04     7.231      588      163,872.93   58.01        73.54
60.01% to 65.00% ..........       21       3,941,747.77      1.04     7.403      570      187,702.27   63.30        32.77
65.01% to 70.00% ..........       71      15,340,164.73      4.04     7.346      599      216,058.66   68.38        34.91
70.01% to 75.00% ..........       49       7,054,636.45      1.86     7.972      586      143,972.17   74.14        46.07
75.01% to 80.00% ..........      174      39,734,154.65     10.47     7.226      613      228,357.21   79.59        43.34
80.01% to 85.00% ..........      149      28,548,108.49      7.52     7.481      592      191,598.04   84.35        67.23
85.01% to 90.00% ..........      424      85,370,779.23     22.48     7.445      615      201,346.18   87.73        53.92
90.01% to 95.00% ..........      121      25,414,149.02      6.69     6.993      662      210,034.29   83.99        44.78
95.01% to 100.00% .........      791     167,405,273.96     44.09     6.734      675      211,637.51   81.23        28.44
                               -----    ---------------    ------     -----      ---     -----------   -----        -----
   Total: .................    1,849    $379,684,050.45    100.00%    7.087%     640     $205,345.62   81.59%       40.85%
                               =====    ===============    ======     =====      ===     ===========   =====        =====

     As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans ranged from 20.05% to 100.00% and the weighted average Combined Loan-to-Value Ratio for the Group 2 Mortgage Loans was approximately 91.02%.

                   Loan Purpose for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Purpose                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Purchase ..................    1,016    $202,410,988.75     53.31%    6.972%     665     $199,223.41   81.88%       29.08%
Refinance - Cashout .......      498     107,535,987.12     28.32     7.213      613      215,935.72   80.85        54.05
Refinance - Rate/Term .....      335      69,737,074.58     18.37     7.225      612      208,170.37   81.91        54.67
                               -----    ---------------    ------     -----      ---     -----------   -----        -----
   Total: .................    1,849    $379,684,050.45    100.00%    7.087%     640     $205,345.62   81.59%       40.85%
                               =====    ===============    ======     =====      ===     ===========   =====        =====


                                     S-B-22

          Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                             Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Property Type                  Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Single Family..............    1,378    $276,456,570.27     72.81%     7.090%     638    $200,621.60   81.73%       41.80%
Planned Unit Development...      265      59,660,369.39     15.71      7.031      638     225,133.47   82.12        41.09
Condominium................      113      22,368,101.01      5.89      7.065      658     197,947.80   81.64        39.00
Two- to Four-Family........       88      20,471,976.83      5.39      7.194      666     232,636.10   78.13        28.56
Townhouse..................        5         727,032.95      0.19      7.936      647     145,406.59   82.50        65.03
                               -----    ---------------    ------      -----      ---    -----------   -----        -----
   Total:..................    1,849    $379,684,050.45    100.00%     7.087%     640    $205,345.62   81.59%       40.85%
                               =====    ===============    ======      =====      ===    ===========   =====        =====

              Documentation Summary for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                             Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Documentation                  Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Full Documentation.........      939    $155,110,819.44     40.85%     7.243%     604    $165,187.24    83.00%      100.00%
24 Month Bank Statements...       87      23,773,806.80      6.26      7.071      619     273,262.15    83.14         0.00
12 Month Bank Statements...       90      22,251,062.76      5.86      6.958      641     247,234.03    82.48         0.00
Limited Documentation......        9       3,199,689.59      0.84      6.878      613     355,521.07    81.06         0.00
Stated Income
   Self-Employed...........      274      64,627,337.86     17.02      6.980      669     235,866.20    80.14         0.00
Stated Income Wage Earner..      450     110,721,334.00     29.16      6.965      681     246,047.41    79.97         0.00
                               -----    ---------------    ------      -----      ---    -----------    -----       ------
   Total:..................    1,849    $379,684,050.45    100.00%     7.087%     640    $205,345.62    81.59%       40.85%
                               =====    ===============    ======      =====      ===    ===========    =====       ======

                 Occupancy Types for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original      Full
Occupancy Type                 Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
Primary Home...............    1,678    $356,839,345.35     93.98%     7.056%     638    $212,657.54    81.71%      41.11%
Investment Property........      169      22,667,455.22      5.97      7.557      677     134,126.95    79.92       37.13
Second Home................        2         177,249.88      0.05      8.268      683      88,624.94    67.95        0.00
                               -----    ---------------    ------      -----      ---    -----------    -----       -----
   Total:..................    1,849    $379,684,050.45    100.00%     7.087%     640    $205,345.62    81.59%      40.85%
                               =====    ===============    ======      =====      ===    ===========    =====       =====

     The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.


                                     S-B-23

            Mortgage Loan Age Summary for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Mortgage Loan Age             Mortgage      Balance       Mortgage   Average    Credit     Balance    Original       Full
(Months)                       Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
1..........................      439    $ 86,032,151.00     22.66%     7.314%     632    $195,973.01    81.75%       38.03%
2..........................      738     149,153,261.32     39.28      7.125      645     202,104.69    81.77        39.02
3..........................      615     128,752,690.10     33.91      6.897      643     209,353.97    81.32        44.63
4..........................        9       1,367,033.24      0.36      7.197      619     151,892.58    78.88        23.94
5..........................       15       5,502,328.01      1.45      6.560      651     366,821.87    83.21        55.11
6..........................        8       3,410,582.16      0.90      7.258      624     426,322.77    82.21        24.61
7..........................        6       2,887,735.27      0.76      7.103      631     481,289.21    78.75        30.99
8..........................        2         803,996.11      0.21      6.795      599     401,998.06    87.21        54.76
9..........................       12       1,293,425.82      0.34      8.128      554     107,785.49    76.36        78.64
10.........................        2         168,517.59      0.04      7.995      589      84,258.80    71.13        47.22
11.........................        2         205,265.97      0.05      6.806      673     102,632.99    81.06         0.00
12.........................        1         107,063.86      0.03      7.350      601     107,063.86    90.00       100.00
                               -----    ---------------    ------      -----      ---    -----------    -----       ------
   Total:..................    1,849    $379,684,050.45    100.00%     7.087%     640    $205,345.62    81.59%       40.85%
                               =====    ===============    ======      =====      ===    ===========    =====       ======

     As of the Cut-off Date, the weighted average age of the Group 2 Mortgage Loans was approximately 2 months.

         Original Prepayment Penalty Term for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Original Prepayment           Mortgage      Balance       Mortgage   Average    Credit     Balance    Original       Full
Penalty Term                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
6 months...................       46    $  5,385,904.49      1.42%     7.618%     608    $117,084.88    86.31%      71.34%
12 months..................       16       4,843,131.88      1.28      7.310      654     302,695.74    80.34       31.09
18 months..................        1         633,250.00      0.17      5.650      680     633,250.00    85.00        0.00
24 months..................    1,074     234,417,261.86     61.74      6.930      644     218,265.61    81.65       38.83
30 months..................      146      30,754,922.26      8.10      6.950      641     210,650.15    81.65       37.25
36 months..................      112      23,463,000.18      6.18      6.740      651     209,491.07    81.11       46.84
None.......................      454      80,186,579.78     21.12      7.661      628     176,622.42    81.27       45.27
                               -----    ---------------    ------      -----      ---    -----------    -----       -----
   Total:..................    1,849    $379,684,050.45    100.00%     7.087%     640    $205,345.62    81.59%      40.85%
                               =====    ===============    ======      =====      ===    ===========    =====       =====

     The weighted average original prepayment penalty term with respect to the Group 2 Mortgage Loans having prepayment penalties was approximately 25 months.


                                     S-B-24

                  Credit Scores for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage   Average    Credit     Balance    Original       Full
Range of Credit Scores         Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
500........................        1    $    157,917.40      0.04%     8.750%     500    $157,917.40    85.00%     100.00%
501 to 525.................       98      14,823,069.50      3.90      8.213      514     151,255.81    81.94       89.88
526 to 550.................      175      25,185,797.82      6.63      8.047      538     143,918.84    81.43       70.12
551 to 575.................      197      32,700,758.54      8.61      7.814      563     165,993.70    83.14       64.58
576 to 600.................      201      33,443,605.83      8.81      7.701      588     166,386.10    81.29       68.83
601 to 625.................      186      37,989,588.04     10.01      7.157      615     204,245.10    82.50       61.38
626 to 650.................      240      55,771,829.77     14.69      6.730      638     232,382.62    81.46       51.50
651 to 675.................      254      54,958,369.17     14.47      6.839      663     216,371.53    80.77       21.46
676 to 700.................      242      58,568,668.34     15.43      6.747      686     242,019.29    81.15       13.59
701 to 725.................      132      33,032,685.58      8.70      6.608      712     250,247.62    81.40       11.34
726 to 750.................       67      19,561,696.33      5.15      6.379      736     291,965.62    81.60       12.28
751 to 775.................       41      10,222,986.16      2.69      6.679      763     249,341.13    81.89       11.98
776 to 796.................       15       3,267,077.97      0.86      6.790      786     217,805.20    83.24       20.42
                               -----    ---------------    ------      -----      ---    -----------    -----      ------
    Total:.................    1,849    $379,684,050.45    100.00%     7.087%     640    $205,345.62    81.59%      40.85%
                               =====    ===============    ======      =====      ===    ===========    =====      ======

     The Credit Scores of the Group 2 Mortgage Loans that were scored as of their respective origination ranged from 500 to 796 and the weighted average Credit Score of the Group 2 Mortgage Loans that were scored as of their respective origination was approximately 640.

               Credit Grade Summary for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                              Mortgage      Balance       Mortgage   Average    Credit     Balance    Original       Full
Credit Grade                   Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
A..........................    1,409    $308,943,156.68     81.37%     6.912%     657    $219,264.13    81.28%       32.48%
A-.........................       85      15,835,858.51      4.17      7.608      573     186,304.22    83.33        63.01
A+.........................       96      18,348,549.21      4.83      7.061      624     191,130.72    85.03        76.31
B..........................       81      10,268,256.40      2.70      8.483      543     126,768.60    80.79        74.76
B+.........................      122      17,914,194.86      4.72      7.984      530     146,837.66    87.09        90.23
C..........................       44       6,739,054.60      1.77      8.900      546     153,160.33    72.57        78.86
D..........................       12       1,634,980.19      0.43      9.247      536     136,248.35    66.48       100.00
                               -----    ---------------    ------      -----      ---    -----------    -----       ------
   Total:..................    1,849    $379,684,050.45    100.00%     7.087%     640    $205,345.62    81.59%       40.85%
                               =====    ===============    ======      =====      ===    ===========    =====       ======


                                     S-B-25

                  Gross Margins for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Gross Margins         Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
2.501% to 3.000%...........        1    $    519,407.25      0.14%    7.500%      703    $519,407.25   80.00%        0.00%
3.001% to 3.500%...........        4       1,546,750.07      0.41     6.008       649     386,687.52   81.09        23.49
4.501% to 5.000%...........        7       1,335,620.00      0.35     7.192       623     190,802.86   82.01        41.09
5.001% to 5.500%...........      493     122,889,076.09     32.37     6.664       663     249,267.90   81.28        40.27
5.501% to 6.000%...........      820     176,930,395.08     46.60     7.132       635     215,768.77   82.22        40.55
6.001% to 6.500%...........      524      76,462,801.96     20.14     7.677       616     145,921.38   80.66        43.10
                               -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total:..................    1,849    $379,684,050.45    100.00%    7.087%      640    $205,345.62   81.59%       40.85%
                               =====    ===============    ======     =====       ===    ===========   =====        =====

     As of the Cut-off Date, the gross margins for the Group 2 Mortgage Loans ranged from 2.750% per annum to 6.250% per annum and the weighted average gross margin of the Group 2 Mortgage Loans was approximately 5.782% per annum.

              Maximum Mortgage Rates for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Maximum              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Mortgage Rates                 Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less............      129    $ 46,092,616.94     12.14%     5.837%     681    $357,307.11   80.20%       40.63%
12.001% to 12.500%.........      244      73,631,861.11     19.39      6.336      675     301,769.92   80.36        30.55
12.501% to 13.000%.........      380      94,137,420.99     24.79      6.827      656     247,730.06   81.60        35.77
13.001% to 13.500%.........      293      58,432,359.22     15.39      7.329      629     199,427.85   82.73        38.29
13.501% to 14.000%.........      369      56,190,120.98     14.80      7.796      608     152,276.75   82.60        47.92
14.001% to 14.500%.........      179      22,315,588.07      5.88      8.298      584     124,668.09   83.49        56.15
14.501% to 15.000%.........      152      18,626,676.91      4.91      8.776      573     122,543.93   82.27        65.43
15.001% to 15.500%.........       56       6,097,936.92      1.61      9.289      563     108,891.73   81.34        57.43
15.501% to 16.000%.........       44       3,859,704.06      1.02      9.791      553      87,720.55   76.61        65.30
16.001% to 16.250%.........        3         299,765.25      0.08     10.210      537      99,921.75   73.38        56.51
                               -----    ---------------    ------     ------      ---    -----------   -----        -----
   Total:..................    1,849    $379,684,050.45    100.00%     7.087%     640    $205,345.62   81.59%       40.85%
                               =====    ===============    ======     ======      ===    ===========   =====        =====

     As of the Cut-off Date, the Maximum Mortgage Rates for the Group 2 Mortgage Loans ranged from 6.000% per annum to 16.250% per annum and the weighted average Maximum Mortgage Rate for the Group 2 Mortgage Loans was 13.077% per annum.


                                     S-B-26

            Next Rate Adjustment Date for the Group 2 Mortgage Loans

                                           Aggregate                           Weighted    Average    Weighted
                             Number of     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Next Rate Adjustment Date      Loans      Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------  ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
June 2005..................        1    $    363,385.30      0.10%    4.990%      718    $363,385.30   84.65%      100.00%
July 2005..................        3       1,318,772.02      0.35     6.879       658     439,590.67   80.00         0.00
August 2005................        1         384,000.00      0.10     6.000       624     384,000.00   80.00         0.00
March 2006.................        1         107,063.86      0.03     7.350       601     107,063.86   90.00       100.00
April 2006.................        2         205,265.97      0.05     6.806       673     102,632.99   81.06         0.00
May 2006...................        2         168,517.59      0.04     7.995       589      84,258.80   71.13        47.22
June 2006..................       12       1,293,425.82      0.34     8.128       554     107,785.49   76.36        78.64
July 2006..................        2         803,996.11      0.21     6.795       599     401,998.06   87.21        54.76
August 2006................        6       2,887,735.27      0.76     7.103       631     481,289.21   78.75        30.99
September 2006.............        8       3,410,582.16      0.90     7.258       624     426,322.77   82.21        24.61
October 2006...............       14       5,002,328.01      1.32     6.491       650     357,309.14   83.95        60.62
November 2006..............       10       1,867,033.24      0.49     7.211       628     186,703.32   78.05        17.53
December 2006..............      550     116,994,148.91     30.81     6.893       643     212,716.63   81.19        43.18
January 2007...............      629     127,204,863.93     33.50     7.140       646     202,233.49   81.86        37.88
February 2007..............      372      73,985,161.00     19.49     7.302       632     198,884.84   82.00        37.16
December 2007..............       64      11,395,155.89      3.00     6.995       639     178,049.31   82.50        57.76
January 2008...............      106      20,629,625.37      5.43     7.047       638     194,619.11   81.34        48.55
February 2008..............       66      11,662,990.00      3.07     7.438       633     176,711.97   80.19        44.76
                               -----    ---------------    ------     -----       ---    -----------   -----       ------
   Total:..................    1,849    $379,684,050.45    100.00%    7.087%      640    $205,345.62   81.59%       40.85%
                               =====    ===============    ======     =====       ===    ===========   =====       ======


                                     S-B-27

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    Annex C-1

                      Assumed Mortgage Loan Characteristics


                                    S-C-1-1

              Assumed Characteristics of the Group 1 Mortgage Loans


                                                                   Original
                                                                   Interest-
                                Net       Original     Remaining     Only      Gross
    Current      Mortgage   Mortgage   Amortization      Term        Term      Margin
  Balances($)     Rate(%)    Rate(%)   Term (months)   (months)    (months)      (%)
--------------   --------   --------   -------------   ---------   ---------   ------
  3,085,338.43    7.7400     7.2365         360           358          0        5.753
 30,827,912.69    7.4900     6.9865         300           360         60        5.865
     76,709.23    8.8000     8.2965         360           360          0        6.000
    888,752.85    7.2710     6.7675         300           360         60        6.041
  4,028,584.05    7.3750     6.8715         300           359         60        5.998
 10,023,796.14    7.2570     6.7535         360           360          0        5.909
244,588,635.11    6.6940     6.1905         300           359         60        5.794
  2,026,759.06    7.9180     7.4145         360           359          0        6.115
 30,041,213.81    6.5980     6.0945         300           359         60        5.793
    429,548.31    6.2670     5.7635         300           360         60        5.419
  1,756,741.02    8.2300     7.7265         360           360          0        5.743
  7,600,258.34    7.5140     7.0105         300           360         60        5.615
    190,990.98    7.3680     6.8645         360           359          0        5.494
    975,619.92    6.9560     6.4525         300           360         60        6.122
    158,205.48    7.0500     6.5465         360           360          0        5.500
    270,874.67    6.5500     6.0465         300           359         60        6.000
    130,669.60    7.4500     6.9465         360           359          0        6.250
    245,189.31    8.3000     7.7965         300           359         60        6.250
    559,331.61    7.2640     6.7605         360           360          0        5.732
 28,641,538.77    6.4880     5.9845         300           359         60        5.716
    688,398.16    7.3150     6.8115         300           360         60        3.250
    359,610.98    6.5000     5.9965         300           359         60        3.250
    850,456.62    6.7470     6.2435         300           360         60        3.250
  1,875,978.40    6.3450     5.8415         300           360         60        3.008

                                                                         Number of
                                                                          Months
                 Initial                                                   Until
                   Rate    Periodic                            Rate      Next Rate
    Current       Change   Rate Cap   Maximum    Minimum     Change     Adjustment
  Balances($)    Cap (%)     (%)      Rate (%)   Rate (%)   Frequency      Date         Index
--------------   -------   --------   --------   --------   ---------   ----------   -----------
  3,085,338.43    3.000      1.000     13.740      7.740        6          22        6 Mo. LIBOR
 30,827,912.69    3.000      1.000     13.490      7.490        6          24        6 Mo. LIBOR
     76,709.23    3.000      1.000     14.800      8.800        6          24        6 Mo. LIBOR
    888,752.85    3.000      1.000     13.271      7.271        6          24        6 Mo. LIBOR
  4,028,584.05    3.000      1.000     13.375      7.375        6          23        6 Mo. LIBOR
 10,023,796.14    3.000      1.000     13.257      7.257        6          24        6 Mo. LIBOR
244,588,635.11    3.000      1.000     12.694      6.694        6          24        6 Mo. LIBOR
  2,026,759.06    3.000      1.000     13.918      7.918        6          24        6 Mo. LIBOR
 30,041,213.81    3.000      1.000     12.598      6.598        6          23        6 Mo. LIBOR
    429,548.31    3.000      1.000     12.267      6.267        6          24        6 Mo. LIBOR
  1,756,741.02    3.000      1.000     14.230      8.230        6          36        6 Mo. LIBOR
  7,600,258.34    3.000      1.000     13.514      7.514        6          36        6 Mo. LIBOR
    190,990.98    3.000      1.000     13.368      7.368        6          36        6 Mo. LIBOR
    975,619.92    3.000      1.000     12.956      6.956        6          36        6 Mo. LIBOR
    158,205.48    3.000      1.000     13.050      7.050        6          37        6 Mo. LIBOR
    270,874.67    3.000      1.000     12.550      6.550        6          35        6 Mo. LIBOR
    130,669.60    3.000      1.000     13.450      7.450        6          35        6 Mo. LIBOR
    245,189.31    3.000      1.000     14.300      8.300        6          35        6 Mo. LIBOR
    559,331.61    3.000      1.000     13.264      7.264        6          36        6 Mo. LIBOR
 28,641,538.77    3.000      1.000     12.488      6.488        6          36        6 Mo. LIBOR
    688,398.16    3.000      1.000     13.315      7.315        6          6         6 Mo. LIBOR
    359,610.98    3.000      1.000     12.500      6.500        6          5         6 Mo. LIBOR
    850,456.62    3.000      1.000     12.747      6.747        6          6         6 Mo. LIBOR
  1,875,978.40    3.000      1.000     12.345      6.345        6          6         6 Mo. LIBOR


                                    S-C-1-2

              Assumed Characteristics of the Group 2 Mortgage Loans


                                                                   Original
                                                                   Interest-
                               Net        Original     Remaining      Only      Gross
   Current       Mortgage   Mortgage   Amortization       Term        Term     Margin
 Balances($)      Rate(%)    Rate(%)   Term (months)    (months)    (months)     (%)
--------------   --------   --------   -------------   ---------   ---------   ------
 51,669,212.54    7.7030     7.1995         360           359           0       5.745
 10,465,455.82    7.3710     6.8675         300           359          60       5.725
  3,019,957.91    7.9150     7.4115         360           360           0       6.037
    953,903.16    6.1730     5.6695         300           359          60       5.726
  1,115,799.09    7.4120     6.9085         360           360           0       6.057
  4,006,159.74    7.3370     6.8335         300           359          60       6.135
    739,362.51    5.6500     5.1465         300           360          60       5.850
113,799,150.75    7.3300     6.8265         360           360           0       5.926
118,842,282.02    6.4970     5.9935         300           359          60       5.727
 17,797,344.60    7.0860     6.5825         360           360           0       5.872
 12,205,650.40    6.5590     6.0555         300           359          60       5.733
    731,481.43    7.2890     6.7855         360           360           0       5.978
    461,185.30    6.6800     6.1765         300           357          60       5.200
 14,484,095.50    7.7670     7.2635         360           360           0       5.640
  1,482,227.73    6.6820     6.1785         300           359          60       5.467
  1,248,707.43    7.6450     7.1415         360           359           0       5.984
    748,271.68    7.2790     6.7755         360           359           0       5.955
    537,081.34    5.9900     5.4865         300           360          60       5.500
 14,055,305.86    6.8950     6.3915         360           360           0       5.715
  9,350,160.32    6.4020     5.8985         300           359          60       5.554
  1,541,096.52    6.8790     6.3755         300           360          60       3.053
    424,994.81    4.9900     4.4865         300           359          60       3.250

                                                                      Number of
                                                                        Months
                 Initial                                    Rate      Until Next
                   Rate    Periodic                         Change       Rate
   Current        Change     Rate     Maximum   Minimum   Frequency   Adjustment
 Balances($)      Cap(%)    Cap(%)    Rate(%)   Rate(%)    (Months)      Date         Index
--------------   -------   --------   -------   -------   ---------   ----------   -----------
 51,669,212.54    3.000      1.000     13.703    7.703        6           23       6 Mo. LIBOR
 10,465,455.82    3.000      1.000     13.371    7.371        6           23       6 Mo. LIBOR
  3,019,957.91    3.000      1.000     13.915    7.915        6           24       6 Mo. LIBOR
    953,903.16    3.000      1.000     12.173    6.173        6           23       6 Mo. LIBOR
  1,115,799.09    3.000      1.000     13.412    7.412        6           24       6 Mo. LIBOR
  4,006,159.74    3.000      1.000     13.337    7.337        6           23       6 Mo. LIBOR
    739,362.51    3.000      1.000     11.650    5.650        6           24       6 Mo. LIBOR
113,799,150.75    3.000      1.000     13.330    7.330        6           24       6 Mo. LIBOR
118,842,282.02    3.000      1.000     12.497    6.497        6           23       6 Mo. LIBOR
 17,797,344.60    3.000      1.000     13.086    7.086        6           24       6 Mo. LIBOR
 12,205,650.40    3.000      1.000     12.559    6.559        6           23       6 Mo. LIBOR
    731,481.43    3.000      1.000     13.289    7.289        6           24       6 Mo. LIBOR
    461,185.30    3.000      1.000     12.680    6.680        6           21       6 Mo. LIBOR
 14,484,095.50    3.000      1.000     13.767    7.767        6           36       6 Mo. LIBOR
  1,482,227.73    3.000      1.000     12.682    6.682        6           35       6 Mo. LIBOR
  1,248,707.43    3.000      1.000     13.645    7.645        6           35       6 Mo. LIBOR
    748,271.68    3.000      1.000     13.279    7.279        6           35       6 Mo. LIBOR
    537,081.34    3.000      1.000     11.990    5.990        6           36       6 Mo. LIBOR
 14,055,305.86    3.000      1.000     12.895    6.895        6           36       6 Mo. LIBOR
  9,350,160.32    3.000      1.000     12.402    6.402        6           35       6 Mo. LIBOR
  1,541,096.52    3.000      1.000     12.879    6.879        6            6       6 Mo. LIBOR
    424,994.81    3.000      1.000     10.990    4.990        6            5       6 Mo. LIBOR


                                    S-C-1-3

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    Annex C-2

                        Principal Amount Decrement Tables


                                     S-C-2-1

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                             Class 1-A1                          Class 1-A2
------------------------------   ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
February 25, 2006 ............     100     87     74     60     46     100     87     74     60     46
February 25, 2007 ............     100     66     37     10      0     100     66     37     10      0
February 25, 2008 ............     100     49     12      0      0     100     49     12      0      0
February 25, 2009 ............     100     36     12      0      0     100     36     12      0      0
February 25, 2010 ............     100     30     10      0      0     100     30     10      0      0
February 25, 2011 ............      98     24      6      0      0      98     24      6      0      0
February 25, 2012 ............      97     20      4      0      0      97     20      4      0      0
February 25, 2013 ............      95     16      3      0      0      95     16      3      0      0
February 25, 2014 ............      93     13      2      0      0      93     13      2      0      0
February 25, 2015 ............      91     11      1      0      0      91     11      1      0      0
February 25, 2016 ............      89      9      1      0      0      89      9      1      0      0
February 25, 2017 ............      86      7      *      0      0      86      7      *      0      0
February 25, 2018 ............      83      6      0      0      0      83      6      0      0      0
February 25, 2019 ............      81      5      0      0      0      81      5      0      0      0
February 25, 2020 ............      77      4      0      0      0      77      4      0      0      0
February 25, 2021 ............      74      3      0      0      0      74      3      0      0      0
February 25, 2022 ............      70      2      0      0      0      70      2      0      0      0
February 25, 2023 ............      66      2      0      0      0      66      2      0      0      0
February 25, 2024 ............      61      2      0      0      0      61      2      0      0      0
February 25, 2025 ............      56      1      0      0      0      56      1      0      0      0
February 25, 2026 ............      51      1      0      0      0      51      1      0      0      0
February 25, 2027 ............      45      1      0      0      0      45      1      0      0      0
February 25, 2028 ............      38      *      0      0      0      38      *      0      0      0
February 25, 2029 ............      34      0      0      0      0      34      0      0      0      0
February 25, 2030 ............      30      0      0      0      0      30      0      0      0      0
February 25, 2031 ............      25      0      0      0      0      25      0      0      0      0
February 25, 2032 ............      19      0      0      0      0      19      0      0      0      0
February 25, 2033 ............      13      0      0      0      0      13      0      0      0      0
February 25, 2034 ............       7      0      0      0      0       7      0      0      0      0
February 25, 2035 ............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years (to maturity) .......   20.32   4.50   2.17   1.26   1.02   20.32   4.50   2.17   1.26   1.02
Weighted Average Life in
   Years (to 10% call) .......   20.28   4.18   2.02   1.26   1.02   20.28   4.18   2.02   1.26   1.02
Weighted Average Life in
   Years (to 20% call) .......   20.15   3.82   1.85   1.26   1.02   20.15   3.82   1.85   1.26   1.02

                                             Class 2-A1                          Class 2-A2
------------------------------   ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
February 25, 2006 ............      99     72     44     16      0     100    100    100    100     88
February 25, 2007 ............      97     28      0      0      0     100    100     68     16      0
February 25, 2008 ............      96      0      0      0      0     100     89     17      0      0
February 25, 2009 ............      94      0      0      0      0     100     64     17      0      0
February 25, 2010 ............      93      0      0      0      0     100     51     12      0      0
February 25, 2011 ............      90      0      0      0      0     100     40      5      0      0
February 25, 2012 ............      86      0      0      0      0     100     31      *      0      0
February 25, 2013 ............      83      0      0      0      0     100     24      0      0      0
February 25, 2014 ............      79      0      0      0      0     100     18      0      0      0
February 25, 2015 ............      74      0      0      0      0     100     13      0      0      0
February 25, 2016 ............      70      0      0      0      0     100      9      0      0      0
February 25, 2017 ............      65      0      0      0      0     100      6      0      0      0
February 25, 2018 ............      59      0      0      0      0     100      3      0      0      0
February 25, 2019 ............      53      0      0      0      0     100      1      0      0      0
February 25, 2020 ............      46      0      0      0      0     100      0      0      0      0
February 25, 2021 ............      39      0      0      0      0     100      0      0      0      0
February 25, 2022 ............      31      0      0      0      0     100      0      0      0      0
February 25, 2023 ............      22      0      0      0      0     100      0      0      0      0
February 25, 2024 ............      13      0      0      0      0     100      0      0      0      0
February 25, 2025 ............       3      0      0      0      0     100      0      0      0      0
February 25, 2026 ............       0      0      0      0      0      92      0      0      0      0
February 25, 2027 ............       0      0      0      0      0      80      0      0      0      0
February 25, 2028 ............       0      0      0      0      0      68      0      0      0      0
February 25, 2029 ............       0      0      0      0      0      59      0      0      0      0
February 25, 2030 ............       0      0      0      0      0      50      0      0      0      0
February 25, 2031 ............       0      0      0      0      0      40      0      0      0      0
February 25, 2032 ............       0      0      0      0      0      30      0      0      0      0
February 25, 2033 ............       0      0      0      0      0      18      0      0      0      0
February 25, 2034 ............       0      0      0      0      0       5      0      0      0      0
February 25, 2035 ............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years (to maturity) .......   13.45   1.52   0.95   0.71   0.58   24.96   6.07   2.80   1.74   1.40
Weighted Average Life in
   Years (to 10% call) .......   13.45   1.52   0.95   0.71   0.58   24.95   5.98   2.75   1.74   1.40
Weighted Average Life in
   Years (to 20% call) .......   13.45   1.52   0.95   0.71   0.58   24.79   5.55   2.55   1.74   1.40

----------
*    Less than 0.5% but greater than 0.0%.


                                    S-C-2-2

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                              Class 2-A3                           Class M1
------------------------------   ----------------------------------   ---------------------------------
Payment Date                       0%     50%    100%   150%    200%    0%    50%    100%  150%   200%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----  ----   ----
Initial.......................     100     100    100    100    100     100    100    100   100    100
February 25, 2006.............     100     100    100    100    100     100    100    100   100    100
February 25, 2007.............     100     100    100    100      0     100    100    100   100      0
February 25, 2008.............     100     100    100      0      0     100    100    100     0      0
February 25, 2009.............     100     100    100      0      0     100     97     90     0      0
February 25, 2010.............     100     100    100      0      0     100     79     25     0      0
February 25, 2011.............     100     100    100      0      0     100     65     16     0      0
February 25, 2012.............     100     100    100      0      0     100     53     10     0      0
February 25, 2013.............     100     100     67      0      0     100     43      7     0      0
February 25, 2014.............     100     100     43      0      0     100     35      4     0      0
February 25, 2015.............     100     100     27      0      0     100     28      2     0      0
February 25, 2016.............     100     100     12      0      0     100     23      0     0      0
February 25, 2017.............     100     100      1      0      0     100     18      0     0      0
February 25, 2018.............     100     100      0      0      0     100     15      0     0      0
February 25, 2019.............     100     100      0      0      0     100     12      0     0      0
February 25, 2020.............     100      92      0      0      0     100     10      0     0      0
February 25, 2021.............     100      72      0      0      0     100      8      0     0      0
February 25, 2022.............     100      56      0      0      0     100      6      0     0      0
February 25, 2023.............     100      43      0      0      0     100      5      0     0      0
February 25, 2024.............     100      33      0      0      0     100      4      0     0      0
February 25, 2025.............     100      24      0      0      0     100      3      0     0      0
February 25, 2026.............     100      16      0      0      0     100      0      0     0      0
February 25, 2027.............     100       7      0      0      0     100      0      0     0      0
February 25, 2028.............     100       0      0      0      0     100      0      0     0      0
February 25, 2029.............     100       0      0      0      0      90      0      0     0      0
February 25, 2030.............     100       0      0      0      0      78      0      0     0      0
February 25, 2031.............     100       0      0      0      0      65      0      0     0      0
February 25, 2032.............     100       0      0      0      0      50      0      0     0      0
February 25, 2033.............     100       0      0      0      0      35      0      0     0      0
February 25, 2034.............     100       0      0      0      0      18      0      0     0      0
February 25, 2035.............       0       0      0      0      0       0      0      0     0      0
Weighted Average Life in
   Years (to maturity)........   29.69   17.98   9.03   2.21   1.92   26.90   8.56   4.96  2.38   1.96
Weighted Average Life in
   Years (to 10% call)........   29.00   11.75   5.67   2.21   1.92   26.81   7.80   4.59  2.38   1.96
Weighted Average Life in
   Years (to 20% call)........   27.83    8.50   4.08   2.21   1.92   26.48   6.88   4.07  2.32   1.96

                                               Class M2                           Class M3
------------------------------   ----------------------------------   ---------------------------------
Payment Date                       0%     50%    100%   150%    200%    0%     50%   100%   150%   200%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100     100    100    100    100     100    100    100    100    100
February 25, 2006.............     100     100    100    100    100     100    100    100    100    100
February 25, 2007.............     100     100    100    100     29     100    100    100    100    100
February 25, 2008.............     100     100    100      0      0     100    100    100      0      0
February 25, 2009.............     100      97     39      0      0     100     97     39      0      0
February 25, 2010.............     100      79     25      0      0     100     79     25      0      0
February 25, 2011.............     100      65     16      0      0     100     65     16      0      0
February 25, 2012.............     100      53     10      0      0     100     53     10      0      0
February 25, 2013.............     100      43      7      0      0     100     43      7      0      0
February 25, 2014.............     100      35      4      0      0     100     35      4      0      0
February 25, 2015.............     100      28      0      0      0     100     28      0      0      0
February 25, 2016.............     100      23      0      0      0     100     23      0      0      0
February 25, 2017.............     100      18      0      0      0     100     18      0      0      0
February 25, 2018.............     100      15      0      0      0     100     15      0      0      0
February 25, 2019.............     100      12      0      0      0     100     12      0      0      0
February 25, 2020.............     100      10      0      0      0     100     10      0      0      0
February 25, 2021.............     100       8      0      0      0     100      8      0      0      0
February 25, 2022.............     100       6      0      0      0     100      6      0      0      0
February 25, 2023.............     100       5      0      0      0     100      5      0      0      0
February 25, 2024.............     100       4      0      0      0     100      *      0      0      0
February 25, 2025.............     100       0      0      0      0     100      0      0      0      0
February 25, 2026.............     100       0      0      0      0     100      0      0      0      0
February 25, 2027.............     100       0      0      0      0     100      0      0      0      0
February 25, 2028.............     100       0      0      0      0     100      0      0      0      0
February 25, 2029.............      90       0      0      0      0      90      0      0      0      0
February 25, 2030.............      78       0      0      0      0      78      0      0      0      0
February 25, 2031.............      65       0      0      0      0      65      0      0      0      0
February 25, 2032.............      50       0      0      0      0      50      0      0      0      0
February 25, 2033.............      35       0      0      0      0      35      0      0      0      0
February 25, 2034.............      18       0      0      0      0      18      0      0      0      0
February 25, 2035.............       0       0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years (to maturity)........   26.90    8.53   4.73   2.66   2.02   26.90   8.50   4.60   2.92   2.08
Weighted Average Life in
   Years (to 10% call)........   26.81    7.80   4.37   2.66   2.02   26.81   7.80   4.25   2.92   2.08
Weighted Average Life in
   Years (to 20% call)........   26.48    6.88   3.93   2.33   2.00   26.48   6.88   3.81   2.33   2.00

----------
* Less than 0.5% but greater than 0.0%.


                                    S-C-2-3

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                                Class M4                           Class M5
------------------------------   ----------------------------------   ---------------------------------
Payment Date                       0%     50%    100%   150%    200%    0%     50%   100%   150%   200%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100     100    100    100    100     100    100    100    100    100
February 25, 2006.............     100     100    100    100    100     100    100    100    100    100
February 25, 2007.............     100     100    100    100    100     100    100    100    100    100
February 25, 2008.............     100     100    100     96      0     100    100    100    100      0
February 25, 2009.............     100      97     39     96      0     100     97     39    100      0
February 25, 2010.............     100      79     25     96      0     100     79     25     20      0
February 25, 2011.............     100      65     16     39      0     100     65     16      0      0
February 25, 2012.............     100      53     10      3      0     100     53     10      0      0
February 25, 2013.............     100      43      7      0      0     100     43      7      0      0
February 25, 2014.............     100      35      0      0      0     100     35      0      0      0
February 25, 2015.............     100      28      0      0      0     100     28      0      0      0
February 25, 2016.............     100      23      0      0      0     100     23      0      0      0
February 25, 2017.............     100      18      0      0      0     100     18      0      0      0
February 25, 2018.............     100      15      0      0      0     100     15      0      0      0
February 25, 2019.............     100      12      0      0      0     100     12      0      0      0
February 25, 2020.............     100      10      0      0      0     100     10      0      0      0
February 25, 2021.............     100       8      0      0      0     100      8      0      0      0
February 25, 2022.............     100       6      0      0      0     100      5      0      0      0
February 25, 2023.............     100       3      0      0      0     100      0      0      0      0
February 25, 2024.............     100       0      0      0      0     100      0      0      0      0
February 25, 2025.............     100       0      0      0      0     100      0      0      0      0
February 25, 2026.............     100       0      0      0      0     100      0      0      0      0
February 25, 2027.............     100       0      0      0      0     100      0      0      0      0
February 25, 2028.............     100       0      0      0      0     100      0      0      0      0
February 25, 2029.............      90       0      0      0      0      90      0      0      0      0
February 25, 2030.............      78       0      0      0      0      78      0      0      0      0
February 25, 2031.............      65       0      0      0      0      65      0      0      0      0
February 25, 2032.............      50       0      0      0      0      50      0      0      0      0
February 25, 2033.............      35       0      0      0      0      35      0      0      0      0
February 25, 2034.............      18       0      0      0      0      18      0      0      0      0
February 25, 2035.............       0       0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years (to maturity)........   26.90    8.47   4.51   5.84   2.16   26.89   8.43   4.45   4.82   2.20
Weighted Average Life in
   Years (to 10% call)........   26.81    7.80   4.19   3.32   2.16   26.81   7.80   4.14   3.33   2.20
Weighted Average Life in
   Years (to 20% call)........   26.48    6.88   3.75   2.33   2.00   26.48   6.88   3.70   2.33   2.00

                                                Class M6                            Class M7
------------------------------   ----------------------------------   ---------------------------------
Payment Date                       0%     50%    100%   150%    200%    0%     50%   100%   150%   200%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100     100    100    100    100     100    100    100    100    100
February 25, 2006.............     100     100    100    100    100     100    100    100    100    100
February 25, 2007.............     100     100    100    100    100     100    100    100    100    100
February 25, 2008.............     100     100    100    100      0     100    100    100    100      0
February 25, 2009.............     100      97     39     86      0     100     97     39     11      0
February 25, 2010.............     100      79     25      0      0     100     79     25      0      0
February 25, 2011.............     100      65     16      0      0     100     65     16      0      0
February 25, 2012.............     100      53     10      0      0     100     53     10      0      0
February 25, 2013.............     100      43      2      0      0     100     43      0      0      0
February 25, 2014.............     100      35      0      0      0     100     35      0      0      0
February 25, 2015.............     100      28      0      0      0     100     28      0      0      0
February 25, 2016.............     100      23      0      0      0     100     23      0      0      0
February 25, 2017.............     100      18      0      0      0     100     18      0      0      0
February 25, 2018.............     100      15      0      0      0     100     15      0      0      0
February 25, 2019.............     100      12      0      0      0     100     12      0      0      0
February 25, 2020.............     100      10      0      0      0     100      9      0      0      0
February 25, 2021.............     100       7      0      0      0     100      0      0      0      0
February 25, 2022.............     100       0      0      0      0     100      0      0      0      0
February 25, 2023.............     100       0      0      0      0     100      0      0      0      0
February 25, 2024.............     100       0      0      0      0     100      0      0      0      0
February 25, 2025.............     100       0      0      0      0     100      0      0      0      0
February 25, 2026.............     100       0      0      0      0     100      0      0      0      0
February 25, 2027.............     100       0      0      0      0     100      0      0      0      0
February 25, 2028.............     100       0      0      0      0     100      0      0      0      0
February 25, 2029.............      90       0      0      0      0      90      0      0      0      0
February 25, 2030.............      78       0      0      0      0      78      0      0      0      0
February 25, 2031.............      65       0      0      0      0      65      0      0      0      0
February 25, 2032.............      50       0      0      0      0      50      0      0      0      0
February 25, 2033.............      35       0      0      0      0      35      0      0      0      0
February 25, 2034.............      18       0      0      0      0      18      0      0      0      0
February 25, 2035.............       0       0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years (to maturity)........   26.89    8.38   4.38   4.23   2.33   26.88   8.30   4.31   3.89   2.51
Weighted Average Life in
   Years (to 10% call)........   26.81    7.80   4.11   3.33   2.25   26.81   7.80   4.08   3.33   2.25
Weighted Average Life in
   Years (to 20% call)........   26.48    6.88   3.67   2.33   2.00   26.48   6.88   3.64   2.33   2.00


                                    S-C-2-4

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                                Class M8                            Class M9
------------------------------   ----------------------------------   ---------------------------------
Payment Date                       0%     50%    100%   150%    200%    0%     50%   100%   150%   200%
------------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100     100    100    100    100     100    100    100    100    100
February 25, 2006.............     100     100    100    100    100     100    100    100    100    100
February 25, 2007.............     100     100    100    100    100     100    100    100    100    100
February 25, 2008.............     100     100    100    100      0     100    100    100    100     21
February 25, 2009.............     100      97     39      4      0     100     97     39      0     21
February 25, 2010.............     100      79     25      0      0     100     79     25      0      0
February 25, 2011.............     100      65     16      0      0     100     65     13      0      0
February 25, 2012.............     100      53      3      0      0     100     53      0      0      0
February 25, 2013.............     100      43      0      0      0     100     43      0      0      0
February 25, 2014.............     100      35      0      0      0     100     35      0      0      0
February 25, 2015.............     100      28      0      0      0     100     28      0      0      0
February 25, 2016.............     100      23      0      0      0     100     23      0      0      0
February 25, 2017.............     100      18      0      0      0     100     18      0      0      0
February 25, 2018.............     100      15      0      0      0     100      7      0      0      0
February 25, 2019.............     100       9      0      0      0     100      0      0      0      0
February 25, 2020.............     100       0      0      0      0     100      0      0      0      0
February 25, 2021.............     100       0      0      0      0     100      0      0      0      0
February 25, 2022.............     100       0      0      0      0     100      0      0      0      0
February 25, 2023.............     100       0      0      0      0     100      0      0      0      0
February 25, 2024.............     100       0      0      0      0     100      0      0      0      0
February 25, 2025.............     100       0      0      0      0     100      0      0      0      0
February 25, 2026.............     100       0      0      0      0     100      0      0      0      0
February 25, 2027.............     100       0      0      0      0     100      0      0      0      0
February 25, 2028.............     100       0      0      0      0     100      0      0      0      0
February 25, 2029.............      90       0      0      0      0      90      0      0      0      0
February 25, 2030.............      78       0      0      0      0      78      0      0      0      0
February 25, 2031.............      65       0      0      0      0      65      0      0      0      0
February 25, 2032.............      50       0      0      0      0      50      0      0      0      0
February 25, 2033.............      35       0      0      0      0      35      0      0      0      0
February 25, 2034.............      18       0      0      0      0      18      0      0      0      0
February 25, 2035.............       0       0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years (to maturity)........   26.87    8.19   4.23   3.64   2.72   26.84   8.02   4.13   3.45   3.24
Weighted Average Life in
   Years (to 10% call)........   26.81    7.80   4.05   3.33   2.25   26.81   7.80   4.04   3.33   2.25
Weighted Average Life in
   Years (to 20% call)........   26.48    6.88   3.61   2.33   2.00   26.48   6.88   3.60   2.33   2.00

                                               Class M10
------------------------------   ----------------------------------
Payment Date                       0%     50%    100%   150%   200%
------------------------------   -----   -----   ----   ----   ----
Initial.......................     100     100    100    100    100
February 25, 2006.............     100     100    100    100    100
February 25, 2007.............     100     100    100    100    100
February 25, 2008.............     100     100    100    100    100
February 25, 2009.............     100      97     31      0     10
February 25, 2010.............     100      79     11      0      0
February 25, 2011.............     100      65      0      0      0
February 25, 2012.............     100      50      0      0      0
February 25, 2013.............     100      36      0      0      0
February 25, 2014.............     100      25      0      0      0
February 25, 2015.............     100      15      0      0      0
February 25, 2016.............     100       8      0      0      0
February 25, 2017.............     100       1      0      0      0
February 25, 2018.............     100       0      0      0      0
February 25, 2019.............     100       0      0      0      0
February 25, 2020.............     100       0      0      0      0
February 25, 2021.............     100       0      0      0      0
February 25, 2022.............     100       0      0      0      0
February 25, 2023.............     100       0      0      0      0
February 25, 2024.............     100       0      0      0      0
February 25, 2025.............     100       0      0      0      0
February 25, 2026.............     100       0      0      0      0
February 25, 2027.............     100       0      0      0      0
February 25, 2028.............     100       0      0      0      0
February 25, 2029.............      90       0      0      0      0
February 25, 2030.............      78       0      0      0      0
February 25, 2031.............      65       0      0      0      0
February 25, 2032.............      47       0      0      0      0
February 25, 2033.............      24       0      0      0      0
February 25, 2034.............       *       0      0      0      0
February 25, 2035.............       0       0      0      0      0
Weighted Average Life in
   Years (to maturity)........   26.60    7.30   3.76   3.21   3.58
Weighted Average Life in
   Years (to 10% call)........   26.60    7.29   3.76   3.21   2.25
Weighted Average Life in
   Years (to 20% call)........   26.42    6.80   3.52   2.33   2.00

----------
* Less than 0.5% but greater than 0.0%.


                                     S-C-2-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                     Structured Asset Securities Corporation

                                    Depositor
                            Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

                                   ----------

Each Trust Fund:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

     o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

          o mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, or participation interests in mortgage loans, including loans secured by one- to four-family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

          o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

          o private mortgage backed certificates, as described in this prospectus; and

          o payments due on those mortgage loans and mortgage backed certificates.

     The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

o    will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o    may have one or more forms of credit enhancement.

     The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

     The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

                 The date of this prospectus is January 25, 2005

                          Description of the Securities

General

     The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

     Each series of Securities will consist of one or more classes of Securities, one or more of which may:

               o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

               o provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

               o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

               o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

               o not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all Securities of the series having an earlier Final Scheduled Distribution Date have been paid in full ("Planned Amortization Certificates" or "PACs");

               o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

               o be other types of Securities, as described in the prospectus supplement.

     If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

     Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

Distributions on the Securities

     General

     Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

     Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

     The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

     For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

     Single Class Securities Generally

     With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "-- Subordinate Securities" below.

     If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

     If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

     Multi-Class Series

     A series of Securities may include Floating Rate Securities, Compound Interest Securities and Planned Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See " -- Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

     Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

     A Multi-Class Series may also include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the Floating Rate for each period will be determined.

     Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement.

The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

     Subordinate Securities

     A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

Optional Termination

     If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

     o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

     o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

     The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "-- Termination."

Optional Purchase of Securities

     The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

     If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

     The depositor may also have the option to obtain for any series of Securities, one or more guarantees from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of Securities:

          o    call protection for any class of Securities of a series;

          o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

          o    certain other guarantees described in the prospectus supplement.

Exchangeable Securities

     General

     If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of Securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

     Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

     o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

     o the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on each Distribution Date with respect to the exchanged securities; and

     o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

     o An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

     o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

     In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     o A class of exchangeable securities that is a Planned Amortization Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Amortization Certificate, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

     Procedures

     The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

     General

     If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

     No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-- Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

     Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Clearstream

     Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF." Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

     Euroclear

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

     Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the "Relevant Depositary" and collectively, the "European Depositaries"). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

     Beneficial Ownership of Book-Entry Securities

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Foreign Persons," "-- Grantor Trust Certificates -- Foreign Persons" and "-- Partner Certificates -- Foreign Persons" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation

Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A to the prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Administrative Provisions," "-- Grantor Trust Certificates -- Trust Reporting" and "-- Partner Certificates -- Information Reporting" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Definitive Securities

     Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                  Yield, Prepayment and Maturity Considerations

Payment Delays

     With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

     With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

Timing of Reduction of Principal Amount

     A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

     If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

     The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

     CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

     The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

     Type of Loan

     Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

     In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest"). However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

     To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

     In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS

Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

     A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

     In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

     Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses

     The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination

     If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                                 The Trust Funds

General

     The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

     The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

          o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

          o amounts held from time to time in the Collection Account and the Distribution Account established for a series of Securities;

          o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

          o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

          o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

          o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

          o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

          o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

          o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

     The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

     The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

          o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

          o    Fannie Mae certificates;

          o    Freddie Mac certificates;

          o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

          o    Mortgage Loans or participation interests in Mortgage Loans; and

          o Manufactured Home Loans or participation interests in Manufactured Home Loans.

     To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

     Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

     Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the depositor under the Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."

Ginnie Mae Certificates

     General

     The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae

Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

     Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

     Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

     With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

     All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

     Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

     The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Ginnie Mae

     The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.


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



Fannie Mae Certificates

     General

     Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

     Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

     Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

          o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

          o    fixed-rate level payment FHA Loans or VA Loans;

          o    adjustable rate mortgage loans;

          o    GEM Loans, Buy-Down Loans or GPM Loans; and

          o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by Multifamily Property.


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



     Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

     The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

     The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Fannie Mae

     Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

     General

     The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

     The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

     Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

          o    30 days following foreclosure sale;

          o    30 days following payment of the claim by any mortgage insurer;
               or

          o    30 days following the expiration of any right of redemption.

     In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the

Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

     Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

     The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     Freddie Mac

     The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Private Mortgage-Backed Securities

     General

     The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

          o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

          o collateralized mortgage obligations secured by Loans or Agency Certificates.

     Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

     Underlying Loans

     The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

          o no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

          o each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

          o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

          o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

          o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

          o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities

     Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

     Additional Information

     The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

          o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

          o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity,
               (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

          o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

          o the weighted average interest rate of the Private Mortgage-Backed Securities;

          o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

          o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

          o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

          o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Mortgage Loans

     General

     The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, or participation interests in mortgage loans secured by properties of the types described in this prospectus (together, "Mortgage Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

     The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

          o    fixed interest rate or adjustable interest rate Mortgage Loans;

          o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

          o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

          o    Buy-Down Loans;

          o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

          o "Reverse Mortgage Loans," which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower's discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

          o    any combination of the foregoing; or

          o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

          The Mortgage Loans may also include:

          o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings");

          o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements; or

          o "Home Equity Loans," which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

     Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

     The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

     Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

     The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

     The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

          o no first lien Mortgage Loan secured by Single Family Property or Multifamily Property may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 125%;

          o no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

          o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;


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



          o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

          o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

     The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

     Unless otherwise specified in the prospectus supplement, "Buy-Down Loans," which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

          o during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%;

          o    the Buy-Down Period may not exceed three years;

          o the maximum amount of funds that may be contributed for a Mortgaged Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (2) of over 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property;

          o the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

          o the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

     Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

          o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

          o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

          o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

          o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

     As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

     Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

     These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

     The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

     Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

          o the death of the borrower, or the last living of two co-borrowers;

          o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

          o    the sale of the related Mortgaged Property.

     The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

     As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan. Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line Home Equity Loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

     The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

               (1) the aggregate outstanding principal balance of the Mortgage Loans;

               (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

               (3) the average outstanding principal balance of the Mortgage Loans;

               (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

               (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

               (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

               (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

               (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

               (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

               (10) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes.

     If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

Balloon Loans

     A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

Simple Interest Loans

     If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

     Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

The Manufactured Home Loans

     The Loans secured by Manufactured Homes ("Manufactured Home Loans") comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to
Section 2 of the National Housing Act.

     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

     Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or 40 body feet or more in length, or, when erected on site, is 320 or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

          o no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

          o each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

          o no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

          o each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

     The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

               (1) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets;

               (2) the weighted average interest rate on the Manufactured Home Loans;

               (3) the average outstanding principal balance of the Manufactured Home Loans;

               (4) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

               (5) the range of Loan-to-Value Ratios of the Manufactured Home Loans;

               (6) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

               (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

               (8) the distribution by state of Manufactured Homes securing the Loans.

     If information of the type specified above respecting the Manufactured Home Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

     The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

Multifamily and Mixed Use Mortgage Loans

     The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property ("Multifamily Mortgage Loans"), and/or mixed residential and commercial property ("Mixed Use Mortgage Loans"), and related property and interests.

     Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Legal Aspects of Loans -- Leases and Rents."

     Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

     Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

     Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

     Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

     A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

     There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

               o    local and regional economic conditions;

               o    the physical condition of the property;

               o    the types of services and amenities provided;

               o the tenant population-- i.e., predominantly students or elderly persons, or workers in a particular industry;

               o    availability of alternative rental properties;

               o    changes in the surrounding neighborhood;

               o    management;

               o    the level of mortgage interest rates;

               o    dependence upon government rent subsidies;

               o    any applicable rent control laws; and

               o    state and local regulations.

     The value of a multifamily or mixed use property may also be affected by a variety of other factors.

     Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

     The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Legal Aspects of Loans -- Environmental Considerations." A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

     No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

Pre-Funding Arrangements

     The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. Unless otherwise specified in the prospectus supplement, the Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

     If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

     Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Collection Account and Distribution Account

     The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

     Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

     A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

Other Funds or Accounts

     A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   Loan Underwriting Procedures and Standards

Underwriting Standards

     The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

     In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

     To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

     Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

Loss Experience

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warranties

     Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

          o any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

          o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

          o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

          o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

          o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."


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



     With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

     Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home Loan, will represent and warrant, among other things that:

          o immediately prior to the transfer and assignment of the Manufactured Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

          o as of the date of the transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

          o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

          o with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

          o as of the date of the representation and warranty, no Manufactured Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

          o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

     The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.


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



Substitution of Primary Assets

     Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                               Servicing of Loans

General

     Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

          o administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer;

          o maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans; and

          o advance funds as described below under "Advances and Limitations Thereon."

     If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

     The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

     The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.


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



     The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

          o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

          o withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

          o requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

Collection Procedures; Escrow Accounts

     The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on the Loan.

     As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

     Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

     The master servicer or the trustee will establish a separate account (the "Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.

     The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

          o all payments on account of principal, including prepayments, on the Loans;

          o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of the Loans;

          o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan;

          o all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection Account);

          o all amounts required to be deposited therein from any applicable Reserve Fund for the related series pursuant to the related Agreement;

          o all Advances for the related series made by the master servicer pursuant to the related Agreement; and

          o all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

     Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

          o to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any Advance was made;

          o to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          o in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

          o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          o to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          o to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

          o to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

          o to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

     In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

     With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and


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



investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

     Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

     If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus


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



supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

     With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

     General

     The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

     Payments in Connection With Prepaid Loans

     In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest
Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."


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



Maintenance of Insurance Policies and Other Servicing Procedures

     Standard Hazard Insurance; Flood Insurance

     Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

     The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

     Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

     The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy

     To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

     Primary Mortgage Insurance

     To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

     Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     FHA Insurance and VA Guarantees

     To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably


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



necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     Environmental Insurance

     If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

     Pool Insurance Policy

     If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

     The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     Bankruptcy Bond

     If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any


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



time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."

Presentation of Claims; Realization Upon Defaulted Loans

     The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

     Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

     Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.


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



     With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

     Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

Certain Rights Related to Foreclosure

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

     The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.


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



     As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

     The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

     In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

     If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

     The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

     If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.


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



     The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Master Servicer

     The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."

     The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that the purchaser or transferee accepting the assignment or delegation:

     o    is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

     o    is reasonably satisfactory to the trustee for the related series;

     o    has a net worth of not less than $15,000,000; and

     o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the related Agreement from and after the date of the agreement;

provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

     No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

     Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.


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     Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

Certain Risks

     If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the Agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer or master servicer.

     If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable Agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

                                 Credit Support

General

     Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

     o    an irrevocable letter of credit;

     o the subordination of one or more classes of the Securities of a series;

     o    reserve funds;

     o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

     o    a surety bond or financial guaranty insurance policy;

     o    the use of cross-support features; or

     o another method of credit support described in the prospectus supplement.


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     In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

     Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreement -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

     If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

     o    the amount payable under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o the material provisions of any agreement relating to the credit support.

     Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the credit ratings assigned to it by rating agencies;
          and

     o    certain financial information.

Subordinate Securities; Subordination Reserve Fund

     If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).


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     A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

     Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Cross-Support Features

     If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Insurance

     Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard


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



insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

     Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

     The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

     Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

     One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be


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



funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

     Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

Description of Mortgage and Other Insurance

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

     General

     Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.


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     A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "-- Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "-- Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see "Maintenance of Insurance Policies and Other Servicing Procedures -- Environmental Insurance."

     Primary Mortgage Insurance

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

     o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

     o    amounts expended but not approved by the mortgage insurer;

     o    claim payments previously made by the mortgage insurer; and

     o    unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

     o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

     o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

     o    physical damage to the Mortgaged Property; and

     o the related servicer not being approved as a servicer by the mortgage insurer.

     Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to


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the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

     o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

     o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

     Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

     o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

     o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

     o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

     o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;


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     o    the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

     o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

     The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

     FHA Insurance and VA Guaranty

     The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

     Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

     FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

     The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by


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circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

     HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

     On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

     Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer


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exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

     VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

     With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

     In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

     When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

     In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.


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     Pool Insurance Policy

     If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

     The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

     Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

     o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

     o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

     o    advances made by the insured as described above less certain payments.

     An "approved sale" is:

     o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

     o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

     o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

     o    the acquisition of the Mortgaged Property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer as well as


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accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

     Mortgage Insurance with Respect to Manufactured Home Loans

     A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

     Standard Hazard Insurance Policies

     The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

     The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area


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



where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

     The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

     Special Hazard Insurance Policy

     Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.


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     Other Hazard-Related Insurance; Liability Insurance

     With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

     If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                 The Agreements

     The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

     Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created,


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pursuant to a trust agreement between the depositor and the trustee. A series of
Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

     As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

     General

     At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

     Assignment of Private Mortgage-Backed Securities

     The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

     Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

          (1) that the information contained in the Mortgage Certificate
     Schedule is true and correct in all material respects;

          (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

          (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

          (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.


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     Assignment of Mortgage Loans

     As specified in the prospectus supplement, the depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

     o the mortgage note endorsed without recourse to the order of the trustee or in blank;

     o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

     o    an assignment of the Mortgage in recordable form.

     The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

     If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the Securities as is specified in the prospectus supplement, in which event, the Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

     With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

     The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

     If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards -- Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case


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



may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

     Assignment of Manufactured Home Loans

     The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

     Assignment of Participation Certificates

     The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and


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maturity date for each Participation Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation
Certificate:

     o    that the information contained in the Participation Certificate
          Schedule is true and correct in all material respects;

     o that, immediately prior to the conveyance of the Participation Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

     o that there has been no other sale by it of the Participation Certificates; and

     o that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

Repurchase and Substitution of Non-Conforming Loans

     Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

     Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

     Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.


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



     Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

     The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" above. If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

     The trustee will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

          (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

          (3) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

          (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

          (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

          (6) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;


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          (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

          (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

          (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

          (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

          (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve
     Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

          (12) any other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance."

Investment of Funds

     The Distribution Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

     o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

     o demand and time deposits, certificates of deposit or bankers' acceptances;

     o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;


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     o    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

     o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

     o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

     o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

     Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

     If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans."

Event of Default; Rights Upon Event of Default

     Trust Agreement

     As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

     o any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days (or any shorter period as is specified in the applicable agreement) after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series;

     o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

     o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.


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     So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

     During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

     Indenture

     As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

     o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;


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     o    failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

     o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

     o any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

     o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

     As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

     Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the


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Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "-- Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.


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     The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

     o    if the trustee becomes insolvent; or

     o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

     The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

     Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

Expense Reserve Fund

     If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

     Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:


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          (1) to cure any ambiguity;

          (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

          (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

          (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

     As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

     o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

     o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

     The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC Administrator

     For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Administration Agreement

     If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.


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Periodic Reports

     The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

     To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

     Trust Agreement

     The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

     o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and
          (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

     o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

     As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

     o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

     o with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

     o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

     o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

     o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

     o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

     o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.


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     The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

     Indenture

     The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

     In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             Legal Aspects of Loans

     The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

     The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond


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and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

     If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust,


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notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

     If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the


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stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the


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assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

     There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

     Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a


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notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising


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under a proprietary lease or occupancy agreement that are owed to the
Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units


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that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

     Cooperative Loans

     Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Leases and Rents

     Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long


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as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

     In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.


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     Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily
Property

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Servicemembers Civil Relief Act

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

     o are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and


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          Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

     o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

     o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

     However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

     As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

     In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

Environmental Considerations

     Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states where Mortgaged Properties may be located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.


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Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or "operator;" consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

     It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

     Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a


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satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Due-on-Sale Clauses in Mortgage Loans

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

     o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

     o originated by lenders other than national banks, federal savings institutions and federal credit unions.

     Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment Changes, Late Payment Fees and Debt-Acceleration Clauses

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there


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are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

     Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any


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provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state's usury law would not apply to the residential Mortgage Loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

     The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.


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     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

     Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Default Interest and Limitations on Prepayment

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

     Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee,


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will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

     Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

     Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Americans with Disabilities Act

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Personal Property

     The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.


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     Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

Adjustable Interest Rate Loans

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

     The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

     Security Interests in the Manufactured Homes

     Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

     As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security


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interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

     Relocation of a Manufactured Home

     In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

     In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related


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Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     Intervening Liens

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     Enforcement of Security Interests in Manufactured Homes

     So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders -- Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "-- Equitable Limitations on Remedies" above.

     Consumer Protection Laws

     The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims


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and defenses that the borrower could assert against the seller of goods.
Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

     Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "-- Due-On-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

     Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "-- Applicability of Usury Laws" above.

                   Material Federal Income Tax Considerations

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders


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in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

     In this discussion, when we use the term:

     o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     o    "Code," we mean the Internal Revenue Code of 1986, as amended;

     o    "IRS," we mean the Internal Revenue Service;

     o "AFR," we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     o    "Foreign Person," we mean any person other than a U.S. Person; and

     o    "U.S. Person," we mean (i) a citizen or resident of the United States;
          (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

     This discussion addresses the following four types of securities:

     o    REMIC certificates;

     o    exchangeable securities;

     o notes issued by a trust, including a trust for which an election to treat such entity as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT") has been made;

     o trust certificates issued by trusts for which a REMIC election is not made; and


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     o    securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract ("Stapled Securities").

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes," "-- Backup Withholding" and "-- Reportable Transactions" below address all types of securities.

     REMIC Certificates Generally

     With respect to each series of REMIC certificates, McKee Nelson LLP or Dechert LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition


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of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

     Stapled Securities

     As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

     With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

     Exchangeable Securities Generally

     Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Exchangeable Securities" below.

     Issuance of Notes Generally

     For each issuance of notes by a trust that does not make a REMIC election, Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification


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of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

     Classification of Trust Certificates Generally

     With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "-- Partner Certificates" below.

Taxation of Securities Treated as Debt Instruments

     When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

     Interest Income and OID

     Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with


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respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.


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     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and
(ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

     Variable Rate Securities

     Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.


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     Acquisition Premium

     If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

     Market Discount

     If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "-- Interest Income and OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a


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fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

     Amortizable Bond Premium

     A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     Non-Pro Rata Securities

     A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

     Election to Treat All Interest as OID

     The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest,


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based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

     Treatment of Losses

     Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

     Sale or Other Disposition

     If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate


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equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

     Foreign Persons

     Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including
OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     Information Reporting

     Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.


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Exchangeable Securities

     Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Certificates

     The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that certificate. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under "--Taxation of Securities Treated as Debt Instruments." If a beneficial owner of an exchangeable certificate acquires an interest in two or more underlying REMIC certificates other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC certificates, (ii) sell one of those related REMIC certificates and (iii) retain one or more of the remaining related REMIC certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC certificates sold using its basis allocable to those REMIC certificates. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC certificates retained based on the beneficial owner's basis in those REMIC certificates.

     As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by
Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS.


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Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

     Exchangeable Securities Representing Disproportionate Interests in REMIC Certificates

     The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under "--Taxation of Securities Treated as Debt Instruments."

     If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC certificate under "--Taxation of Securities Treated as Debt Instruments." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

     In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.


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     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC certificates exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges REMIC certificates for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Taxation of Securities Treated as Debt Instruments."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     Treatment of Exchanges

     If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC certificate that it owned immediately prior to the exchange.

REMIC Residual Certificates

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement


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that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

     Taxable Income or Net Loss of the REMIC

     Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

     Pass Through of Certain Expenses

     A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

     Excess Inclusions

     Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.


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     For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Taxable Income May Exceed Distributions

     In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and


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deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

     Basis Rules and Distributions

     A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

     Sales of REMIC Residual Certificates

     If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

     Inducement Fees

     The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.


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     Disqualified Organizations

     If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     Noneconomic REMIC Residual Certificates

     A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be


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treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

     o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

     o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

     o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

     o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C


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          corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

     Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

     Restrictions on Transfers of Residual Certificates to Foreign Persons

     Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

     Foreign Persons

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to


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withholding upon disposition of Debt Securities that have OID. See "--
Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

     Administrative Provisions

     The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.


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     Mark-to-Market Rules

     Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

     For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

     Classification of Stripped Certificates

     There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

     Taxation of Stripped Certificates

     Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.


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     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

     Purchase of More Than One Class of Stripped Certificates

     When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Taxation of Standard Certificates

     For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.


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     Trust Expenses

     Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

     Sales of Grantor Trust Certificates

     If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

     Trust Reporting

     Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

     Foreign Persons

     The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons."


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Partner Certificates

     If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term "trust" to refer either to a trust or to a portion thereof, as the context would indicate.

     Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

     Security Owner's Distributive Share

     The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

     Distributions

     A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.


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     Sale or Exchange of a Partner Certificate

     If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

     Section 708 Terminations

     Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

     Section 754 Election

     If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

     Foreign Persons

     Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.


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     Information Reporting

     Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

     Administrative Matters

     Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

     REMIC Certificates

     REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

     In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are


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real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "-- Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

     Non-REMIC Debt Securities

     Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in


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real property" or "qualifying real property loans." Moreover, such Debt
Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

     Grantor Trust Certificates

     Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

     Partner Certificates

     For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

Backup Withholding

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to 31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

     Recent legislation imposes a penalty on a taxpayer that fails to disclose a "reportable transaction." The IRS has issued guidance defining the term "reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:


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     o    a sale or exchange of a security resulting in a loss in excess of (i)
          $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

     o a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

     o    any other characteristic described by the IRS.

     A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities should consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                       State and Local Tax Considerations

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA Considerations

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.


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Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and
Section 4975 of the Code.

     A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

The Underwriter Exemption

     The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.


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     Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

          (1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

          (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and
     (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

          (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Securities in reliance on the Exemption;

          (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

          (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

          (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

          (8) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.


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     The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

          (1) is an "eligible Swap;"

          (2) is with an "eligible counterparty;"

          (3) is purchased by a "qualified plan investor;"

          (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

          (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An "eligible Swap" is one which:

          a. is denominated in U.S. dollars;

          b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

          c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or
     (ii) the portion of the principal balance of such class represented by Primary Assets ("Allowable Notional Amount");

          d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

          e. has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Securities are fully repaid; and

          f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.


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     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

          a. a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

          b. an "in-house asset manager" under PTCE 96-23; or

          c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

          a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

          b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

          a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

          b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or


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



          c. terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

          a. it is denominated in U.S. dollars;

          b. it pays an Allowable Interest Rate;

          c. it is not Leveraged;

          d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

          e. it is entered into between the trust fund and an eligible counterparty; and

          f. it has an Allowable Notional Amount.

     The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

     The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately


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



after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the depositor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Additional Considerations for Securities which are Notes

     Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

     The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides


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



exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                         Legal Investment Considerations

     The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                  Legal Matters

     Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                  The Depositor

     The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

     The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

     The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                 Use of Proceeds

     The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.


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



                              Plan of Distribution

     Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

     The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

     The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

     The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

     In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

     If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-


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



Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

                             Additional Information

     The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the World Wide Web at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the World Wide Web at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                 Incorporation of Certain Documents by Reference

     All documents filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other


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



subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           Reports to Securityholders

     Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                            Index of Principal Terms

Defined Term                                                                Page
------------                                                                ----
1986 Act ................................................................    109
accrual class ...........................................................    110
ADA .....................................................................    101
Adjustable Rate Mortgages ...............................................     32
AFR .....................................................................    106
Agency Certificates .....................................................     19
Aggregate Asset Principal Balance .......................................      5
Agreements ..............................................................     72
Allowable Interest Rate .................................................    137
Allowable Notional Amount ...............................................    137
Appraised Value .........................................................     31
ARMs ....................................................................     32
Asset Conservation Act ..................................................     96
Asset Group .............................................................      2
Asset Principal Balance .................................................      5
Assistance Loans ........................................................     19
bankruptcy bond .........................................................     71
Bankruptcy Code .........................................................     60
Beneficial Owner ........................................................      9
Bi-Weekly Loans .........................................................     29
Book-Entry Securities ...................................................      2
Business Day ............................................................     82
Buydown .................................................................     67
Buy-Down Amounts ........................................................     31
Buy-Down Fund ...........................................................     48
Buy-Down Loans ..........................................................     31
Buy-Down Mortgage Rate ..................................................     31
Buy-Down Period .........................................................     31
Cash Program ............................................................     24
CERCLA ..................................................................     38
Certificateholders ......................................................     11
Certificates ............................................................      2
Clearstream .............................................................      8
Code ....................................................................    106
Collection Account ......................................................     46
Commission ..............................................................    144
Company Counsel .........................................................    107
Compound Interest Securities ............................................      2
Compound Value ..........................................................      4
Condominium .............................................................     29
Condominium Association .................................................     43
Condominium Building ....................................................     43
Condominium Loans .......................................................     29
Condominium Unit ........................................................     29
constant yield election .................................................    114
Conventional Loans ......................................................     22
Cooperative Corporation .................................................     10
Cooperative Dwellings ...................................................     29
Cooperative Loans .......................................................     29
Cooperatives ............................................................     29
Covered Trust ...........................................................     59
CPR .....................................................................     15
CSSF ....................................................................      9
Cut-off Date ............................................................     18
Debt Securities .........................................................    109
debt-acceleration .......................................................     98
Deferred Interest .......................................................     16
Definitive Securities ...................................................      2
Deleted Loan ............................................................     75
Designated Transaction ..................................................    136
Distribution Account ....................................................     82
DOL .....................................................................    135
DOL Pre-Funding Period ..................................................    139
DOL Regulations .........................................................    135
DTC .....................................................................      8
Due Date ................................................................     50
EDGAR ...................................................................    144
Eligible Investments ....................................................     77
Eligible Reserve Fund Investments .......................................     78
Environmental Policies ..................................................     53
ERISA ...................................................................    134
Escrow Accounts .........................................................     46
Euroclear ...............................................................      8
Euroclear Operator ......................................................     10
European Depositaries ...................................................     10
Exchange Act ............................................................    144
Excluded Plan ...........................................................    140
Exemption ...............................................................    135
Expense Reserve Fund ....................................................     82
EYS Agreement ...........................................................    139
Fannie Mae ..............................................................     23
FHA .....................................................................     21
FHA Loans ...............................................................     28
FHA/VA Claim Proceeds ...................................................     65
Financial Intermediary ..................................................     11
Fitch ...................................................................    136
Floating Rate Securities ................................................      2
Foreign Person ..........................................................    106

Defined Term                                                                Page
------------                                                                ----
Freddie Mac .............................................................     25
Freddie Mac Act .........................................................     25
FSLIC ...................................................................     32
Garn-St. Germain Act ....................................................     97
GEM Loans ...............................................................     29
Ginnie Mae ..............................................................     21
Ginnie Mae Servicers ....................................................     20
GPM Fund ................................................................     49
GPM Loans ...............................................................     28
Grantor Trust ...........................................................    109
Grantor Trust Certificates ..............................................    109
Guarantor Program .......................................................     24
Guaranty Agreement ......................................................     20
hazardous substances ....................................................     96
Home Equity Loans .......................................................     29
Housing Act .............................................................     21
HUD .....................................................................     26
Index ...................................................................     32
Indirect Participants ...................................................      9
Insurance Policies ......................................................     27
Insured Loss ............................................................     63
Interest Rate ...........................................................      3
Interest Weighted Securities ............................................      2
IRS .....................................................................    106
L/C Bank ................................................................     61
L/C Percentage ..........................................................     61
lease ...................................................................    100
lessee ..................................................................    100
Leveraged ...............................................................    137
Lifetime Mortgage Rate Cap ..............................................     32
Liquidation Proceeds ....................................................     47
Loans ...................................................................     19
Loan-to-Value Ratio .....................................................     31
Manufactured Home .......................................................     35
Manufactured Home Loan Schedule .........................................     74
Manufactured Home Loans .................................................     35
market discount bond ....................................................    112
Maximum Mortgage Rate Adjustment ........................................     32
Minimum Mortgage Rate ...................................................     32
Minimum Principal Distribution Amount ...................................      5
Mixed Use Mortgage Loans ................................................     36
Moody's .................................................................    136
Mortgage Certificate Schedule ...........................................     72
Mortgage Loan Schedule ..................................................     74
Mortgage Loans ..........................................................     28
Mortgage Rates ..........................................................     16
Mortgaged Property ......................................................     17
Multi-Class Series ......................................................      4
Multifamily Mortgage Loans ..............................................     36
Multifamily Properties ..................................................     16
NCUA ....................................................................    141
Negatively Amortizing ARMs ..............................................     32
No-Bid ..................................................................     67
non-pro rata security ...................................................    113
Noteholders .............................................................     11
Notes ...................................................................      2
Offered Securities ......................................................      2
OID Regulations .........................................................    109
outside reserve fund ....................................................    108
PAC Method ..............................................................    110
PACs ....................................................................      2
Participants ............................................................      9
Participation Agreement .................................................     19
Participation Certificate Schedule ......................................     74
Participation Certificates ..............................................     74
Parties in Interest .....................................................    134
Partner Certificates ....................................................    109
PC Pool .................................................................     24
Percentage Interest .....................................................      3
Planned Amortization Certificates .......................................      2
Plans ...................................................................    134
PMBS Agreement ..........................................................     26
PMBS Issuer .............................................................     26
PMBS Servicer ...........................................................     26
PMBS Trustee ............................................................     26
Policy Statement ........................................................    141
Pre-Funding Account .....................................................     39
Pre-Funding Arrangement .................................................     39
Primary Assets ..........................................................     19
Principal Distribution Amount ...........................................      4
Principal Weighted Securities ...........................................      2
Private Mortgage-Backed Securities ......................................     19
PTCE ....................................................................    137
PTE .....................................................................    135
QPAM ....................................................................    138
Qualified Insurer .......................................................     52
Qualified Stated Interest ...............................................    110
Qualifying Substitute Mortgage Loan .....................................     75
Rating Agency ...........................................................      5
RCRA ....................................................................     96
REIT ....................................................................    108
Relevant Depositary .....................................................     10


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



Defined Term                                                                Page
------------                                                                ----
REMIC regular certificate ...............................................    107
REMIC residual certificate ..............................................    107
REMICs ..................................................................    107
REO Property ............................................................     84
Residual Owner ..........................................................    107
Retained Interest .......................................................     18
Reverse Mortgage Loans ..................................................     29
Rules ...................................................................     11
S&P .....................................................................    136
SBJPA of 1996 ...........................................................    132
Scheduled Payment .......................................................     16
Scheduled Principal .....................................................     24
Securities ..............................................................      2
Security Owner ..........................................................    106
Seller ..................................................................     73
Senior Securities .......................................................      5
Servicing Account .......................................................     48
Servicing Agreements ....................................................     45
Single Family Property ..................................................     22
SMMEA ...................................................................    141
SPA .....................................................................     15
Standard Certificates ...................................................    126
Stapled Securities ......................................................    107
Stripped Bond Rules .....................................................    126
Stripped Certificates ...................................................    126
Subordinate Securities ..................................................      2
Subordinated Amount .....................................................     59
Subordination Reserve Fund ..............................................     59
Subsequent Primary Assets ...............................................     39
Subservicers ............................................................     45
Subsidy Fund ............................................................     49
super-premium class .....................................................    110
Swap ....................................................................    137
Swap Agreement ..........................................................    137
Terms and Conditions ....................................................     10
Tiered REMICs ...........................................................    132
Title V .................................................................     98
Title VIII ..............................................................    102
U.S. Person .............................................................    106
UCC .....................................................................     91
Underwriters ............................................................    143
VA ......................................................................     21
VA Loans ................................................................     21
withholding agent .......................................................    115


                                       148






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                                  $743,625,000
                                  (Approximate)

               FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2005-1
                              Mortgage Backed Notes

                                [FIELDSTONE LOGO]

                        Fieldstone Investment Corporation
                                     Seller

                     Structured Asset Securities Corporation
                                    Depositor

                             Wells Fargo Bank, N.A.
                                 Master Servicer

                                   ----------

                              PROSPECTUS SUPPLEMENT
                                February 14, 2005

                                   ----------

LEHMAN BROTHERS

                  CREDIT SUISSE FIRST BOSTON

                                     MERRILL LYNCH & CO.

                                                        FRIEDMAN BILLINGS RAMSEY